FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of January 20, 2023 (the “First Amendment Effective Date”) and is by and among BADGER METER, INC., a Wisconsin corporation (the “Company”), the Lenders party hereto, and BMO HARRIS BANK N.A., as Administrative Agent.

Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Existing Credit Agreement referred to below or the Amended Credit Agreement referred to below, as applicable.

W I T N E S S E T H:

WHEREAS, the Company, the Lenders party thereto, and BMO HARRIS BANK N.A., as Administrative Agent, the Issuing Bank and the Swingline Lender, are parties to that certain Credit Agreement dated as of July 8, 2021 (the “Existing Credit Agreement”); and

WHEREAS, the Company, the Administrative Agent and the Lenders wish to amend the Existing Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.
Amendments to Existing Credit Agreement; Certain Advances Based on LIBOR.

(a)
On the First Amendment Effective Date, the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text or double-underlined text) as set forth in a conformed copy of the Existing Credit Agreement attached as Annex A hereto (the credit agreement attached hereto as Annex A being referred to herein as the “Amended Credit Agreement”).

(b)
It is understood and agreed that, with respect to any Loan that accrues interest at a rate based on the London interbank offered rate and is outstanding immediately prior to the First Amendment Effective Date, (i) such Loan shall continue to bear interest at a rate based on the London interbank offered rate until the end of the then-current Interest Period applicable thereto (in the case of any Revolving Loan) or until the next interest payment date applicable thereto (in the case of any Swingline Loan), as applicable, and (ii) any London interbank offered rate-related provisions of the Existing Credit Agreement applicable to such Loans shall be incorporated into the Amended Credit Agreement, mutatis mutandis, and the parties hereto hereby agree that such provisions shall continue to apply to such Loans until the end of the then-current Interest Period applicable thereto (in the case of any Revolving Loan) or until the next interest payment date applicable thereto (in the case of any Swingline Loan), as applicable.

2.
Representations and Warranties. The Company hereby represents and warrants that:

(a)
The execution, delivery and performance by the Company of this Amendment and performance by the Company of the Amended Credit Agreement, and the consummation of the transactions contemplated hereby, are within the Company’s corporate or other organizational

QB\77249902.3

powers, have been duly authorized by all necessary corporate or other legal entity action, and do not contravene (i) the Company’s charter or by-laws or other organizational documents or (ii) law or any material contractual restriction binding on the Company.

(b)
This Amendment has been duly executed and delivered by a duly authorized officer of the Company.

(c)
This Amendment is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors rights generally or by equitable principles.

(d)
Both immediately before and immediately after giving effect to this Amendment, the representations and warranties of the Borrowers set forth in the Amended Credit Agreement (other than the representations and warranties contained in Section 3.05, which representations and warranties shall apply only to the financial statements most recently delivered pursuant to Section 5.08) shall be true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the First Amendment Effective Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(e)
Immediately before and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

3.
Effectiveness. This Amendment shall become effective, and the First Amendment Effective Date shall be deemed to have occurred, upon the receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Company, each Lender, the Administrative Agent, the Issuing Bank and the Swingline Lender.

4.
References, Effect, Etc. Subject to Section 1(b) of this Amendment, upon the effectiveness of this Amendment, each reference to the Existing Credit Agreement in the Existing Credit Agreement or any other Loan Document shall mean and be a reference to the Amended Credit Agreement. Except as expressly amended hereby, the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. For the avoidance of doubt, this Amendment constitutes a Loan Document.

5.
No Waiver. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of or consent to any provision of the Existing Credit Agreement or any other Loan Documents executed and/or delivered in connection therewith.

6.
Severability. Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

7.
Counterparts. This Amendment may be executed in any number of counterparts (and by the different parties hereto on separate counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
8.
Governing Law. This Amendment shall be construed in accordance with and governed by

QB\77249902.3

the law of the State of Wisconsin, excluding conflict of law principles providing for the application of the laws of any other jurisdiction.

9.
Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[Signature Pages Follow]

3

QB\77249902.3

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized signatories to execute and deliver this Amendment as of the date first above written.

BADGER METER, INC., as the Company

By: E-SIGNED by Robert A. Wrocklage on 01-27-2023 16:48:06 GMT

Name: Robert A. Wrocklage

Title: Senior Vice President - Chief Financial Officer

QB\77249902.3

BMO HARRIS BANK N.A., as a Lender, the Administrative Agent, an Issuing Bank and the Swingline Lender

By: E-SIGNED by David Doranon 01-27-2023 20:00:58 GMT

Name: David Doran

Title: Senior Vice President

QB\77249902.3

Annex A

Amended Credit Agreement

See attached.

QB\77249902.3

CREDIT AGREEMENT

dated as of July 8, 2021 among

BADGER METER, INC.

The Subsidiary Borrowers From Time to Time Party Hereto The Lenders Party Hereto

and

BMO HARRIS BANK N.A.,

as Administrative Lender, an Issuing Lender and the Swingline Lender

***

BMO CAPITAL MARKETS,

as Sole Lead Arranger and Sole Bookrunner

QB\~~77192186.1~~77192186.4

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS 1

SECTION 1.01. Defined Terms 1

SECTION 1.02. Classification of Loans and Borrowings 35

SECTION 1.03. Terms Generally 35

SECTION 1.04. Accounting Terms; GAAP 35

SECTION 1.05. Interest Rates~~; LIBOR Notification~~ 36

SECTION 1.06. Certain Calculations 37

SECTION 1.07. Divisions 37

SECTION 1.08. Leverage Ratios 37

ARTICLE II THE CREDITS 37

SECTION 2.01. Commitments 37

SECTION 2.02. Loans and Borrowings 37

SECTION 2.03. Requests for Revolving Borrowings 38

SECTION 2.04. Determination of Dollar Amounts 39

SECTION 2.05. Swingline Loans 39

SECTION 2.06. Letters of Credit 41

SECTION 2.07. Funding of Borrowings 46

SECTION 2.08. Interest Elections 47

SECTION 2.09. Termination and Reduction of Commitments 49

SECTION 2.10. Repayment of Loans; Evidence of Debt 50

SECTION 2.11. Prepayment of Loans 50

SECTION 2.12. Fees 51

SECTION 2.13. Interest 52

SECTION 2.14. Alternate Rate of Interest 53

SECTION 2.15. Increased Costs 55

SECTION 2.16. Break Funding Payments 57

SECTION 2.17. Taxes 57

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of

Set-offs 62

SECTION 2.19. Mitigation Obligations; Replacement of Lenders 63

SECTION 2.20. Expansion Option 65

QB\~~77192186.1~~77192186.4

Table of Contents (continued)

Page

SECTION 2.21. Market Disruption 66

SECTION 2.22. Judgment Currency 67

SECTION 2.23. Designation of Subsidiary Borrowers 67

SECTION 2.24. Defaulting Lenders 68

SECTION 2.25. Extension of Maturity Date 70

SECTION 2.26. Effect of Benchmark Transition Event 72

SECTION 2.27. Use of Proceeds 74

ARTICLE III REPRESENTATIONS AND WARRANTIES 74

SECTION 3.01. Existence, Etc 74

SECTION 3.02. Power and Authority 74

SECTION 3.03. No Contravention 74

SECTION 3.04. Execution, Delivery and Enforceability 74

SECTION 3.05. Financial Statements 75

SECTION 3.06. Litigation 75

SECTION 3.07. Margin Stock 75

SECTION 3.08. Investment Company 75

SECTION 3.09. Anti-Corruption Laws and Sanctions 75

SECTION 3.10. Affected Financial Institution 76

SECTION 3.11. Beneficial Ownership Certifications 76

ARTICLE IV CONDITIONS 76

SECTION 4.01. Effective Date 76

SECTION 4.02. Each Credit Event 77

SECTION 4.03. Designation of a Subsidiary Borrower 77

ARTICLE V AFFIRMATIVE COVENANTS 78

SECTION 5.01. Compliance with Laws, Etc 78

SECTION 5.02. Payment of Taxes, Etc 78

SECTION 5.03. Maintenance of Insurance 78

SECTION 5.04. Preservation of Corporate Existence, Etc 79

SECTION 5.05. Visitation Rights 79

SECTION 5.06. Keeping of Books 79

SECTION 5.07. Maintenance of Properties, Etc 79

2

QB\~~77192186.1~~77192186.4

3

QB\~~77192186.1~~77192186.4

Table of Contents (continued)

Page

SECTION 5.08. Reporting Requirements 79

ARTICLE VI NEGATIVE COVENANTS 81

SECTION 6.01. Debt 81

SECTION 6.02. Liens, Etc 82

SECTION 6.03. Mergers, Etc 84

SECTION 6.04. Accounting Changes 84

SECTION 6.05. Financial Covenants 84

SECTION 6.06. OFAC and Anti-Corruption Laws 85

SECTION 6.07. Restricted Payments 85

SECTION 6.08. Acquisitions 86

ARTICLE VII EVENTS OF DEFAULT 86

ARTICLE VIII THE ADMINISTRATIVE AGENT 88

SECTION 8.01. Authorization and Action 88

SECTION 8.02. Administrative Agent’s Reliance, Indemnification, Etc 91

SECTION 8.03. Posting of Communications 92

SECTION 8.04. The Administrative Agent Individually 93

SECTION 8.05. Successor Administrative Agent 93

SECTION 8.06. Acknowledgements of Lenders and Issuing Banks 94

SECTION 8.07. Certain ERISA Matters 94

ARTICLE IX MISCELLANEOUS 96

SECTION 9.01. Notices 96

SECTION 9.02. Waivers; Amendments 97

SECTION 9.03. Expenses; Indemnity; Damage Waiver 99

SECTION 9.04. Successors and Assigns 100

SECTION 9.05. Survival 105

SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic

Execution 106

SECTION 9.07. Severability 106

SECTION 9.08. Right of Setoff 106

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process 107

SECTION 9.10. WAIVER OF JURY TRIAL 108

4

QB\~~77192186.1~~77192186.4

Table of Contents (continued)

Page

SECTION 9.11. Headings 108

SECTION 9.12. Confidentiality 108

SECTION 9.13. USA PATRIOT Act 110

SECTION 9.14. Interest Rate Limitation 110

SECTION 9.15. No Advisory or Fiduciary Responsibility 110

SECTION 9.16. Acknowledgement and Consent to Bail-In of Affected

Financial Institutions 111

SECTION 9.17. Acknowledgement Regarding Any Supported OFCs 112

ARTICLE X COMPANY GUARANTEE 112

5

QB\~~77192186.1~~77192186.4

Table of Contents (continued)

Page

SCHEDULES:

Schedule 2.01 -- Commitments Schedule 2.05 -- Swingline Sublimits Schedule 6.01 -- List of Existing Debt Schedule 6.02 -- List of Existing Liens

EXHIBITS:

Exhibit A -- Form of Assignment and Assumption Exhibit B-1 -- Form of Opinion of Foley & Lardner LLP

Exhibit B-2 -- Form of Opinion of General Counsel of the Company Exhibit C-1 -- Form of Increasing Lender Supplement

Exhibit C-2 -- Form of Augmenting Lender Supplement Exhibit D -- Form of Revolving Credit Note

Exhibit E -- List of Closing Documents

Exhibit F-1 -- Form of Borrowing Subsidiary Agreement Exhibit F-2 -- Form of Borrowing Subsidiary Termination Exhibit G-1 -- Form of Borrowing Request

Exhibit G-2 -- Form of Interest Election Request Exhibits H-1-4 -- Form of U.S. Tax Compliance Certificates

QB\~~77192186.1~~77192186.4

v

QB\~~77192186.1~~77192186.4

CREDIT AGREEMENT (this “Agreement”) dated as of July 8, 2021 among BADGER METER, INC., a Wisconsin corporation, the SUBSIDIARY BORROWERS from time to time party hereto, the LENDERS from time to time party hereto, and BMO HARRIS BANK N.A., as Administrative Agent.

WHEREAS, the Company has requested that the Lenders extend credit in the aggregate amount not to exceed $150,000,000, and the Lenders have agreed to extend credit to the Company and the Subsidiary Borrowers upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, the receipt and sufficiency of all such consideration being hereby acknowledged, the parties agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms

. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to such Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition” means, with respect to any Person, the purchase or other acquisition by such Person, by any means whatsoever (including by merger, amalgamation or consolidation (where the Company or any of its Subsidiaries is ultimately the surviving or continuing entity), devise, bequest, gift, through a dividend or otherwise), of (a) stock of, or other equity securities of, any other Person if, immediately thereafter, such other Person would be a Subsidiary of such Person, (b) any business, going concern or division or segment of any other Person, or (c) the property of any other Person other than in the ordinary course of business, provided, however, that no acquisition of substantially all of the assets of such other Person shall be deemed to be in the ordinary course of business. “Acquired” shall have a correlative meaning. Notwithstanding the foregoing, “Acquisition” shall not include any transaction or series of related transactions solely among the Company and/or one or more of its Subsidiaries.

“Acquisition-Related Incremental Loans” has the meaning assigned to such term in

Section 2.20.

“Additional Commitment Lender” has the meaning assigned to such term in Section

2.25(d).

“Adjusted Daily Simple RFR” means, (i) with respect to any RFR Borrowing denominated in Pounds Sterling, an interest rate per annum equal to the Daily Simple RFR for Pounds Sterling and (ii) with respect to any RFR Borrowing denominated in Dollars, an interest rate per annum equal to (a) the Daily Simple RFR for Dollars, plus (b) 0.10%; provided that if the Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement and the other Loan Documents.

“Adjusted EURIBO Rate” means, with respect to any ~~Eurocurrency~~Term Benchmark Borrowing denominated in euro for any Interest Period, an interest rate per annum equal to (i) the EURIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate; provided that if the

QB\~~77192186.1~~77192186.4

Adjusted EURIBO Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement and the other Loan Documents.

“Adjusted ~~LIBO Rate~~Term SOFR” means, with respect to any ~~Eurocurrency~~Term Benchmark Borrowing denominated in Dollars for any Interest Period, ~~an interest rate~~the per annum rate equal to the sum of (i) ~~the LIBO Rate~~Term SOFR for such Interest Period ~~multiplied by~~plus (ii) ~~the Statutory Reserve Rate~~0.10% (ten basis points); provided that if Adjusted Term SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement and the other Loan Documents.

“Administrative Agent” means BMO Harris (including its branches and affiliates) in its capacity as administrative agent for the Lenders hereunder, and any successor administrative agent arising under Section 9.04.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as to any Person at any date, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person as of such date. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

“Aggregate Commitment” means the aggregate of the Commitments of all of the Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof. As of the Effective Date, the Aggregate Commitment is $150,000,000.

“Agreed Currencies” means with respect to (a) Revolving Loans, Agreed Loan Currencies and (b) Letters of Credit, Agreed LC Currencies.

“Agreed LC Currencies” means (a) the Agreed Loan Currencies and (b) any other currency that is (i) readily available and freely transferable and convertible into Dollars and (ii) agreed to by the Company, the Administrative Agent and the relevant Issuing Bank.

“Agreed Loan Currencies” means (i) Dollars, (ii) up to $50,000,000 in Dollar Amount of euros, (iii) up to $30,000,000 in Dollar Amount of Pounds Sterling and (iv) and up to an aggregate Dollar Amount to be agreed upon by the Administrative Agent and each of the Lenders of any other currency that is (A) a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars and (B) agreed to by the Administrative Agent and each of the Lenders.

“Agreement” has the meaning specified in the introductory paragraph.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted ~~LIBO Rate~~Term SOFR for a one month Interest Period in Dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted ~~LIBO Rate~~Term SOFR for any day shall be based on the ~~LIBO Rate (or if~~

QB\~~77192186.1~~77192186.4

~~the LIBO Rate is not available for such one month Interest Period, the LIBO Interpolated Rate)~~Term SOFR at approximately ~~11:00~~5:00 a.m. ~~London~~, Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted ~~LIBO Rate~~Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted ~~LIBO Rate~~Term SOFR , respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 and/or Section 2.26 hereof (for the avoidance of doubt, only until the ~~benchmark~~alternate rate of interest or Benchmark Replacement, as applicable, has ~~been determined~~become effective pursuant to Section 2.14(c) and/or Section 2.26, as applicable), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as so determined would be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company and its affiliated companies concerning or relating to bribery or corruption.

“Applicable LC Sublimit” means, with respect to BMO Harris in its capacity as an Issuing Bank under this Agreement $25,000,000 and, with respect to any other Person that becomes an Issuing Bank pursuant to the terms of this Agreement, such amount as agreed to in writing by the Company, the Administrative Agent and such Person at the time such Person becomes an Issuing Bank pursuant to the terms of the Agreement, in each case as such amount may be decreased or increased from time to time with the written consent of the Company, the Administrative Agent and the applicable Issuing Bank.

“Applicable Parties” has the meaning assigned to such term in Section 8.03(c). “Applicable Percentage” means, with respect to any Lender, the percentage of the

Aggregate Commitment represented by such Lender’s Commitment; provided that, in the case of Section

2.24 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the Aggregate Commitment (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, with respect to any ~~Eurocurrency~~Term Benchmark Loan, any ABR Loan, any RFR Loan, any CBR Loan or with respect to the undrawn fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “~~Eurocurrency~~Term Benchmark Spread”, “ABR Spread”, RFR Spread”, “CBR Spread” or “Undrawn Fee Rate”, as the case may be, based upon the Pricing Level applicable on such date:

Pricing Level	Undrawn Fee Rate	~~Eurocurrency~~ Term Benchmark Spread	RFR Spread	CBR Spread	ABR Spread
Level I	0.05%	1.000%	1.000%	1.000%	0%
Level II	0.05%	1.125%	1.125%	1.125%	0.125%
Level III	0.05%	1.250%	1.250%	1.250%	0.250%

QB\~~77192186.1~~77192186.4

Leverage Level Determination

Leverage Level	Consolidated Net Debt to EBITDA Ratio
Level 1	≤ 1.00 to 1.00
Level 2	> 1.00 to 1.00 but ≤ 2.00 to 1.00
Level 3	> 2.00 to 1.00

If at any time the Company fails to deliver the quarterly or annual financial statements or compliance certificates required under Section 5.08 on or before the date such statements or certificates are due, Leverage Level 3 shall be deemed applicable for the period commencing three (3) Business Days after such required date of delivery and ending on the date which is three (3) Business Days after such statements or certificates are actually delivered, after which the Leverage Level shall be determined in accordance with this definition.

Except as otherwise provided in the paragraph below, adjustments, if any, to the Leverage Level then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable financial statements and certificates (it being understood and agreed that each change in Leverage Level shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change).

Notwithstanding anything to the contrary set forth in this definition, Leverage Level 1 shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable financial statements for the Company’s first full fiscal quarter ending after the date of this Agreement and adjustments to the Leverage Level then in effect shall thereafter be effected in accordance with the terms of this definition.

“Approved Electronic Platform” has the meaning assigned to it in Section 8.03(a). “Approved Fund” has the meaning assigned to such term in Section 9.04.

“Approved Jurisdiction” means Austria, Germany, the United Kingdom and the United

States.

“Arranger” means BMO Capital Markets in its capacity as a sole bookrunner and sole lead arranger hereunder.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Augmenting Lender” is defined in Section 2.20.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

QB\~~77192186.1~~77192186.4

“Available Tenor” means, as of any date of determination and with respect to the then‐-current Benchmark for any Agreed Loan Currency, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or ~~payment period for interest calculated with reference to such Benchmark, as applicable,~~component thereof) that is or may be used for determining the length of an ~~Interest Period~~interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then‐-removed from the definition of “Interest Period” pursuant to ~~clause (e) of~~ Section 2.26(e).

“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (ii) the amount of such principal payment by (b) the sum of all such principal payments.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bail-In Lender” is defined in Section 2.19(b).

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101,

et seq.).

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action for the purpose of effecting, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means for any Agreed Currency, initially, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event, ~~a Term SOFR Event, an~~ Early Opt‐-in Election, or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then‐current Benchmark for such

QB\~~77192186.1~~77192186.4

Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to ~~clause (a) or (b) of~~ Section 2.26(a).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of an Early Opt-in Election or Other Benchmark Rate Election or any Loan denominated in an Agreed Currency other than Dollars, “Benchmark Replacement” shall mean the alternative set forth in (~~3~~2) below:

~~(1)~~
~~the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~

(1) ~~(2)~~ the sum of: (a) Daily Simple SOFR and (b) ~~the related Benchmark Replacement Adjustment~~0.10% (10 basis points); or

~~(2)~~
~~(3)~~ the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the ~~Borrower~~Company as the replacement for the then‐current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then‐prevailing market convention for determining a benchmark rate as a replacement for the then‐current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States ~~and (b) the related Benchmark Replacement Adjustment; provided, that~~ notwithstanding any term herein to the contrary, the foregoing Benchmark Replacement Adjustment provisions (and related provisions of this Agreement) shall not be applicable to Loans that bear interest by reference to Daily Simple SONIA, except that a Benchmark Replacement Adjustment shall apply to such Loans under clause (2) of ~~the definition of “Benchmark Replacement Adjustment”;~~

~~provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed~~

on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document and solely with respect to Loans denominated in Dollars, upon the occurrence of a Term SOFR Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to ~~and shall be deemed to be the sum of (a) Term SOFR~~ and (b) the related Benchmark Replacement Adjustment~~, as set forth in clause (1) of this definition (subject to the first proviso above)~~.

If the Benchmark Replacement as determined pursuant to clause (1), or (2~~) or (3~~) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then -current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

~~(1)~~
~~for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the~~ first alternative set forth in the order below that can be determined reasonably and in ~~good faith by the Administrative Agent:(a)~~ , the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) ~~as of the Reference Time such Benchmark Replacement is first~~

QB\~~77192186.1~~77192186.4

~~set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~

~~(b) the spread adjustment (which may be a positive or negative value or~~ zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such ~~Benchmark for the applicable Corresponding Tenor; and~~

~~(2)~~
for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a ~~positive or negative value or zero)~~, that has been selected by the Administrative Agent and the ~~Borrower~~Company for the applicable Corresponding Tenor giving due consideration to (ia) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (~~ii~~b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time~~; provided that, in the case of clause (1) above, such~~ adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable ~~discretion.~~

~~“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark~~ Replacement, any technical, administrative or operational changes (including changes to the definition of ~~“ABR,” the definition of “Business Day,” the definition of “Interest Period,” the timing and frequency of~~ determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent reasonably and in good faith decides may be appropriate to reflect the adoption and implementation of ~~such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a~~ manner substantially consistent with market practice (or, if the Administrative Agent reasonably and in good faith decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably and in good faith determines that no market practice for the ~~administration of such Benchmark Replacement exists, in such other manner of administration as the~~ Administrative Agent decides is reasonably necessary in connection with the administration of this ~~Agreement and the other Loan Documents)~~.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)
in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
(2)
in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;
(3)
in the case of a Term SOFR Event, the date that is 30 days after the date a Term SOFR ~~Notice is provided to the Lenders and the Company pursuant to Section 2.26(b)~~; or

QB\~~77192186.1~~77192186.4

(3) ~~(4)~~ in the case of an Early Opt‐-in Election or an Other Benchmark Rate Election, as applicable, the 6th Business Day after the date notice of such Early Opt‐-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders (and the Company), so long as the Administrative Agent has not received, by 5:00 p.m. (Chicago time) on the 5th Business Day after the date notice of such Early Opt‐-in Election or ~~an~~ Other Benchmark Rate Election, as applicable, is provided to the Lenders, written notice of objection to such Early Opt‐-in Election or Other Benchmark Rate Election, as applicable, from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then‐current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then‐current Benchmark:

(1)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely as of a specific date; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely as of a specific date, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof) or
(3)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then‐current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

QB\~~77192186.1~~77192186.4

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced ~~the~~such then‐current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.26 and (y) ending at the time that a Benchmark Replacement has replaced ~~the~~such then‐current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.26.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“BMO Harris” means BMO Harris Bank N.A. (including its branches and affiliates), and any successor or assign.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means the Company or any Subsidiary Borrower.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of ~~Eurocurrency~~Term Benchmark Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Request” means a request by any Borrower for a Revolving Borrowing in accordance with Section 2.03 in substantially the form attached hereto as Exhibit G-1 or such other form as the Administrative Agent may approve from time to time.

“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit F-1.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit F-2.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Milwaukee, Wisconsin are authorized or required by law to remain closed; provided that ~~when used in connection with (a) a Eurocurrency Loan denominated in Dollars~~, in addition to the ~~term “~~foregoing, a Business Day~~”~~ shall ~~also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market,~~ (~~b~~i) ~~any Borrowings or LC Disbursements that are the subject of a borrowing, drawing, payment, reimbursement or rate selection~~in relation to Loans denominated in euro and in relation to the calculation or computation of ~~EURIBOR, the term “Business Day” shall also exclude any day on which the~~the EURIBO Rate, also be a TARGET2 ~~payment system is not open for the settlement~~

QB\~~77192186.1~~77192186.4

~~of payments in euro~~Day, (~~c~~ii) ~~an~~in relation to RFR ~~Loan~~Loans and any

QB\~~77192186.1~~77192186.4

interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, ~~shall~~ also ~~exclude any such day that is not~~be an RFR Business Day ~~and (d) a Eurocurrency Loan~~, (iii) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, also be a U.S. Government Securities Business Day and (iv) in relation to Term Benchmark Loans or ~~Letter~~Letters of Credit denominated in a Foreign Currency other than euro, ~~the term “Business Day” shall~~ also ~~exclude any~~be a day on which banks are ~~not~~ open for dealings in deposits in such Foreign Currency in the interbank market in the principal financial center of the country whose lawful currency is such Foreign Currency.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.

“Central Bank Rate” means~~, (A)~~ the greater of (i)(A) for any Loan denominated in (a) Pounds Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) euro, one of the following three rates as may be selected by the Administrative Agent reasonably and in good faith: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time and (c) any other Foreign Currency determined after the Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable good faith discretion ~~and (ii) 0%~~; plus (B) the applicable Central Bank Rate Adjustment, and (ii) the Floor.

“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Pounds Sterling, a rate equal to the ~~positive~~ difference (which may be a positive or negative value or zero) of (i) the average of ~~SONIA~~the Adjusted Daily Simple RFR for Pounds Sterling Borrowings for the last five (5) RFR Business Days for which ~~SONIA~~the Adjusted Daily Simple RFR for Pounds Sterling Borrowings was available (excluding the highest level from such series of days and the lowest level from such series of days) minus (ii) the Central Bank Rate in respect of Pounds Sterling in effect on the last RFR Business Day in such period, (b) euro, a rate equal to the ~~positive~~ difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBO Rate for the last five (5) Business Days for which the EURIBO Screen Rate was available (excluding the highest level from such series of days and the lowest level from such series of days) minus (ii) the Central Bank Rate in respect of euro in effect on the last Business Day in such period and (c) any other Foreign Currency determined after the Effective Date, an adjustment as determined by the Administrative Agent in its reasonable good faith discretion designed to represent the reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans.

For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (i)(B) of the definition of such term, and (y) the Adjusted EURIBO Rate on any day

QB\~~77192186.1~~77192186.4

shall be based on the EURIBO Rate on such day at approximately the time referred to in the definition of such term for deposits in euros for a maturity of one month.

“Change in Law” means the occurrence, after the Effective Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, except to the extent they are merely proposed and not in effect, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Charges” has the meaning assigned to such term in Section 9.14.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

“Code” means the Internal Revenue Code of 1986, as amended from time to time. “Combination” has the meaning assigned to such term in Section 2.09(c). “Combined Lender” has the meaning assigned to such term in Section 2.09(c).

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the Wisconsin Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C) or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or the Issuing Bank by means of electronic communications pursuant to Section 8.03(c), including through an Approved Electronic Platform.

“Company” means Badger Meter, Inc., a Wisconsin corporation. “Computation Date” is defined in Section 2.04.

QB\~~77192186.1~~77192186.4

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Alternate Base Rate”, the definition of “Business Day,” the definition of “Interest Period,” the definition of “RFR Business Day”, the definition of “U.S. Government Securities Business Day”, the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Company, reasonably and in good faith decides may be appropriate to reflect the adoption and implementation of any such rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably and in good faith decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably and in good faith determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent, in consultation with the Company, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” refers to the consolidation of accounts in accordance with GAAP. “Consolidated Net Debt to EBITDA Ratio” is defined in Section 6.05(a). “Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length

(disregarding business day adjustment) as such Available Tenor. “Country Risk Event” means:

(i)
any law, action or failure to act by any Governmental Authority in any Borrower’s or Letter of Credit beneficiary’s country which has the effect of:

(a)
changing the obligations of any Issuing Bank or the Lenders under the relevant Letter of Credit, the Agreement or any of the other Loan Documents as originally agreed or otherwise creating any additional liability, cost or expense to the Issuing Banks, the Lenders or the Administrative Agent from that which exists on the Effective Date,

(b)
changing the ownership or control by such Borrower or Letter of Credit beneficiary of its business, or

(c)
preventing or restricting the conversion into or transfer of the applicable Agreed Currency;

(ii)
force majeure; or

(iii)
any similar event

which, in relation to (i), (ii) and (iii), directly or indirectly, prevents or restricts the payment or transfer of any amounts owing under the relevant Letter of Credit in the applicable Agreed Currency into an account designated by the Administrative Agent or such Issuing Bank and freely available to the Administrative Agent or such Issuing Bank.

QB\~~77192186.1~~77192186.4

“Covered Entity” means any of the following:

(i)
a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)
a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)
a “covered FSI” as that term is defined in, and interpreted in accordance with, 12

C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.17.

“Credit Event” means a Borrowing, the issuance or extension of a Letter of Credit, the amendment of a Letter of Credit that increases the face amount thereof, an LC Disbursement or any of the foregoing.

“Credit Party” means the Administrative Agent, the Issuing Banks, the Swingline Lender or any other Lender.

~~“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent in good faith decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another comparable convention in its reasonable good faith discretion.~~

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Company.

“Daily Simple SONIARFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to ~~the greater of (a)~~, for any RFR Loan denominated in (i) Pounds Sterling, SONIA for the day that is five (5) RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day, and (~~b~~ii) ~~0%~~Dollars, Daily Simple SOFR. Any change in the Daily Simple ~~SONIA~~RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Company.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than (i) trade and similar accounts payables that do not constitute “Debt” under any other clause in this definition, (ii) accrued expenses arising in the ordinary course of business, employee compensation and pension obligations and other obligations arising from employee benefit agreements and programs, (iii) earn-outs and holdbacks and (iv) customer advances), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such

QB\~~77192186.1~~77192186.4

Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all non-contingent reimbursement obligations of such Person in respect of acceptances, letters of credit (other than trade letters of credit) or similar extensions of credit, to the extent such non-contingent reimbursement obligations exceed $25,000,000 in the aggregate, (g) all net obligations of such Person in respect of Hedge Agreements, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, provided that, if the guaranty or other agreement provides for limited recourse to such Person for such Debt, it shall be taken into account only to the extent of such recourse, and (i) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt, provided that, if such Person has not assumed or become liable for the payment of such Debt, it shall be taken into account only to the extent of the lesser of the outstanding amount of such Debt and the book value or fair market value, whichever is greater, of the property subject to such Lien and, in the case of a guaranty obligation of the type described in clause

(2) above, shall be net of the value of the property or services purchased, in each case as determined by the guarantor in good faith; provided, further, however, that the term “Debt” shall not include (x) obligations incurred in connection with a Permitted Receivables Financing, (y) indebtedness that has been defeased, redeemed and/or discharged in accordance with its terms, provided that funds in an amount equal to all such Debt (including interest and any other amounts required to be paid to the holders thereof in order to give effect to such defeasance, redemption and/or discharge) have been irrevocably deposited with a trustee or other comparable escrow agent for the benefit of the relevant holders of such Debt and (z) interest, fees, make-whole amounts, premium, charges or expenses, if any, relating to the principal amount of Debt. The amount of Debt of the Company and its Subsidiaries shall be calculated without duplication of any guaranty obligations of the Company or any of its Subsidiaries in respect thereof.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within three (3) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is

QB\~~77192186.1~~77192186.4

based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Company or the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (i) a Bankruptcy Event and/or (ii) a Bail-In Action.

“Designated Foreign Subsidiary Borrower” means, unless otherwise specified by the Administrative Agent to the Company and the Lenders, any Foreign Subsidiary Borrower designated from time to time by the Administrative Agent due to operational limitations relating to the ability to fund ABR Loans to such Foreign Subsidiary Borrower.

“Designated Loan” means a Loan denominated in Dollars to a Designated Foreign Subsidiary Borrower.

“Designated Persons” means any Person listed on a Sanctions List.

“Disqualified Institutions” means (i) those Persons identified by the Company to the Administrative Agent and the Lenders in writing prior to the Effective Date, (ii) those Persons that are reasonably determined by the Company to be competitors of the Company or any of its Subsidiaries and that have been specifically identified by the Company to the Administrative Agent and the Lenders in writing prior to the Effective Date and (iii) in the case of each of clauses (i) and (ii) (and any supplements thereto as contemplated below), any of their respective Affiliates, to the extent any such Affiliate (x) is clearly identifiable as an Affiliate of the applicable Person solely by similarity of such Affiliate’s name and (y) is not a bona fide debt investment fund that is an Affiliate of such Person; provided that, the Company, by notice to the Administrative Agent and the Lenders after the Effective Date, shall be permitted to supplement from time to time in writing by name the list of Persons that are Disqualified Institutions to the extent that the Persons added by such supplements are competitors of the Company or any of its Subsidiaries (or Affiliates of competitors that are not bona fide debt investment funds). Each such supplement shall become effective three (3) Business Days after delivery thereof to the Administrative Agent and the Lenders (including through an Approved Electronic Platform) in accordance with Section 9.01, but shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans (but solely with respect to such Loans). It is understood and agreed that (A) the Administrative Agent shall have no responsibility or liability to determine or monitor whether any Lender or potential Lender is a Disqualified Institution, (B) the Company’s failure to deliver such list (or supplement thereto) in accordance with Section 9.01 shall render such list (or supplement) not received and not effective and (C) “Disqualified Institution” shall exclude any Person that the Company has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time in accordance with Section 9.01.

“Disregarded Entity” means an entity that, pursuant to Treas. Reg. § 301.7701-2(c)(2), is disregarded for U.S. federal income Tax purposes as an entity separate from its owner.

“Dollar Amount” of any amount of any currency means, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in a Foreign Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with such Foreign Currency last provided (either by publication or otherwise

QB\~~77192186.1~~77192186.4

provided to the Administrative Agent) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with such Foreign Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its reasonable discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as reasonably determined by the Administrative Agent, in consultation with the Company, using any reasonable method of determination it deems reasonably appropriate) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as reasonably determined by the Administrative Agent, in consultation with the Company, using any reasonable method of determination it deems reasonably appropriate.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America, or any state thereof or the District of Columbia.

“DQ List” has the meaning specified in Section 9.04(e)(iv) hereof.

“Early Opt‐in Election” means,~~a.~~  in the case of Loans denominated in any Agreed Currency (other than Dollars), the occurrence of:

i.
a notification by the Administrative Agent to (or the request by the Company to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR‐based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities ~~are identified in such notice and are publicly available for review), and~~
ii.
the joint election by the Administrative Agent and the Borrower to trigger a fallback from LIBOR and the provision by the Administrative Agent ~~of written notice of such election to the Lenders.~~
~~b.~~
~~in the case of Loans denominated in any other Agreed Currency, the occurrence of:~~

~~i.~~
(i) a notification by the Administrative Agent to (or the request by the ~~Borrower~~Company to the Administrative Agent to notify) each of the other parties hereto that syndicated credit facilities denominated in the applicable Agreed Currency at such time contain (as a result of amendment or as originally executed) a new benchmark interest rate to replace the Relevant Rate, and

~~ii.~~
(ii) the joint election by the Administrative Agent and the ~~Borrower~~Company to trigger a fallback from the Relevant Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.

“EBIT” means, for any period of four consecutive fiscal quarters, EBITDA less depreciation of fixed assets and amortization of intangible assets for such period.

“EBITDA” means, for any period of four consecutive fiscal quarters, net income (or net loss) plus the sum of (a) Interest Expense, (b) taxes on or measured by income (including franchise taxes imposed in lieu of income taxes), (c) depreciation expense, (d) amortization expense, (e) all non-cash losses, expenses and charges (including non-cash losses due to fluctuations in foreign currency exchange

QB\~~77192186.1~~77192186.4

QB\~~77192186.1~~77192186.4

rates), (f) all non-recurring and/or unusual cash costs, expenses, charges, losses and other items deducted in the calculation of net income (including for the avoidance of doubt casualties and condemnation events, restructurings, discontinued operations and dispositions) up to an aggregate amount equal to 10% of EBITDA of the Company and its Subsidiaries for such period of four consecutive fiscal quarters before giving effect to this clause (f), but in any event, in an aggregate amount not to exceed

$100,000,000 for such period, (g) fees, costs, expenses, charges and losses incurred during such period in an aggregate amount not to exceed $50,000,000 in connection with the revolving credit facility evidenced by this Agreement, any issuance, incurrence, repayment or other satisfaction of indebtedness, any issuance of Equity Interests and any Acquisition or other investment permitted hereunder and (h) with respect to each Acquisition, demonstrable cost savings and cost synergies (in each case, net of continued associated expenses) that, as of the date of calculation with respect to such period, are anticipated by the Company in good faith to be realized within 18 months following such Acquisition, net of the amount of any such cost savings and cost synergies otherwise included, or added back, pursuant to this definition, provided that (A) the amount added back under this clause (h) with respect to any period may not exceed five percent (5%) of EBITDA for such period (as calculated without giving effect to this clause (h)), (B) such cost savings and cost synergies have been reasonably detailed by the Company in the applicable compliance certificate furnished by the Company pursuant to clauses (i) or (ii) of Section 5.08, and (C) if any cost savings or cost synergies included in any pro forma calculations based on the anticipation that such cost synergies or cost savings will be achieved within such 18-month period shall at any time cease to be reasonably anticipated by the Company to be so achieved, then on and after such time pro forma calculations required to be made hereunder shall not reflect such cost synergies or cost savings, minus (1) non-cash gains due to fluctuations in foreign currency exchange rates and (2) all non-recurring and/or unusual non-cash gains (including for the avoidance of doubt casualties and condemnation events, restructurings, discontinued operations and dispositions), all determined in accordance with GAAP for such period. For the purposes of calculating EBITDA for any period, if during such period the Company or any Subsidiary shall have made an acquisition or a disposition, EBITDA for such period shall be calculated after giving pro forma effect thereto as if such acquisition or disposition occurred on the first day of such period.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

QB\~~77192186.1~~77192186.4

“Eligible Subsidiary” means any (i) Subsidiary organized under the laws of an Approved Jurisdiction and (ii) Foreign Subsidiary that is approved from time to time by the Administrative Agent and each of the Lenders.

“Environmental Action” means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health or safety with respect to the environment or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Law” means any federal, state, provincial, territorial, municipal, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health or safety with respect to the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the Company’s controlled group, or under common control with the Company, within the meaning of Section 414 of the Code.

“ERISA Event” means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with a contributing sponsor, as defined

QB\~~77192186.1~~77192186.4

QB\~~77192186.1~~77192186.4

in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or

(13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Company or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Company or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; (g) a determination is made that any Plan is in “at risk” status (within the meaning of Section 303 of ERISA); or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

“EU” means the European Union.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

~~“EURIBOR” has the meaning assigned to such term in Section 1.05.~~

“EURIBO Interpolated Rate” means, at any time, with respect to any ~~Eurocurrency~~Term Benchmark Borrowing denominated in euro and for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent demonstrable error) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBO Screen Rate for the longest period (for which the EURIBO Screen Rate is available for euro) that is shorter than the Impacted EURIBO Rate Interest Period; and (b) the EURIBO Screen Rate for the shortest period (for which the EURIBO Screen Rate is available for euro) that exceeds the Impacted EURIBO Rate Interest Period, in each case, at such time~~; provided that, if any EURIBO Interpolated Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement~~.

“EURIBO Rate” means, with respect to any ~~Eurocurrency~~Term Benchmark Borrowing denominated in euro and for any Interest Period, the EURIBO Screen Rate at approximately 11:00 a.m., Brussels time, two (2) TARGET2 Days prior to the commencement of such Interest Period; provided that, if the EURIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted EURIBO Rate Interest Period”) with respect to euro then the EURIBO Rate shall be the EURIBO Interpolated Rate.

“EURIBO Screen Rate” means, for any day and time, with respect to any ~~Eurocurrency~~Term Benchmark Borrowing denominated in euro and for any Interest Period, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of such rate) for euro for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or service ceases to be available, the Administrative Agent may specify another commercially recognized page or service displaying the relevant rate after consultation with the Company. ~~If the EURIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.~~

QB\~~77192186.1~~77192186.4

“euro” and/or “EUR” means the single currency of the Participating Member States.

~~“Eurocurrency”, when used in reference to a currency means an Agreed Currency (other than Pounds Sterling) and when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate (except pursuant to clause (c) of the definition of “Alternate Base Rate”) or the Adjusted EURIBO Rate.~~

~~“Eurocurrency Payment Office” of the Administrative Agent shall mean, for each of the Agreed Currencies which is a Foreign Currency and each Designated Loan, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency or Designated Loan, as applicable, as specified from time to time by the Administrative Agent to the Company and each Lender.~~

“Event of Default” has the meaning assigned to such term in Article VII; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower or any guarantor under any Loan Document, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed by the jurisdiction under the laws of which such recipient is organized or in which it has a principal office or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes and (b) in the case of a Lender, any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender becomes a party to this Agreement (other than pursuant to an assignment request by the Company or any other Borrower under Section 2.19(b)) or (ii) such Lender designates a new lending office, except in each case to the extent that such Lender (or its assignor, if any) was entitled, immediately before the designation of a new lending office (or an assignment), to receive additional amounts pursuant to Section 2.17(a).

“Extended Maturity Date” has the meaning assigned to such term in Section 2.25(a). “Extending Lender” has the meaning assigned to such term in Section 2.25(b). “Extension Availability Period” means the period beginning on the Effective Date and ending on the five year anniversary thereof.

“Extension Date” has the meaning assigned to such term in Section 2.25(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FATCA Deduction” means a deduction or withholding from a payment under a Loan Document required by FATCA.

~~“FCA” has the meaning assigned to such term in Section 1.05.~~

QB\~~77192186.1~~77192186.4

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Financial Officer” means the Chief Financial Officer, the Controller, any Assistant Controller, the Treasurer or any Assistant Treasurer, in each case of the Company.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Relevant Rate, any Adjusted Daily Simple RFR, the Central Bank Rate or any Benchmark Replacement. As of the Effective Date, the Floor is zero.

“Foreign Currencies” means each Agreed Currency other than Dollars.

“Foreign Currency LC Exposure” means, at any time, the sum of (a) the Dollar Amount of the aggregate undrawn, available and unexpired amount of all outstanding Foreign Currency Letters of Credit at such time plus (b) the aggregate principal Dollar Amount of all LC Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed at such time.

“Foreign Currency Letter of Credit” means a Letter of Credit denominated in a Foreign

Currency.

“Foreign Currency Payment Office” of the Administrative Agent shall mean, for each of the Agreed Currencies which is a Foreign Currency and each Designated Loan, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency or Designated Loan, as applicable, as specified from time to time by the Administrative Agent to the Company and each Lender.

“Foreign Lender” means a Lender that is neither a U.S. Person nor a Disregarded Entity that is treated for U.S. federal income Tax purposes as having as its sole owner a Person that is a U.S. Person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary. “Foreign Subsidiary Borrower” means any Borrower that is a Foreign Subsidiary.

“GAAP” means generally accepted accounting principles as from time to time in effect in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state, provincial, territorial, municipal or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting generally applicable financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

QB\~~77192186.1~~77192186.4

“Hazardous Materials” means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

“Impacted EURIBO Rate Interest Period” has the meaning assigned to such term in the definition of “EURIBO Rate.”

“~~Impacted LIBO Rate Interest Period~~Increasing Lender” has the meaning assigned to such term in ~~the definition of “LIBO Rate~~Section 2.20.~~”~~

“~~Increasing Lender~~Incremental Loan” has the meaning assigned to such term in Section

2.20.

~~“Incremental Loan” has the meaning assigned to such term in Section 2.20.~~

“Incremental Loan Amendment” has the meaning assigned to such term in Section 2.20.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes imposed on or with respect to any payment made by any Loan Party or guarantor under any Loan Document and (b) Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b). “Ineligible Institution” has the meaning assigned to such term in Section 9.04(b). “Information” has the meaning assigned to such term in Section 9.12.

“Interest Coverage Ratio” means the ratio of EBIT for the period of the four prior fiscal quarters ending on such date to cash Interest Expense for such period.

“Interest Election Request” means a request by the applicable Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08 in substantially the form attached hereto as Exhibit G-2 or such other form as the Administrative Agent may approve from time to time.

“Interest Expense” means, with respect to any period, the interest expense of the Borrower for such period (including all imputed interest on leases that should be capitalized in accordance with GAAP), subject to Section 1.04.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the Maturity Date, (b) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such RFR Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the Maturity Date, (c) with respect to any ~~Eurocurrency~~Term Benchmark Loan, the last day of ~~the~~each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a ~~Eurocurrency~~Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest

QB\~~77192186.1~~77192186.4

QB\~~77192186.1~~77192186.4

Period and the Maturity Date and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date.

“Interest Period” means with respect to any ~~Eurocurrency~~Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the ~~day that is one week thereafter or the~~ numerically corresponding day in the calendar month that is one, ~~two,~~ three or six months thereafter (or such other period of time as is acceptable to each of the Lenders) (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as the applicable Borrower (or the Company on behalf of the applicable Borrower) may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a ~~Eurocurrency~~Term Benchmark Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day ~~and~~, (ii) any Interest Period pertaining to a ~~Eurocurrency~~Term Benchmark Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period)~~, other than a one-week Interest Period,~~ shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.26(e) (and not reinstated pursuant to Section 2.26(e)) shall be available for specification in ~~such~~any Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“IRS” means the United States Internal Revenue Service.

~~“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~

“Issuing Bank” means BMO Harris, and each other Lender designated by the Company as an “Issuing Bank” hereunder that has agreed to such designation (and is reasonably acceptable to the Administrative Agent) in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch, as applicable, with respect to Letters of Credit issued by such Affiliate or branch, as applicable. Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto, and, further, references herein to “the Issuing Bank” shall be deemed to refer to each of the Issuing Banks or the relevant Issuing Bank, as the context requires.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of

Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit at such time which are then available plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lender Notice Date” has the meaning assigned to such term in Section 2.25(b).

QB\~~77192186.1~~77192186.4

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.20 or pursuant to an Assignment and Assumption or other documentation contemplated hereby, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or other documentation contemplated hereby. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Banks.

“Letter of Credit” means any standby or commercial letter of credit issued pursuant to this Agreement.

“Letter of Credit Agreement” has the meaning assigned to such term in Section 2.06(b).

~~“LIBO Interpolated Rate” means, at any time, with respect to any Eurocurrency~~ Borrowing denominated in Dollars and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBOR Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent demonstrable error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate for the longest period (for which the LIBOR Screen Rate is available for Dollars) that is shorter than the Impacted LIBO Rate Interest Period; and (b) the LIBOR Screen Rate for the shortest period (for which the LIBOR Screen Rate is available for Dollars) that exceeds the Impacted LIBO Rate Interest Period, in each case, at such time; provided that if any LIBO Interpolated Rate shall be less than zero, such rate shall be deemed to be zero ~~for the purposes of this Agreement.~~

~~“LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in~~ Dollars and for any Interest Period, the LIBOR Screen Rate at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that if the LIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted LIBO Rate Interest ~~Period”) with respect to Dollars then the LIBO Rate shall be the LIBO Interpolated Rate.~~

~~“LIBOR Screen Rate” means, for any day and time, with respect to any Eurocurrency~~ Borrowing denominated in Dollars and for any Interest Period, the LIBOR as administered by ICE ~~Benchmark Administration (or any other Person that takes over the administration of such rate) for~~ Dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBOR Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the ~~purposes of this Agreement.~~

“Lien” means any lien, mortgage, hypothec, pledge, security interest or other charge or encumbrance of any kind, or any other type of similar preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor (excluding operating leases) and any easement, right of way or other encumbrance on title to real property.

“Limited Conditionality Acquisition” has the meaning assigned to such term in Section

2.20.

“Limited Conditionality Acquisition Agreement” has the meaning assigned to such term in Section 2.20.

QB\~~77192186.1~~77192186.4

QB\~~77192186.1~~77192186.4

“Loan Documents” means this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, any promissory notes executed and delivered pursuant to Section 2.10(d), each Borrowing Request and any and all other instruments and documents executed and delivered in connection with any of the foregoing.

“Loan Parties” means, collectively, the Borrowers.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement, it being understood that conversions and continuations of Loans are not Loans hereunder.

“Local Time” means (i) Chicago time in the case of a Loan, Borrowing or LC Disbursement denominated in Dollars (other than Designated Loans) and (ii) local time in the case of a Loan, Borrowing or LC Disbursement denominated in a Foreign Currency and Designated Loans (it being understood that such local time shall mean London, England time unless otherwise notified by the Administrative Agent).

“Material Adverse Change” means any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Company and its Subsidiaries taken as a whole (except for specific events (and not general economic or industry conditions) specifically applicable to the Company and/or its Subsidiaries as disclosed in the Company’s reports on Form 10-K, 10-Q or 8-K filed with the SEC prior to the Effective Date), (b) the rights and remedies of the Administrative Agent or any Lender against the Company under this Agreement or any Note or (c) the ability of the Company to perform its obligations under this Agreement or any Note.

“Material Subsidiary” means (i) each Subsidiary Borrower and (ii) any other Subsidiary of the Company having, as of the end of the Company’s most recently completed fiscal year, (a) assets (after elimination of intercompany assets) with a book value of not less than five percent (5%) of the total book value of the assets of the Company and its Subsidiaries, taken as a whole, or (b) gross revenue (after elimination of intercompany revenues) of not less than five percent (5%) of the total (gross) revenue of the Company and its Subsidiaries, taken as a whole.

“Maturity Date” means July 8, 2026, as extended (in the case of each Lender consenting thereto) pursuant to Section 2.25; provided, however, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Rate” has the meaning assigned to such term in Section 9.14. “Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any ERISA Affiliate and at least one Person other than the Company and the ERISA Affiliates or (b) was so maintained and in

QB\~~77192186.1~~77192186.4

QB\~~77192186.1~~77192186.4

respect of which the Company or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Net Debt” means Consolidated Debt of the Company and its Subsidiaries arising under clause (a) and/or clause (c) of the definition of “Debt” and/or, to the extent relating to any such types of Debt, clause (h) and/or clause (i) of the definition of “Debt,” minus an amount not to exceed $75,000,000 of domestic cash and cash equivalents.

“New Money Credit Event” means with respect to any Issuing Bank, any increase (directly or indirectly) in such Issuing Bank’s exposure (whether by way of additional credit or banking facilities or otherwise, including as part of a restructuring) to any Borrower occurring by reason of (i) any law, action or requirement of any Governmental Authority in such Borrower’s or such Letter of Credit beneficiary’s country, or (ii) any agreement in relation to clause (i), in each case to the extent calculated by reference to the aggregate Revolving Credit Exposures outstanding prior to such increase.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(c). “Non-Extending Lender” has the meaning assigned to such term in Section 2.25(b). “Note” means a Revolving Credit Note.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if both such rates are not so published for any day that is a Business Day, the term “NYFRB Rate” means the rate quoted for such day for a federal funds transaction at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker unaffiliated with the Administrative Agent of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

~~“NYFRB’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.~~

“Obligations” means all indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Company and its Subsidiaries to any of the Lenders, any of the Issuing Banks, any indemnified party and the Administrative Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of

Treasury.

“Other Benchmark Rate Election” means, if the then-current Benchmark is ~~the LIBO Rate or~~ a SOFR-based rate~~, as applicable~~, the occurrence of:

(1)
a notification by the Administrative Agent to (or the request by the ~~Borrower~~Company to the Administrative Agent to notify) each of the other parties hereto that at

QB\~~77192186.1~~77192186.4

least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a ~~LIBOR~~SOFR-based rate ~~or a SOFR-based rate, as applicable~~, a term benchmark rate that is not a SOFR-based rate as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)
the joint election by the Administrative Agent and the ~~Borrower~~Company to trigger a fallback from the ~~LIBO Rate or~~ SOFR-based rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the ~~Borrower~~Company and the Lenders.

“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender or any Issuing Bank, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Taxes” means any and all present or future stamp, registration or documentary Taxes or any other excise or property Taxes, charges or similar Taxes or levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, but excluding Excluded Taxes.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings denominated in Dollars by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in a Foreign Currency, an overnight rate reasonably determined by the Administrative Agent or the relevant Issuing Bank, as the case may be, in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning set forth in Section 9.04(c). “Participant Register” has the meaning set forth in Section 9.04(c).

“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“Patriot Act” has the meaning assigned to such term in Section 9.13.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquired Debt” means Debt of the Company or its Subsidiaries assumed in connection with, or owing by an acquired entity at the time of, an Acquisition.

“Permitted Acquisition” means an Acquisition not prohibited by Section 6.08.

QB\~~77192186.1~~77192186.4

“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies if the same shall not be delinquent for more than 60 days or thereafter can be paid without penalty, or are being contested in good faith and by appropriate action and for which appropriate reserves are being maintained; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, landlord’s, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are either (i) not overdue for a period of more than 90 days or (ii) are being contested in good faith and by appropriate action and as to which appropriate reserves are being maintained; (c) Liens to secure obligations under workers’ compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation or to secure public or statutory obligations; and (d) easements, restrictions, rights of way, minor defects or irregularities in title and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

“Permitted Receivables Financing” means any financing pursuant to which the Company or any Subsidiary or Subsidiaries of the Company may sell, convey or otherwise transfer to a Receivables Subsidiary or any other Person, or grant a security interest in, any accounts receivable, general intangibles, chattel paper or other financial assets (and related rights and assets) of the Company or such Subsidiary or Subsidiaries, provided that such financing shall be with limited or no recourse to the Company and its Subsidiaries (other than the Receivables Subsidiary) except to the extent customary (in the reasonable judgment of the Company) for such transactions.

QB\~~77192186.1~~77192186.4

the following:

QB\~~77192186.1~~77192186.4

“Permitted Restricted Payments” means Restricted Payments in respect of one or more of

(a)
the purchase, repurchase, redemption, defeasance or other acquisition or

QB\~~77192186.1~~77192186.4

retirement of any Equity Interests of a Borrower by conversion into, or by or in exchange for, Equity Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of a Borrower, with a sale being deemed substantially concurrent if such purchase, redemption, defeasance or other acquisition or retirement occurs not more than 120 days after such sale;

(b)
the redemption, defeasance, repurchase, acquisition or retirement for value of any Debt of a Borrower that is subordinate in right of payment to the Obligations by conversion into, or in exchange for, or out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of (i) new subordinated Debt of a Borrower incurred in accordance with this Agreement, or (ii) Equity Interests of a Borrower, in each case with an issue and sale being deemed substantially concurrent if such redemption, defeasance, repurchase, acquisition or retirement for value occurs not more than 120 days after such issue and sale;

(c)
the purchase, redemption, retirement or other acquisition for value of Equity Interests in a Borrower held by any current or former director, officer or employee of the Company or any Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment or alteration of employment status or pursuant to the terms of any agreement or plan under which such Equity Interests were issued; provided, that, the aggregate cash consideration paid for such purchase, redemption, retirement or other acquisition of such Equity Interests does not exceed $15,000,000 in any calendar year; provided, further, that, any unused amounts in any calendar year may be carried forward to one or more future periods subject to a maximum aggregate amount of repurchases made pursuant to this clause (c) in any calendar year (including both such calendar year’s

$15,000,000 basket plus any unused carried forward amounts with respect to one or more prior calendar

QB\~~77192186.1~~77192186.4

years not to exceed $15,000,000 in the aggregate) not to exceed $30,000,000 in the aggregate (provided, that, such amount in any calendar year may be increased by an amount not to exceed (i) the cash proceeds received by the Company or any of its Subsidiaries from the sale of Equity Interests of the Company or any direct or indirect parent company of the Company (to the extent contributed to the Company) to directors, officers or employees of the Company and its Subsidiaries that occurs after the Effective Date; plus (ii) the cash proceeds of key man life insurance policies received by the Company and its Subsidiaries after the Effective Date) (provided, that, to the extent any payment described under this clause (c) is made by delivery of Debt and not in cash, such payment shall be deemed to occur only when, and to the extent, the obligor on such Debt makes payments with respect to such Debt);

(d)
the repurchase of Equity Interests deemed to occur upon the exercise of stock options, stock appreciation rights, restricted stock units, warrants or other convertible or exchangeable securities; and

(e)
the distribution or dividend of assets or Equity Interests of any Person in connection with any full or partial “spin-off” of a Subsidiary or similar transactions otherwise permitted under this Agreement; provided, that, the Company would, on the date of such distribution after giving effect to such Restricted Payment on a pro forma basis, be permitted to incur at least $1.00 of additional Debt pursuant to Section 6.01.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Pounds Sterling” means the lawful currency of the United Kingdom.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined reasonably and in good faith by the Administrative Agent) or any similar release by the Board (as determined reasonably and in good faith by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.17.

“Receivables Subsidiary” means a bankruptcy remote, special purpose wholly owned Subsidiary of the Company (or another Wholly-Owned Subsidiary of the Company) formed in connection with a Permitted Receivables Financing.

QB\~~77192186.1~~77192186.4

QB\~~77192186.1~~77192186.4

“Reference Time” with respect to any setting of the then‐current Benchmark means (1) if such Benchmark is ~~the LIBO Rate~~Adjusted Term SOFR, ~~11:00~~5:00 a.m. ~~(London~~, Chicago time), on the day that is two ~~London banking days~~(2) U.S. Government Securities Business Days preceding the ~~date of such setting~~Term SOFR Determination Day, (2) if such Benchmark is the Adjusted EURIBO Rate, 11:00

a.m. (Brussels time) two TARGET2 Days preceding the date of such setting, (3) if the RFR for such Benchmark is SONIA or Daily Simple SOFR, then four RFR Business Days prior to such setting and (4) if such Benchmark is none of the ~~LIBO Rate, the EURIBO Rate or SONIA~~foregoing, the time determined by the Administrative Agent in its reasonable good faith discretion.

“Refinancing Debt” means Debt that refunds, refinances, renews, replaces or extends any Debt permitted pursuant to the terms of this Agreement, whether involving the same or any other lender or creditor or group of lenders or creditors (including, with respect to any guarantee of Debt, the refinancing of the guaranteed Debt and the provision of a guarantee with respect to the new Debt), but only to the extent that (a) the Refinancing Debt is subordinated to the Obligations to at least the same extent as the Debt being refunded, refinanced, renewed, replaced or extended, if such Debt was subordinated to the Obligations, (b) the Refinancing Debt is scheduled to mature either (i) no earlier than the Debt being refunded, refinanced, renewed, replaced or extended, or (ii) at least 91 days after the then-latest Maturity Date, (c) the Refinancing Debt has an Average Life at the time of such refunding, refinancing, renewal, replacement or extension that is equal to or greater than the Average Life of the Debt being refunded, refinanced, renewed, replaced or extended, (d) such Refinancing Debt is in an aggregate principal amount that is less than or equal to the sum of (i) the aggregate principal or accreted amount (in the case of any Debt issued with original issue discount, as such) then outstanding under the Debt being refunded, refinanced, renewed, replaced or extended, (ii) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Debt being refunded, refinanced, renewed, replaced or extended, and (iii) the amount of reasonable and customary fees, expenses and costs related to the incurrence of such Refinancing Debt, and (e) such Refinancing Debt is incurred by the same Person (or its successor) that initially incurred the Debt being refunded, refinanced, renewed, replaced or extended, except that the Company may incur Refinancing Debt to refund, refinance, renew, replace or extend Debt of a Subsidiary.

“Register” has the meaning set forth in Section 9.04.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means with respect to a Benchmark Replacement (i) in respect of Loans denominated in Dollars, the Board and/or the NYFRB, or a committee officially endorsed or convened by the Board and/or the NYFRB or, in each case, any successor thereto, (ii) in respect of Loans denominated in ~~Pound~~Pounds Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) ~~with respect to a Benchmark Replacement~~ in respect of Loans denominated in euro, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto and (iv) ~~with respect to a Benchmark Replacement~~ in respect of Loans denominated in any other Agreed Currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

QB\~~77192186.1~~77192186.4

“Relevant Rate” means, (i) with respect to any ~~Eurocurrency~~Term Benchmark Borrowing denominated in Dollars, ~~the LIBO Rate~~Adjusted Term SOFR, (ii) with respect to any ~~Eurocurrency~~Term Benchmark Borrowing denominated in euro, the Adjusted EURIBO Rate or (iii) with respect to any RFR Borrowing denominated in Pounds Sterling, or Dollars, the applicable Adjusted Daily Simple ~~SONIA~~RFR, as applicable.

“Relevant Screen Rate” means (i) with respect to any ~~Eurocurrency~~Term Benchmark Borrowing denominated in Dollars, the ~~LIBOR Screen~~Term SOFR Reference Rate ~~and~~, or (ii) with respect to any ~~Eurocurrency~~Term Benchmark Borrowing denominated in euro, the EURIBO Screen Rate, as applicable.

“Replacement Lender” has the meaning assigned to such term in Section 2.09(c). “Required Lenders” means, subject to Section 2.24, (a) at any time prior to the earlier of the Loans becoming due and payable pursuant to Article VII or the Commitments terminating or expiring, Lenders having Revolving Credit Exposures and Unfunded Commitments representing more than 50% of the sum of the Total Revolving Credit Exposure and Unfunded Commitments at such time, provided that, solely for purposes of declaring the Loans to be due and payable pursuant to Article VII, the Unfunded Commitment of each Lender shall be deemed to be zero; and (b) for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, Lenders having Revolving Credit Exposures representing more than 50% of the sum of the Total Revolving Credit Exposure at such time; provided that, in the case of clauses (a) and (b) above, (x) the Revolving Credit Exposure of the Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of all outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.24 of the Swingline Exposures of Defaulting Lenders in effect at such time, and the Unused Commitment of such Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount and (y) for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent of or under this Agreement or any other Loan Document, any Lender that is the Borrower or an Affiliate of the Borrower shall be disregarded.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means any dividend on, or the making of any payment or other distribution on account of, or the purchase, redemption, retirement or other acquisition (directly or indirectly) of, or the setting apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any class of Equity Interests of any Loan Party or any Subsidiary thereof, or any option, warrant or other right to acquire any class of Equity Interests of any such Person.

“Retired Commitments” has the meaning assigned to such term in Section 2.09(c). “Reuters” means Thomson Reuters Corp., Refinitiv or any successor thereto. “Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline

Exposure at such time.

“Revolving Credit Note” means a promissory note of any Borrower payable to any Lender, delivered pursuant to a request made under Section 2.10(d) in substantially the form of Exhibit D

QB\~~77192186.1~~77192186.4

hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Revolving Loans made by such Lender.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“RFR” means, for any RFR Loan denominated in (a) Pounds Sterling, SONIA.

~~“~~, and (b) Dollars, Daily Simple SOFR, and when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the applicable Adjusted Daily Simple RFR ~~Administrator” means the SONIA Administrator~~.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such

Borrowing.

“RFR Business Day” means, for any Loan denominated in (a) Pounds Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London, and (b) Dollars, a U.S. Government Securities Business Day.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple

~~SONIA~~RFR”.

“RFR Loan” means a Loan that bears interest at a rate based on a Daily Simple

~~SONIA~~RFR.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sanctioned Country” means a country, region or territory which is at any relevant time subject to Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctions” means:

(a)
economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the US government and administered by OFAC; and

(b)
economic or financial sanctions imposed, administered or enforced from time to time by the US State Department, the US Department of Commerce, the US Department of the Treasury or other relevant sanctions authority.

“Sanctions List” means any of the lists of specifically designated nationals or designated persons or entities (or equivalent) held by the US government and administered by OFAC, the US State Department, the US Department of Commerce or the US Department of the Treasury or the United Nations Security Council or any similar list maintained by any other U.S. government entity or other relevant sanctions authority, in each case as the same may be amended, supplemented or substituted from time to time.

“SEC” means the Securities and Exchange Commission of the United States or such other Governmental Authority succeeding to the functions thereof.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any ERISA Affiliate and no Person

QB\~~77192186.1~~77192186.4

QB\~~77192186.1~~77192186.4

other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“SOFR” means~~, with respect to any Business Day,~~ a rate ~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the SOFR Administrator’s Website on the immediately succeeding Business Day~~) or a successor administrator of the secured overnight financing rate).

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the NYFRB~~’s Website~~, currently at ~~http://www.newyorkfed.org,~~ http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Specified Quarter” means a fiscal quarter of the Company during which an Acquisition has been consummated and the aggregate consideration paid or to be paid in respect of such Acquisition (including liabilities to be assumed as part of the purchase consideration) is equal to or greater than

$50,000,000.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to ~~the Adjusted LIBO Rate or~~ the Adjusted EURIBO Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D of the Board. ~~Eurocurrency~~Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D of the Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage, and the Administrative Agent shall notify the Company promptly of any such adjustment.

QB\~~77192186.1~~77192186.4

“Subsidiary” of any Person at any date means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) as of such date more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

(b) the interest in the capital or profits of such limited liability company, partnership or joint venture or

(c)
the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Subsidiary Borrower” means any Eligible Subsidiary that becomes a Subsidiary Borrower pursuant to Section 2.23 and that has not ceased to be a Subsidiary Borrower pursuant to such Section.

“Supported QFC” has the meaning assigned to it in Section 9.17.

“Surviving Commitment” has the meaning assigned to such term in Section 2.09(c). “Surviving Lender” has the meaning assigned to such term in Section 2.09(c). “Swingline Exposure” means, at any time, the aggregate principal amount of all

Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum, without duplication, of (a) its Applicable Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time (excluding, in the case of the Lender that is the Swingline Lender, Swingline Loans made by it that are outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.24 of the Swingline Exposure of Defaulting Lenders in effect at such time, and (b) in the case of the Lender that is the Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Lender outstanding at such time, less the amount of participations funded by the other Lenders in such Swingline Loans.

“Swingline Lender” means BMO Harris in its capacity as the lender of Swingline Loans hereunder, or any successor Lender acting in such capacity appointed pursuant to Section 2.05.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Swingline Sublimit” means as to any Lender (i) the amount set forth opposite such Lender’s name on Schedule 2.05 hereof or (ii) if such Lender has entered into an Assignment and Assumption, the amount set forth for such Lender as its Swingline Sublimit in the Register maintained by the Administrative Agent pursuant to Section 9.04(b)(iv) (provided that, in the case of each of the foregoing clauses (i) and (ii), any increase in the Swingline Sublimit with respect to any Lender shall only require the consent of the Company and such Lender).

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in euro.

“TARGET2 Day” means a day that TARGET2 is open for the settlement of payments in euro.

QB\~~77192186.1~~77192186.4

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, fees, value added taxes, or any other goods and services, use or sales taxes, assessments, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term ~~SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward‐looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~Benchmark”, when used in reference to a currency means an Agreed Currency (other than Pounds Sterling), and when used in reference to any Loan or Borrowing means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted Term SOFR (except pursuant to clause (c) of the definition of “Alternate Base Rate”) or the Adjusted EURIBO Rate.

“Term SOFR” means, for the applicable tenor, the Term SOFR Reference Rate on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to (a) in the case of Term Benchmark Loans, the first day of the applicable Interest Period, or (b) with respect to ABR Loans, the day of determination of the Alternate Base Rate, in each case as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00

p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

~~“Term SOFR Event” means the determination by the Administrative Agent in good faith that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable (and, for the avoidance of doubt, not in the case of an Other Benchmark Rate Election) has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.26 that is not Term SOFR.~~

“Term SOFR ~~Notice~~Administrator” means ~~a notification~~CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent ~~to the Lenders and the Company of the occurrence of a Term SOFR Event~~in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Total Revolving Credit Exposure” means, at any time, the sum of (a) the outstanding principal amount of the Revolving Loans and Swingline Loans at such time and (b) the total LC Exposure at such time.

“Trade Date” has the meaning specified in Section 9.04(e)(i) hereof.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

QB\~~77192186.1~~77192186.4

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted ~~LIBO Rate~~Term SOFR, the Adjusted EURIBO Rate, a Daily Simple ~~SONIA~~RFR or the Alternate Base Rate.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Commitment” means, with respect to each Lender, the Commitment of such Lender less its Revolving Credit Exposure.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Lender” means a Lender that is not a Foreign Lender.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.17. “VAT” means (a) any tax imposed in compliance with the Council Directive of 28

November 2006 on the common system of value added tax (EC Directive 2006/112); and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clause (a) above, or imposed elsewhere.

“Voting Stock” means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Wholly-Owned Subsidiary” means any Subsidiary in which (other than directors’ qualifying shares required by law) 100% of the capital stock, partnership interests, membership interests or other Equity Interests), at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries of the Company, or both.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion

QB\~~77192186.1~~77192186.4

QB\~~77192186.1~~77192186.4

powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of these powers.

SECTION 1.02. Classification of Loans and Borrowings

. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “~~Eurocurrency~~Term Benchmark Loan”) or by Class and Type (e.g., a “~~Eurocurrency~~Term Benchmark Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “~~Eurocurrency~~Term Benchmark Borrowing”) or by Class and Type (e.g., a “~~Eurocurrency~~Term Benchmark Revolving Borrowing”).

SECTION 1.03. Terms Generally

. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP

. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such

QB\~~77192186.1~~77192186.4

provision shall be interpreted on the basis of GAAP as in effect and applied without giving effect to such change until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein (including computations in respect of compliance with Section 6.05) shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Debt in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Debt in a reduced or bifurcated manner as described therein, and such Debt shall at all times be valued at the full stated principal amount thereof, (iii) without giving effect to any change to, or modification of, GAAP (including any future phase-in of changes to GAAP that have been approved as of December 1, 2018) which would require the capitalization of leases characterized as “operating leases” as of December 1, 2018 (it being understood and agreed, for the avoidance of doubt, financial statements delivered pursuant to Sections 5.08(i) and 5.08(ii) shall be prepared without giving effect to this sentence) and (iv) without giving effect to the one-time adjustment to implement Accounting Standards Update 2016-13, Measurement of Credit Losses on Financial Instruments.

SECTION 1.05. Interest Rates~~; LIBOR Notification~~

. The ~~interest rate on a Loan denominated in an Agreed Loan Currency may be derived from an~~ interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate (“LIBOR”) is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that: (a) immediately after December 31, 2021, publication of all seven euro LIBOR settings, all seven Swiss Franc LIBOR settings, the spot next, 1-week, 2-month and 12-month Japanese Yen LIBOR settings, the overnight, 1-week, 2-month and 12-month Pound Sterling LIBOR settings, and the 1-week and 2-month Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month Dollar LIBOR settings will permanently cease; immediately after December 31, 2021, the 1-month, 3-month and 6-month Japanese Yen LIBOR settings and the 1-month, 3-month and 6-month Pound Sterling LIBOR settings will cease to be provided or, subject to consultation by the FCA, be provided on a changed methodology (or “synthetic”) basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored; and immediately after June 30, 2023, the 1-month, 3-month and 6-month Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Event, an Early Opt-in Election or an Other Benchmark Rate Election, Section 2.26(a) and Section 2.26(b) provide a mechanism for ~~determining an alternative rate of interest. The Administrative Agent will promptly notify the Company,~~

QB\~~77192186.1~~77192186.4

~~pursuant to Section 2.26(d), of any change to the reference rate upon which the interest rate on Eurocurrency Loans is based. However, the~~ Administrative Agent does not warrant or accept ~~any~~ responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to ~~the Daily Simple SONIA, LIBOR, EURIBOR~~any Benchmark, any component definition thereof or ~~other~~ rates referred to in the definition ~~of “LIBO Rate” (or “EURIBO Rate”, as applicable) or with respect to~~thereof, or any alternative ~~or~~, successor or replacement rate thereto~~, or replacement rate thereof~~ (including~~, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.26(a) or Section 2.26(b), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Event, an Early Opt-in Election or an Other Benchmark Rate Election, and (ii) the implementation of~~ any Benchmark Replacement ~~Conforming Changes pursuant to Section 2.26(c)~~), including ~~without limitation,~~ whether the composition or characteristics of any such alternative, successor or replacement ~~reference~~ rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, ~~the Daily Simple SONIA, the LIBO Rate (or the EURIBO Rate, as applicable)~~ or have the same volume or liquidity as ~~did LIBOR (or the euro interbank offered rate (“EURIBOR”), as applicable)~~, any Benchmark prior to its discontinuance or unavailability (other than, for the avoidance of doubt, in each case with respect to its obligation to apply the definition of each such rate in accordance with its terms and to comply with its express obligations in ~~Article II (including Section 2.14 and Section 2.26)~~this Agreement and the other Loan Documents regarding interest rates), or (b) the effect, implementation or composition of any Conforming Changes (other than, for the avoidance of doubt, with respect to its obligation to implement Conforming Changes in accordance with the terms of this Agreement). The Administrative Agent and its affiliates ~~and/~~or other related entities may engage in transactions ~~unrelated to the Company and this Agreement~~ that affect the calculation of ~~any Daily Simple SONIA~~the Benchmarks, any alternative, successor or ~~alternative~~replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Company. The Administrative Agent may select information sources or services commonly used in the banking industry for such purpose in its reasonable good faith discretion to ascertain any Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Company, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.06. Certain Calculations

. No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Articles VI and VII under this Agreement being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the last day of the fiscal quarter of the Company immediately preceding the fiscal quarter of the Company in which the applicable transaction or occurrence requiring a determination occurs.

SECTION 1.07. Divisions

. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.08. Leverage Ratios

QB\~~77192186.1~~77192186.4

. Notwithstanding anything to the contrary contained herein, for purposes of calculating any pro forma leverage ratio herein in connection with the incurrence of any Debt, (a) there shall be no netting of the cash proceeds proposed to be received in connection with the incurrence of such Debt and (b) to the extent the Debt to be incurred is revolving Debt, such incurred revolving Debt (or if applicable, the portion (and only such portion) of the increased commitments thereunder) shall be treated as fully drawn.

ARTICLE II

The Credits

SECTION 2.01. Commitments

. Subject to the terms and conditions set forth herein, each Lender (severally and not jointly) agrees to make Revolving Loans to the Borrowers in Agreed Loan Currencies from time to time during the Availability Period in an aggregate principal amount that will not, subject to fluctuations in currency exchange rates and Section 2.11.2 and subject to any application of proceeds of such Borrowing to any Swingline Loans outstanding pursuant to Section 2.10(a), result in, subject to Section 2.04, the Dollar Amount of such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02. Loans and Borrowings

. (a) Each Revolving Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05.

(b)
Subject to Section 2.14, each Revolving Borrowing shall be comprised (i) in the case of Borrowings in Dollars, entirely of ABR Loans or ~~Eurocurrency~~Term Benchmark Loans and (ii) in the case of Borrowings in any other Agreed Currency, entirely of ~~Eurocurrency~~Term Benchmark Loans or RFR Loans, as applicable, in each case of the same Agreed Currency, as the relevant Borrower may request in accordance herewith; provided that each ABR Loan shall only be made in Dollars and no ABR Loan shall be made to a Designated Foreign Subsidiary Borrower. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16, 2.17 and 2.26 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)
At the commencement of each Interest Period for any ~~Eurocurrency~~Term Benchmark Revolving Borrowing and/or payment period for each RFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 (or, if such Borrowing is denominated in a Foreign Currency, 100,000 units of such currency) and not less than $200,000 (or, if such Borrowing is denominated in a Foreign Currency, 200,000 units of such currency). At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral

QB\~~77192186.1~~77192186.4

multiple of $100,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $25,000 and not less than $50,000. Borrowings of more than one Type and Class may be outstanding at the same time.

(d)
Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03. Requests for Revolving Borrowings

. To request a Revolving Borrowing, the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent of such request by irrevocable written notice (via a written Borrowing Request signed by the applicable Borrower, or the Company on behalf of the applicable Borrower) (a) in the case of a ~~Eurocurrency~~Term Benchmark Borrowing, not later than 12:00 noon, Local Time, three (3) Business Days before the date of the proposed Borrowing, (b) in the case of an RFR Borrowing denominated in Pounds Sterling, not later than 12:00 noon Chicago time five

(5) Business Days before the date of the proposed Borrowing or (c) in the case of an ABR Borrowing, not later than 12:00 noon, Chicago time, on the Business Day of the proposed Borrowing. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)
the name of the applicable Borrower;

(ii)
the aggregate principal amount of the requested Borrowing;

(iii)
the date of such Borrowing, which shall be a Business Day;

(iv)
whether such Borrowing is to be an ABR Borrowing, a ~~Eurocurrency~~Term Benchmark Borrowing or an RFR Borrowing;

(v)
in the case of a ~~Eurocurrency~~Term Benchmark Borrowing, the Agreed Currency and initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)
the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the currency of a Borrowing is specified, then the requested Borrowing shall be made in Dollars. If no election as to the Type of Revolving Borrowing is specified, then, in the case of a Borrowing denominated in Dollars (other than a Designated Loan), the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested ~~Eurocurrency~~Term Benchmark Revolving Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Determination of Dollar Amounts

. The Administrative Agent will determine the Dollar Amount of:

QB\~~77192186.1~~77192186.4

(a)
any Loan denominated in a Foreign Currency, on each of the following: (i) the date of the Borrowing of such Loan and (ii) each date of a conversion or continuation of such Loan pursuant to the terms of this Agreement,

(b)
any Letter of Credit denominated in a Foreign Currency, on each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof, and

(c)
any Credit Event, on any additional date as the Administrative Agent may determine at any time when an Event of Default exists.

Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a), (b) and (c) is herein described as a “Computation Date” with respect to each Credit Event for which a Dollar Amount is determined on or as of such day, and the Administrative Agent shall notify the Company of all such determinations and related computations on such Computation Date.

SECTION 2.05. Swingline Loans

. Subject to the terms and conditions set forth herein, the Swingline Lender may in its sole discretion make Swingline Loans in Dollars to the Company from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans made by the Swingline Lender exceeding the Swingline Lender’s Swingline Sublimit, except to the extent otherwise agreed by the Swingline Lender and the Company, with notice to be concurrently given to the Administrative Agent or (ii) the Swingline Lender’s Revolving Credit Exposure exceeding its Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans.

(a)
To request a Swingline Loan, the Company shall notify the Administrative Agent of such request by irrevocable written notice (via a written Borrowing Request signed by the Company), not later than 12:00 noon, Chicago time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan and the Swingline Lender to make such Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Company. Unless otherwise directed by the Company, the Swingline Lender shall (subject to the Swingline Lender’s discretion to make Swingline Loans as set forth in Section 2.05(a)) make each Swingline Loan to be made by it available to the Company by means of a credit to an account of the Company with the Administrative Agent designated for such purpose (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the relevant Issuing Bank) by 3:00 p.m., Chicago time, on the requested date of such Swingline Loan.

(b)
The Swingline Lender may by written notice given to the Administrative Agent require the Lenders to acquire participations in all or a portion of its Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 12:00 noon, Chicago time, on a Business Day, no later than 4:00 p.m., Chicago time, on such Business Day and if received after 12:00 noon, Chicago time,

QB\~~77192186.1~~77192186.4

on a Business Day, no later than 9:00 a.m., Chicago time, on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Company promptly of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Company for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company of any default in the payment thereof.

(c)
The Swingline Lender may be replaced at any time by written agreement among the Company, the Administrative Agent and the successor Swingline Lender; the Administrative Agent’s consent to the appointment of a successor Swingline Lender shall not be unreasonably withheld, conditioned or delayed. The Administrative Agent shall notify the Lenders of any such replacement of the relevant Swingline Lender. At the time any such replacement shall become effective, the Company shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.13(a). From and after the effective date of any such replacement, (i) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (ii) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

(d)
Subject to the appointment and acceptance of a successor Swingline Lender, any Swingline Lender may resign as a Swingline Lender at any time upon thirty (30) days’ prior written notice to the Administrative Agent, the Company and the Lenders, in which case, the Swingline Lender shall be replaced in accordance with Section 2.05(d) above.

SECTION 2.06. Letters of Credit

. (a) General. Subject to the terms and conditions set forth herein, the Company may request the issuance of Letters of Credit (or the amendment or extension of any outstanding Letter of Credit) denominated in Agreed LC Currencies for its own account, as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent, the Company and the Issuing Bank issuing such Letter of Credit, at any time and from time to

QB\~~77192186.1~~77192186.4

time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control; provided, however, if any Issuing Bank is requested to issue Letters of Credit with respect to a jurisdiction such Issuing Bank deems, in its reasonable judgment applied generally to substantially similar credit facilities for which it acts as an issuing bank, may at any time subject it to a New Money Credit Event or a Country Risk Event, such Issuing Bank shall promptly notify the Company of such determination prior to the issuance of any Letter of Credit, and the Company shall either withdraw its request to issue such Letter of Credit or, at the request of such Issuing Bank, guaranty and indemnify such Issuing Bank against any and all costs, liabilities and losses resulting from such New Money Credit Event or Country Risk Event, in each case in a form and substance reasonably satisfactory to such Issuing Bank. Notwithstanding anything herein to the contrary, no Issuing Bank shall have any obligation hereunder to issue any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Designated Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions, in each case to the extent prohibited for a Person required to comply with Sanctions, (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement or (iii) in any manner that would result in a violation of one or more policies of such Issuing Bank applicable to letters of credit generally. The Company unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the support of any Subsidiary’s obligations as provided in the first sentence of this paragraph, the Company will be fully responsible for the reimbursement of LC Disbursements in accordance with the terms hereof, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (the Company hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such a Subsidiary that is an account party in respect of any such Letter of Credit).

(b)
Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit), the Company shall hand deliver, email or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by such Issuing Bank) to the applicable Issuing Bank (selected by the Company in its sole discretion) and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment or extension, but in any event no less than three (3) Business Days in advance thereof unless a shorter period is acceptable to the applicable Issuing Bank in its sole discretion) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the Agreed LC Currency applicable thereto, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit. In addition, if required by such Issuing Bank, as a condition to any such Letter of Credit issuance, the Company shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in a form agreed to by the Company and the applicable Issuing Bank in connection with any request for a Letter of Credit (each, a “Letter of Credit Agreement”). A Letter of Credit shall be issued, amended to increase the amount or extended only if (and upon issuance, amendment to increase the amount or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension, but allowing for fluctuations in currency exchange rates and subject to Section 2.11.2, (i) subject to Section 2.04, the Dollar Amount of the LC Exposure shall not exceed $25,000,000, (ii) subject to Section 2.04, the Dollar Amount of the aggregate face amount of all Letters of Credit issued and then outstanding by any Issuing Bank shall not exceed such Issuing Bank’s Applicable LC Sublimit, (iii) subject to Section 2.04, the sum of the Dollar Amount of the Total Revolving Credit Exposure shall not exceed the Aggregate Commitment and (iv) subject to Section 2.04, the Dollar Amount of each Lender’s Revolving Credit Exposure shall not exceed such Lender’s Commitment.

QB\~~77192186.1~~77192186.4

(c)
Expiration Date. Each Letter of Credit shall expire (or, if set forth in such Letter of Credit, be subject to termination by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date three years after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, three years after such extension), unless the Required Lenders and the applicable Issuing Bank, in their discretion, have approved a later expiry date in writing and (ii) the date that is five (5) Business Days prior to the Maturity Date; provided that, notwithstanding clauses (i) and (ii) above, upon the Company’s request and subject to the approval, in its reasonable discretion, by the Administrative Agent and the Issuing Bank that has issued such Letter of Credit, any such Letter of Credit may have a later expiry date (but in any event not later than three (3) years after the Maturity Date) if cash collateralized or covered by standby letter(s) of credit in compliance with Section 2.06(j) below.

(d)
Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or the Lenders, each Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the relevant Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Company on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Company for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)
Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Administrative Agent in Dollars the Dollar Amount equal to such LC Disbursement, calculated as of the date such Issuing Bank made such LC Disbursement (or if such Issuing Bank shall so elect in its sole discretion by notice to the Company, in such other Agreed LC Currency which was paid by such Issuing Bank pursuant to such LC Disbursement in an amount equal to such LC Disbursement) not later than 12:00 noon, Local Time, on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 10:00 a.m., Local Time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon, Local Time, on (i) the Business Day that the Company receives such notice, if such notice is received prior to 10:00 a.m., Local Time, on the day of receipt, or (ii) the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, subject to the conditions to borrowing set forth herein, (i) to the extent such LC Disbursement was made in Dollars, such payment shall, automatically and without notice, be financed with (x) if the LC Disbursement is equal to or greater than $200,000, an ABR Revolving Borrowing in Dollars or, at the Company’s election, a Swingline Loan, or (y) if the LC Disbursement is equal to or greater than

$100,000 but less than $200,000, a Swingline Loan, in each case in an amount equal to such LC

Disbursement or (ii) to the extent such LC Disbursement was made in a Foreign Currency, the Company may request in accordance with Section 2.03 that such payment be financed with (i) an ABR Revolving Borrowing or ~~Eurocurrency~~Term Benchmark Revolving Borrowing in Dollars in the Dollar Amount of such LC Disbursement or (ii) to the extent that such LC Disbursement was made in a Foreign Currency, a ~~Eurocurrency~~Term Benchmark Revolving Borrowing in such Foreign Currency (in the event such Foreign Currency is an Agreed Loan Currency) in an amount equal to such LC Disbursement, and, in

QB\~~77192186.1~~77192186.4

each case, to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing, Swingline Loan or ~~Eurocurrency~~Term Benchmark Revolving Borrowing, as applicable. If the Company fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Company in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Company, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders, provided that, with respect to any such payment in respect of a Letter of Credit denominated in an Agreed LC Currency that is not an Agreed Loan Currency, any Lender may make such payment in Dollars in the Dollar Amount of such LC Disbursement), and the Administrative Agent shall promptly pay to such Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to such Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans, ~~Eurocurrency~~Term Benchmark Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement. If the Company’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, any Issuing Bank or any Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the Administrative Agent shall promptly notify the Company prior to payment by the Company, and the Company shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the relevant Issuing Bank or the relevant Lender or (y) reimburse each LC Disbursement made in such Foreign Currency in Dollars, in an amount equal to the Dollar Amount thereof calculated on the date such LC Disbursement is made.

(f)
Obligations Absolute. The Company’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Banks, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of an Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the

QB\~~77192186.1~~77192186.4

terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the relevant Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)
Disbursement Procedures. Each Issuing Bank shall, within the time period stipulated by the terms and conditions of the applicable Letter of Credit following its receipt thereof (and, if no time period is so stipulated, promptly), examine all documents purporting to represent a demand for payment under a Letter of Credit. After such examination, such Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by telecopy or email in accordance with Section 9.01) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement in accordance with Section 2.06(e).

(h)
Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans (or in the case such LC Disbursement is denominated in a Foreign Currency, at the Overnight Rate for such Agreed LC Currency plus the then effective Applicable Rate with respect to ~~Eurocurrency~~Term Benchmark Revolving Loans); provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(b) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the relevant Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)
Replacement and Resignation of Issuing Bank. (A) Each Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(B) Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Company and the Lenders, in which case, such resigning Issuing Bank shall be replaced in accordance with Section 2.06(i)(A) above.

QB\~~77192186.1~~77192186.4

(j)
Cover. If (x) any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph or (y) the Company requests the issuance of a Letter of Credit with an expiry date that is later than the expiry date prescribed in clause (c) of this Section 2.06 (an “Extended Letter of Credit”), the Company shall either (A) cover by arranging for the issuance of one or more standby letters of credit issued by an issuer, and otherwise on terms and conditions, satisfactory to the Administrative Agent and the relevant Issuing Bank or (B) deposit cash in an account with the Administrative Agent, in each case in the name of the Administrative Agent and for the benefit of the Administrative Agent, the Issuing Banks and the Lenders, and in an amount equal to (1) with respect to a Letter of Credit denominated in Dollars, 100% and (2) with respect to a Foreign Currency Letter of Credit, 105%, in each case of the Dollar Amount of the LC Exposure in respect of such Extended Letter of Credit (in the case of the foregoing clause (y)) or in the aggregate (in the case of the foregoing clause (x)) as of such date plus any accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn Foreign Currency Letters of Credit or LC Disbursements in a Foreign Currency that the Company is not late in reimbursing shall be covered or deposited in the applicable Foreign Currencies in an amount equal to 105% of the actual amounts of such undrawn Letters of Credit and LC Disbursements and (ii) the obligation to provide such letter(s) of credit cover or deposit such cash collateral shall become effective immediately, and such cover or deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in clause (e) of Article VII. For the purposes of this paragraph, the Foreign Currency LC Exposure shall be calculated using the Dollar Amount thereof on the date notice demanding letter of credit cover or cash collateralization is delivered to the Company. The Company also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11.2. Any such deposits shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Such deposits shall bear interest, and such deposits shall be invested by the Administrative Agent in direct short term obligations of, or in other short term obligations which are unconditionally guaranteed with respect to all principal thereof and interest thereon by, the United States of America, in each case maturing no later than the expiry date of the Letter of Credit giving rise to LC Exposure. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations; provided that at any time that the money remaining in such account exceeds the LC Exposure by $100,000 or more, the Administrative Agent will, promptly after request therefor by the Company at any time that no Default shall exist, deliver such excess to the Company. If the Company is required to provide an amount of cash collateral or letter of credit cover hereunder as a result of the occurrence of an Event of Default, such amount or letter of credit (to the extent not applied as aforesaid) shall be returned to the Company or the issuer of such letter of credit (as applicable) within three (3) Business Days after all Events of Default have been cured or waived.
(k)
Conversion. In the event that the Loans become immediately due and payable on any date pursuant to Article VII, all amounts (i) that the Company is at the time or thereafter becomes required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Foreign Currency Letter of Credit (other than amounts in respect of which the Company has provided letter of credit cover, or deposited cash collateral, pursuant to paragraph (j) above, if such letter of credit

QB\~~77192186.1~~77192186.4

was issued, or cash collateral was deposited, in the applicable Foreign Currency to the extent so deposited or applied), (ii) that the Lenders are at the time or thereafter become required to pay to the Administrative Agent and the Administrative Agent is at the time or thereafter becomes required to distribute to any Issuing Bank pursuant to paragraph (e) of this Section in respect of unreimbursed LC Disbursements made under any Foreign Currency Letter of Credit and (iii) of each Lender’s participation in any Foreign Currency Letter of Credit under which an LC Disbursement has been made shall, automatically and with no further action required, be converted into the Dollar Amount thereof, calculated on such date (or in the case of any LC Disbursement made after such date, on the date such LC Disbursement is made), of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, any Issuing Bank or any Lender in respect of the obligations described in this paragraph shall accrue and be payable in Dollars at the rates otherwise applicable hereunder.

(l)
Issuing Bank Agreements. Each Issuing Bank agrees that, unless otherwise requested by the Administrative Agent, such Issuing Bank shall report in writing to the Administrative Agent (i) on the first Business Day of each week, the daily activity (set forth by day) in respect of Letters of Credit during the immediately preceding week, including all issuances, extensions and amendments, all expirations and cancellations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which such Issuing Bank expects to issue, amend or extend any Letter of Credit, the date of such issuance, amendment or extension, and the aggregate face amount of the Letters of Credit to be issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension occurred (and whether the amount thereof changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date of such LC Disbursement and the amount of such LC Disbursement, (iv) on any Business Day on which any Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount and currency of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.

(m)
LC Exposure Determination. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

SECTION 2.07. Funding of Borrowings

. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date specified in accordance with the terms hereof in the Borrowing Request solely by wire transfer of immediately available funds (i) in the case of Loans denominated in Dollars (other than a Designated Loan), by 1:00 p.m., Chicago time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders and (ii) in the case of each Loan denominated in a Foreign Currency and Designated Loans, by 1:00 p.m., Local Time, in the city of the Administrative Agent’s ~~Eurocurrency~~Foreign Currency Payment Office for such currency and at such ~~Eurocurrency~~Foreign Currency Payment Office for such currency; provided that Swingline Loans shall be made as provided in Section 2.05. Except in respect of the provisions of this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting, on the date specified in accordance with the terms hereof in the Borrowing Request funds so received in the aforesaid account of the Administrative Agent to (x) an account of the Company maintained with the Administrative Agent in Chicago and designated by the relevant Borrower in the applicable Borrowing Request, in the case of Loans denominated in Dollars and (y) an account of such

QB\~~77192186.1~~77192186.4

Borrower maintained in the relevant jurisdiction and designated by such Borrower in the applicable Borrowing Request, in the case of Loans denominated in a Foreign Currency; provided that Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the relevant Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or in the case of an ABR Borrowing, prior to 1:00 p.m., Chicago time, on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans, or in the case of Foreign Currencies, in accordance with such market practice, in each case, as applicable. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08. Interest Elections

. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request (or, if not so specified, as provided in Section 2.03) and, in the case of a ~~Eurocurrency~~Term Benchmark Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request (or, if not so specified, as provided in Section 2.03). Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a ~~Eurocurrency~~Term Benchmark Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)
To make an election pursuant to this Section, a Borrower, or the Company on its behalf, shall notify the Administrative Agent of such election (by irrevocable written notice in the case of a Borrowing denominated in Dollars (other than Designated Loans) or by irrevocable written notice (via an Interest Election Request signed by such Borrower, or the Company on its behalf) in the case of a Borrowing denominated in a Foreign Currency or a Designated Loan) by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for ~~Eurocurrency~~Term Benchmark Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments pursuant to which such Borrowing was made.

(c)
Each Interest Election Request shall specify the following information in compliance with Section 2.02:

QB\~~77192186.1~~77192186.4

(i)
the name of the applicable Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)
the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)
whether the resulting Borrowing is to be an ABR Borrowing or a ~~Eurocurrency~~Term Benchmark Borrowing or an RFR Borrowing; and

(iv)
if the resulting Borrowing is a ~~Eurocurrency~~Term Benchmark Borrowing, the Interest Period and Agreed Currency to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a ~~Eurocurrency~~Term Benchmark Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)
Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)
If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a ~~Eurocurrency~~Term Benchmark Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) in the case of a Borrowing denominated in Dollars (other than Designated Loans), such Borrowing shall be converted to an ABR Borrowing; provided that if the Company shall have delivered to the Administrative Agent its customary standard documentation pre-authorizing automatic continuations, such Borrowing shall automatically continue as a ~~Eurocurrency~~Term Benchmark Borrowing in Dollars with an Interest Period of one month unless such ~~Eurocurrency~~Term Benchmark Borrowing is or was repaid in accordance with Section 2.11 and (ii) in the case of a Borrowing denominated in a Foreign Currency or a Designated Loan in respect of which the applicable Borrower shall have failed to deliver an Interest Election Request prior to the third (3rd) Business Day preceding the end of such Interest Period, such Borrowing shall automatically continue as a ~~Eurocurrency~~Term Benchmark Borrowing in the same Agreed Currency with an Interest Period of one month unless such ~~Eurocurrency~~Term Benchmark Borrowing is or was repaid in accordance with Section 2.11. If the relevant Borrower fails to deliver a timely Interest Election Request with respect to an RFR Revolving Borrowing in a Foreign Currency prior to the Interest Payment Date applicable thereto, then, unless such Borrowing is repaid as provided herein, such Borrowing shall automatically continue as an RFR Borrowing in its original Agreed Currency bearing interest at a rate based upon the applicable Adjusted Daily Simple ~~SONIA~~RFR as of such Interest Payment Date unless such RFR Borrowing is or was repaid in accordance with Section

2.11. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing denominated in Dollars (other than Designated Loans) may be converted to or continued as a ~~Eurocurrency~~Term Benchmark Borrowing or an RFR Borrowing, (ii) unless repaid, each ~~Eurocurrency~~Term Benchmark Revolving Borrowing denominated in Dollars (other than Designated Loans) shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and

(iii) unless repaid, each ~~Eurocurrency~~Term Benchmark Revolving Borrowing or RFR Borrowing

QB\~~77192186.1~~77192186.4

denominated in a Foreign Currency and each Designated Loan shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the ~~Applicable Rate~~CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected ~~Eurocurrency~~Term Benchmark Loans or RFR Loans denominated in any Foreign Currency shall either be (A) converted to an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) at the end of the Interest Period or on the Interest Payment Date, as applicable, therefor or (B) prepaid at the end of the applicable Interest Period or on the Interest Payment Date, as applicable, in full; provided that if no election is made by the relevant Borrower by the earlier of (x) the date that is three (3) Business Days after receipt by the Company of such notice and (y) the last day of the current Interest Period for the applicable ~~Eurocurrency~~Term Benchmark Loan, such Borrower shall be deemed to have elected clause (A) above.

SECTION 2.09. Termination and Reduction of Commitments

.

(a)
Unless previously terminated, the Commitments shall terminate on the Maturity Date (subject to Section 2.25).

(b)
The Company may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of

$500,000 and not less than $1,000,000 and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the Dollar Amount of the Total Revolving Credit Exposure would exceed the Aggregate Commitment.

(c)
Notwithstanding the foregoing, upon the acquisition of one Lender by another Lender, or the merger, consolidation or other combination of any two or more Lenders (any such acquisition, merger, consolidation or other combination being referred to hereinafter as a “Combination” and each Lender which is a party to such Combination being hereinafter referred to as a “Combined Lender”), the Company may notify the Administrative Agent that it desires to reduce the Commitment of the Lender surviving such Combination (the “Surviving Lender”) to an amount equal to the Commitment of that Combined Lender which had the largest Commitment of each of the Combined Lenders party to such Combination (such largest Commitment being the “Surviving Commitment” and the Commitments of the other Combined Lenders being hereinafter referred to, collectively, as the “Retired Commitments”). If the Required Lenders (determined as set forth below) and the Administrative Agent agree to such reduction in the Surviving Lender’s Commitment, then (i) the aggregate amount of the Commitments shall be reduced by the Retired Commitments effective upon the effective date of the Combination (or such later date as the Company may specify in its request), provided, that, on or before such date the Borrowers have paid in full the outstanding principal amount of the Loans of each of the Combined Lenders other than the Combined Lender whose Commitment is the Surviving Commitment, (ii) from and after the effective date of such reduction, the Surviving Lender shall have no obligation with respect to the Retired Commitments, and (iii) the Company shall notify the Administrative Agent whether it wants such reduction to be a permanent reduction or a temporary reduction. If such reduction is to be a temporary reduction, then the Company shall be responsible for finding one or more financial institutions (which for the avoidance of doubt may be an existing Lender) (each, a “Replacement Lender”), acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld, conditioned or delayed), willing to assume the obligations of a Lender hereunder with aggregate Commitments up to the amount of the Retired Commitments. The Administrative Agent may require the Replacement Lenders to execute such documents, instruments or agreements as the Administrative Agent reasonably deems

QB\~~77192186.1~~77192186.4

necessary or desirable to evidence such Replacement Lenders’ agreement to become parties hereunder. For purposes of this Section 2.09(c), Required Lenders shall be determined as if the reduction in the aggregate amount of the Commitments requested by the Company had occurred (i.e., the Combined Lenders shall be deemed to have a single Commitment equal to the Surviving Commitment and the aggregate amount of the Commitments shall be deemed to have been reduced by the Retired Commitments).

(d)
The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination or reduction of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or other matters specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.10. Repayment of Loans; Evidence of Debt

.

(a)
Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan made to such Borrower on the Maturity Date in the currency of such Loan and (ii) in the case of the Company, to the Administrative Agent for the account of the Swingline Lender the then unpaid principal amount of each Swingline Loan made by the Swingline Lender on the earlier of the Maturity Date and the fifteenth Business Day after the date such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Company shall repay all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.

(b)
Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)
The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Agreed Currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)
The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

QB\~~77192186.1~~77192186.4

(e)
Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note. In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form attached hereto as Exhibit D, as applicable. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.

SECTION 2.11. Prepayment of Loans

.

SECTION 2.11.1. Voluntary Prepayments

.

(a)
Any Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that (i) each prepayment of a ~~Eurocurrency~~Term Benchmark Borrowing (other than in connection with a prepayment of all outstanding ~~Eurocurrency~~Term Benchmark Borrowings and/or a prepayment of a ~~Eurocurrency~~Term Benchmark Borrowing made to refinance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e)) shall be in an amount that is an integral multiple of $100,000 (or, if such Borrowing is denominated in a Foreign Currency, 100,000 units of such currency) and not less than $200,000 (or, if such Borrowing is denominated in a Foreign Currency, 200,000 units of such currency) and (ii) each prepayment of an ABR Borrowing (other than in connection with a prepayment of all outstanding ABR Borrowings and/or a prepayment of an ABR Borrowing made to refinance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e)) shall be in an amount that is an integral multiple of $100,000 and not less than $200,000.

(b)
The applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent by telephone (confirmed by telecopy or email in accordance with Section 9.01) of any prepayment hereunder (other than a prepayment of a Swingline Loan) (i) in the case of prepayment of a ~~Eurocurrency~~Term Benchmark Revolving Borrowing and any Designated Loan, not later than 1:00 p.m., Local Time, three (3) Business Days before the date of prepayment, (ii) and (y) in the case of prepayment of an RFR Revolving Borrowing denominated in Pounds Sterling, not later than 1:00 p.m. Chicago time five (5) Business Days before the date of prepayment (iii) in the case of prepayment of an ABR Revolving Borrowing, not later than 1:00 p.m., Chicago time, on the date of prepayment or (iv) in the case of prepayment of a Swingline Loan, not later than 1:00 p.m., Chicago time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, (A) if a notice of prepayment is given in connection with a conditional notice of termination or reduction of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09 and (B) a notice of prepayment by any Borrower, or the Company on behalf of any Borrower, may state that such notice is conditioned upon the effectiveness of other credit facilities or other matters specified therein, in which case such notice may be revoked by the applicable Borrower, or the Company on behalf of the applicable Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be

QB\~~77192186.1~~77192186.4

accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments required by Section 2.16.

SECTION 2.11.2. Mandatory Prepayments

.

If at any time, (i) other than as a result of fluctuations in currency exchange rates, the aggregate principal Dollar Amount of the Total Revolving Credit Exposure (in each case, calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Credit Event) exceeds the Aggregate Commitment or (ii) solely as a result of fluctuations in currency exchange rates, the aggregate principal Dollar Amount of the Total Revolving Credit Exposure exceeds 105% of the Aggregate Commitment, the Borrowers shall, promptly after receipt of written notice from the Administrative Agent, repay Borrowings and, if no Borrowings are then outstanding, cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j) in an aggregate principal amount sufficient to eliminate any such excess.

SECTION 2.12. Fees

(a)
. (a) The Company agrees to pay to the Administrative Agent for the account of each Lender an undrawn fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such undrawn fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued undrawn fees shall be payable in arrears on the fifteenth (15th) Business Day following the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any undrawn fees accruing after the date on which the Commitments terminate shall be payable on demand. All undrawn fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)
The Company agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable LC Fee Rate (as defined below) on the average daily Dollar Amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to such Issuing Bank for its own account a fronting fee, which shall accrue at a rate per annum separately agreed upon between the Company and such Issuing Bank on the average daily Dollar Amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by the relevant Issuing Bank during the period from and including the Effective Date to but excluding the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth (15th) Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees

QB\~~77192186.1~~77192186.4

accruing after the date on which the Commitments terminate shall be payable promptly after demand accompanied by an invoice in reasonable detail. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within thirty (30) days after demand accompanied by an invoice in reasonable detail. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Participation fees and fronting fees in respect of Letters of Credit denominated in Dollars shall be paid in Dollars, and participation fees and fronting fees in respect of Letters of Credit denominated in a Foreign Currency shall be paid in Dollars in the Dollar Amount thereof. As used above, “Applicable LC Fee Rate” means at any time (x) in the case of standby Letters of Credit (other than those described in the following clause (y)), the same Applicable Rate used to determine the interest rate applicable to ~~Eurocurrency~~Term Benchmark Revolving Loans at such time and (y) in the case of commercial Letters of Credit and standby Letters of Credit issued to ensure the performance of services and/or delivery of goods, in each case at a per annum rate equal to 50% of the Applicable Rate used to determine the interest rate applicable to ~~Eurocurrency~~Term Benchmark Revolving Loans at such time.

(c)
The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(d)
All fees payable hereunder shall be paid on the dates due, in immediately available funds in Dollars (except as expressly provided in this Section), to the Administrative Agent (or to the relevant Issuing Bank, in the case of fees payable to it) for distribution, in the case of undrawn fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.13. Interest

.

(a)
The Loans comprising each ABR Borrowing (other than any Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate. Each Swingline Loan shall bear interest at a rate per annum agreed upon between the Company and the Swingline Lender (or, if such a rate per annum is not agreed upon between the Company and the Swingline Lender in respect of a Swingline Loan, such Swingline Loan shall bear interest at the Alternate Base Rate plus the Applicable Rate). The Loans comprising each ~~Eurocurrency~~Term Benchmark Borrowing shall bear interest in the case of a ~~Eurocurrency~~Term Benchmark Revolving Loan, at the Adjusted ~~LIBO Rate~~Term SOFR or the Adjusted EURIBO Rate, as applicable, for the Interest Period in effect for such Borrowing plus the Applicable Rate; provided, the Loans comprising each Pounds Sterling Borrowing shall bear interest in the case of an RFR Loan at the Adjusted Daily Simple ~~SONIA~~RFR in effect for such Borrowing plus the Applicable Rate.

(b)
Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any interest or fee, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(c)
Accrued interest on each Revolving Loan shall be payable in arrears on each Interest Payment Date for such Revolving Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to

QB\~~77192186.1~~77192186.4

the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any ~~Eurocurrency~~Term Benchmark Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(d)
All interest hereunder shall be computed on the basis of a year of 360 days, except that interest (i) computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate, shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (ii) for Borrowings denominated in Pounds Sterling shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted ~~LIBO Rate~~Term SOFR or ~~LIBO Rate~~Term SOFR, Adjusted EURIBO Rate, EURIBO Rate or Daily Simple ~~SONIA~~RFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent demonstrable error.

(e)
Interest in respect of Loans denominated in Dollars shall be paid in Dollars, and interest in respect of Loans denominated in a Foreign Currency shall be paid in such Foreign Currency.

SECTION 2.14. Alternate Rate of Interest

.

(a)
[Reserved].

(b)
Subject to clause (c) of this Section 2.14 and to Section 2.26, if prior to the commencement of any Interest Period for a ~~Eurocurrency~~Term Benchmark Borrowing:

(i)
the Administrative Agent determines (which determination shall be conclusive and binding absent demonstrable error) that adequate and reasonable means do not exist for ascertaining the Adjusted ~~LIBO Rate~~Term SOFR, the ~~LIBO Rate~~Term SOFR, the Adjusted EURIBO Rate, the EURIBO Rate, the Daily Simple ~~SONIA~~RFR or the RFR, as applicable (including, without limitation, because the Relevant Screen Rate is not available or published on a current basis), for a Loan in the applicable currency or for the applicable Interest Period or payment period, as applicable; or

(ii)
the Administrative Agent is advised by the Required Lenders that the Adjusted ~~LIBO Rate~~Term SOFR, the ~~LIBO Rate~~Term SOFR, the Adjusted EURIBO Rate, the EURIBO Rate, the Daily Simple ~~SONIA~~RFR or the RFR, as applicable, for a Loan in the applicable currency or for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable currency and such Interest Period or payment period, as applicable;

then the Administrative Agent shall give notice (in reasonable detail) thereof to the ~~applicable Borrower~~Company and the Lenders prior to the commencement of such Interest Period by telephone, telecopy or email in accordance with Section 9.01 as promptly as practicable thereafter and, until the Administrative Agent notifies the ~~applicable Borrower~~Company and the Lenders that the circumstances giving rise to such notice no longer exist (which notice the Administrative Agent hereby agrees to provide promptly after its determination of such circumstances ceasing to exist), (~~i)~~A) for Loans denominated in Dollars (other than Designated Loans), any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a

QB\~~77192186.1~~77192186.4

~~Eurocurrency~~Term Benchmark Borrowing in the applicable currency or for the applicable Interest Period, as the case may be, and any Borrowing Request that requests a Term Benchmark Borrowing in the applicable currency or for the applicable Interest Period, as the case may be, shall ~~be ineffective,~~instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (~~ii~~x) ~~if any~~an RFR Borrowing ~~Request requests a Eurocurrency Revolving Borrowing in Dollars (other than a Designated Loan), such Borrowing shall be made as an ABR Borrowing~~denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.14(b)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.14(b)(i) or (ii) above and (~~iii~~B) ~~if~~for Loans denominated in a Foreign Currency and Designated Loans, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing, and any Borrowing Request that requests a ~~Eurocurrency~~Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant ~~rate above in a Foreign Currency or a Designated Loan, then such request~~Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted. Furthermore, if any ~~Eurocurrency Loan, Designated~~Term Benchmark Loan or RFR Loan in any Agreed Loan Currency is outstanding on the date of the ~~applicable Borrower~~Company’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(b) with respect to a Relevant Rate applicable to such ~~Eurocurrency~~Term Benchmark Loan or RFR Loan, then until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist (which notice the Administrative Agent will give promptly after such circumstances cease to exist), (1) if such ~~Eurocurrency~~Term Benchmark Loan is denominated in Dollars or in the case of a Designated Loan, then on the last day of the Interest Period applicable to such ~~Eurocurrency~~Term Benchmark Loan or Designated Loan (or the next succeeding Business Day if such day is not a Business Day), such ~~Eurocurrency~~Term Benchmark Loan shall be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.14(b)(i) or (ii) above or (y) an ABR Loan denominated in Dollars if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.14(b)(i) or (ii) above, on such day, (2) if such ~~Eurocurrency~~Term Benchmark Loan is denominated in any Agreed Loan Currency other than Dollars, then such ~~Eurocurrency~~Term Benchmark Loan shall, on the last day of the Interest Period applicable to such ~~Eurocurrency~~Term Benchmark Loan (or the next succeeding Business Day if such day is not a Business Day) ~~bear~~begin bearing interest at the Central Bank Rate for the applicable Agreed Loan Currency plus the ~~Applicable Rate~~CBR Spread; provided that, if the Administrative Agent determines reasonably and in good faith (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable Agreed Loan Currency cannot be determined, any outstanding affected ~~Eurocurrency~~Term Benchmark Loans denominated in any Agreed Loan Currency other than Dollars shall, at the ~~applicable Borrower~~Company’s election prior to such day: (A) be prepaid by ~~such~~the applicable Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such ~~Eurocurrency~~Term Benchmark Loan, ~~such Eurocurrency Loan denominated in any Agreed Loan Currency other than Dollars shall~~ be deemed to be a ~~Eurocurrency~~Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to ~~Eurocurrency~~Term Benchmark Loans denominated in Dollars at such time, and (3) if such ~~RFR~~ Loan is ~~denominated in any Agreed Loan Currency other than Dollars~~an RFR Loan, then such RFR Loan shall bear interest at the Central Bank Rate for the applicable Agreed Loan Currency plus the ~~Applicable Rate~~CBR Spread; provided that, if the Administrative Agent determines reasonably and in good faith (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable Agreed Loan Currency cannot be determined, any outstanding affected RFR Loans denominated in any Agreed Loan Currency, at ~~such Borrower~~the Company’s election, shall either (x) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) immediately or (y) be prepaid in full immediately.

QB\~~77192186.1~~77192186.4

(c)
Notwithstanding the foregoing, if at any time the Administrative Agent determines (which determination shall be conclusive absent demonstrable error), or the Company notifies the Administrative Agent that the Company has determined, that (i) the circumstances set forth in Section 2.14(b)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 2.14(b)(i) have not arisen but (w) the supervisor for the administrator of the Relevant Screen Rate has made a public statement that the administrator of the Relevant Screen Rate is insolvent (and there is no successor administrator that will continue publication of the Relevant Screen Rate), (x) the administrator of the Relevant Screen Rate has made a public statement identifying a specific date after which such Relevant Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of such Relevant Screen Rate), (y) the supervisor for the administrator of the Relevant Screen Rate has made a public statement identifying a specific date after which such Relevant Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the Relevant Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which such Relevant Screen Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Company shall endeavor to establish an alternate rate of interest to the ~~LIBO Rate~~Term SOFR (or the EURIBO Rate, as applicable) that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable; provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment and the basis for such objection. Notwithstanding anything to the contrary in this Agreement, until an alternate rate of interest shall be determined in accordance with this Section 2.14(c) (but, in the case of the circumstances described in clause (ii)(w), clause (ii)(x) or clause (ii)(y) of the first sentence of this Section 2.14(c), only to the extent the Relevant Screen Rate for the applicable currency and such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a ~~Eurocurrency~~Term Benchmark Borrowing in the applicable currency or for the applicable Interest Period, as the case may be, shall be ineffective,

(y) if any Borrowing Request requests a ~~Eurocurrency~~Term Benchmark Borrowing in Dollars, such

Borrowing shall be made as an ABR Borrowing and (z) if any Borrowing Request requests a ~~Eurocurrency~~Term Benchmark Borrowing in a Foreign Currency, then such request shall be ineffective.

SECTION 2.15. Increased Costs

. (a) If any Change in Law shall:

(i)
impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted ~~LIBO Rate~~Term SOFR or the Adjusted EURIBO Rate, as applicable) or any Issuing Bank;

(ii)
impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

QB\~~77192186.1~~77192186.4

(iii)
subject the Administrative Agent, any Lender or any Issuing Bank to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations of the type that such Lender has hereunder, or its deposits, reserves, other liabilities or capital attributable thereto and the result of any of the foregoing shall be to increase the cost to the Administrative Agent or such Lender of making, continuing, converting or maintaining any Loan or of maintaining its obligation to make any such Loan or to increase the cost to the Administrative Agent, such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by the Administrative Agent, such Lender or Issuing Bank hereunder, whether of principal, interest or otherwise, then the applicable Borrower will pay to the Administrative Agent, such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate the Administrative Agent, such Lender or Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered as reasonably determined by such Lender or such Issuing Bank (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender or the applicable Issuing Bank under agreements having provisions similar to this Section 2.15 after consideration of such factors as such Lender or such Issuing Bank then reasonably determines to be relevant).

(b)
If any Lender or any Issuing Bank reasonably determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the applicable Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered as reasonably determined by such Lender or such Issuing Bank (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender or the applicable Issuing Bank under agreements having provisions similar to this Section 2.15 after consideration of such factors as such Lender or such Issuing Bank then reasonably determines to be relevant).

(c)
A certificate of a Lender or an Issuing Bank setting forth in reasonable detail the computation of the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company contemporaneously with any demand for payment hereunder and shall be conclusive absent clearly demonstrable error. The Company shall pay, or cause the other Borrowers to pay, such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.

(d)
Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions if such Lender or such Issuing Bank fails to notify the Company within 90 days after it obtains actual knowledge (or, in the exercise of ordinary due diligence, should have obtained actual knowledge) and such Lender and such Issuing Bank

QB\~~77192186.1~~77192186.4

shall only be entitled to receive such compensation for any losses incurred by it or amounts to which it would otherwise be entitled from and after the date 90 days prior to the date such Lender or such Issuing Bank provided notice thereof to the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s claim for compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments

.

(a)
In the event of (a) the payment of any principal of any ~~Eurocurrency~~Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any ~~Eurocurrency~~Term Benchmark Loan other than on the last day of the Interest Period applicable thereto,

(c) the failure to borrow, convert, continue or prepay any ~~Eurocurrency~~Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith) or (d) the assignment of any ~~Eurocurrency~~Term Benchmark Loan other than on the last day of an Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19 or 9.02(c), then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted ~~LIBO Rate~~Term SOFR or the Adjusted EURIBO Rate, as applicable, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then -current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the ~~eurocurrency~~applicable interbank market. A certificate of any Lender setting forth the computation in reasonable detail of any amount or amounts that such Lender is entitled to receive pursuant to this Section together with supporting documentation in reasonable detail shall be delivered to the applicable Borrower contemporaneously with the demand for payment and shall be conclusive absent demonstrable error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

(b)
In the event of (a) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any RFR Loan other than on the Interest Payment Date applicable thereto, (c) the failure to borrow, convert, continue or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith) or (d) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Company pursuant to Section 2.19, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth the computation in reasonable detail of any amount or amounts that such Lender is entitled to receive pursuant to this Section together with supporting documentation in reasonable detail shall be delivered to the applicable Borrower contemporaneously with the demand for payment and shall be conclusive absent demonstrable error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

QB\~~77192186.1~~77192186.4

SECTION 2.17. Taxes

. Any and all payments by or on account of any obligation of each Borrower or any guarantor under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Borrower or guarantor or the Administrative Agent shall be required (as determined in its reasonable good faith discretion) to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable by such Borrower or guarantor, as applicable, shall be increased as necessary so that after making all required deductions or withholding (including deductions or withholding applicable to additional sums payable under this Section) the Administrative Agent, Lender, Issuing Bank, or any other recipient of such payments (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholding been made, (ii) such Borrower or guarantor or Administrative Agent shall make such deductions or withholding and (iii) such Borrower or guarantor or Administrative Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(a)
In addition, each Borrower or guarantor shall pay any Other Taxes related to such Borrower or guarantor to the relevant Governmental Authority in accordance with applicable law.

(b)
The relevant Borrower or guarantor shall indemnify the Administrative Agent, each Lender and Issuing Bank, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower or guarantor under any Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability together with a supporting document shall be delivered to the Company by a Lender or an Issuing Bank, or by an Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank contemporaneously with any demand for payment, and shall be conclusive absent demonstrable error. This Section 2.17(b) shall not apply to the extent such Taxes would have been compensated for by an increased payment under Section 2.17(i)(i) but were not so compensated solely because one of the exclusions set forth in Section 2.17(i)(iii) applied.

(c)
As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a copy of a receipt issued, if available, by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)
(i) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested by such Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate. In addition, any Lender, if reasonably requested by any Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than

QB\~~77192186.1~~77192186.4

such documentation set forth in Section 2.17(d)(ii)(A) and (ii)(B) and Section 2.17(g) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that any Borrower is a

U.S. Person:

(A)
any U.S. Lender shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable:

(1)
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and

(y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)
in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI or W-8EXP;

(3)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)
to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

QB\~~77192186.1~~77192186.4

(5)
for purposes of furnishing the U.S. Tax Compliance Certificate as described in the foregoing clauses (3) and (4), if a Foreign Lender (or a foreign Participant) is a Disregarded Entity, the Foreign Lender will submit such certificate based on the status of the Person that is treated for U.S. federal income tax purposes as being the sole owner of such Lender or Participant; and

(C)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(e)
If the Administrative Agent or a Lender determines, in its discretion exercised reasonably and in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrowers or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund, net of all reasonable and documented out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender and without interest, to such Borrower (but only to the extent of the indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund). This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Borrower or any other Person.

(f)
Each Lender shall severally indemnify (i) the Administrative Agent, within 30 days after demand therefor, for (A) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Loan Parties to do so) and

(B) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (ii) the Administrative Agent and the Loan Parties, within 30 days after demand therefor, for any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or the applicable Loan Party (as applicable) in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent or the applicable Loan Party (as applicable) shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.17(f).

(g)
If a payment made to a Lender under any Loan Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s

QB\~~77192186.1~~77192186.4

obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h)
For purposes of determining withholding Taxes imposed under FATCA the Loan Parties and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement and the Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(i)
[Reserved].

(j)
VAT.

(i)
All amounts set out or expressed in a Loan Document to be payable by any Party to any Credit Party which (in whole or in part) constitute the consideration for any supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to Section 2.17(j)(ii) below, if VAT is or becomes chargeable on any supply made by any Credit Party to any Party under a Loan Document and such Credit Party is required to account to the relevant tax authority for the VAT, that Party shall pay to such Credit Party, as applicable, (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Credit Party, as applicable, shall promptly provide an appropriate VAT invoice to such Party).

(ii)
If VAT is or becomes chargeable on any supply made by any Credit Party (the “Supplier”) to any other Credit Party (the “VAT Recipient”) under a Loan Document, and any Party other than the VAT Recipient (the “Subject Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the VAT Recipient in respect of that consideration):

(A)
where the Supplier is the person required to account to the relevant tax authority for the VAT, the Subject Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The VAT Recipient will, where this Section 2.17(j)(ii)(A) applies, promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the VAT Recipient from the relevant tax authority which the VAT Recipient reasonably and in good faith determines relates to the VAT chargeable on that supply; and

(B)
where the VAT Recipient is the person required to account to the relevant tax authority for the VAT, the Subject Party shall promptly, following demand from the VAT Recipient, pay to the VAT Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the VAT Recipient reasonably and in good faith determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(iii)
Where a Loan Document requires any Party to reimburse or indemnify a Credit Party for any cost or expense, that Party shall upon demand reimburse or indemnify (as the case may be) such Credit Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that the Credit Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

QB\~~77192186.1~~77192186.4

(iv)
Any reference in this Section 2.17(j) to any Party shall, at any time when such Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(v)
In relation to any supply made by a Credit Party to any Party under a Loan Document, if reasonably requested by such Credit Party, that Party must promptly provide details of its VAT registration and such other information as is reasonably requested in connection with such Credit Party’s VAT reporting requirements in relation to such supply.

(k)
Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(l)
For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs

.

(a)
Each Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to (i) in the case of payments denominated in Dollars (other than in respect of Designated Loans), 1:00 p.m., Chicago time and (ii) in the case of payments denominated in a Foreign Currency or in respect of Designated Loans, 1:00 p.m., Local Time, in the city of the Administrative Agent’s ~~Eurocurrency~~Foreign Currency Payment Office for such currency or Designated Loan, as applicable, in each case on the date when due or the date fixed for any prepayment hereunder, in immediately available funds, without set-off, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) in the same currency in which the applicable Credit Event was made (or where such currency has been converted to euro, in euro) and (ii) to the Administrative Agent at its offices at 790 North Water Street, Milwaukee, Wisconsin 53202 or, in the case of a Credit Event denominated in a Foreign Currency or a Designated Loan, the Administrative Agent’s ~~Eurocurrency~~Foreign Currency Payment Office for such currency or Designated Loan, as applicable, except payments to be made directly to an Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing provisions of this Section, if, after the making of any Credit Event in any

QB\~~77192186.1~~77192186.4

QB\~~77192186.1~~77192186.4

Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists or any Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by such Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.

(b)
If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)
If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d)
Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that such Borrower will not make such payment or prepayment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

QB\~~77192186.1~~77192186.4

(e)
If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Banks to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion; it being understood that the Administrative Agent shall, to the extent permitted by law, apply any cash collateral to such obligations when due.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders

. (a) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 , then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender (or any of its Participants) requests compensation under Section 2.15, (ii) any Borrower is required to pay any Indemnified Taxes or additional amount to any Lender (or any of its Participants) or any Governmental Authority for the account of any Lender (or any of its Participants) pursuant to Section 2.17 (other than amounts in respect of VAT), (iii) any Lender (A) or its Lender Parent has become the subject of a Bail-In Action (or any case or other proceeding in which a Bail-In Action may occur), (B) is an Affected Financial Institution that is rated lower than BBB- by S&P (or an applicable Affiliate thereof) and lower than Baa3 by Moody’s (or an applicable Affiliate thereof), (C) is or becomes a Defaulting Lender or a Disqualified Institution or (D) rejects the designation of an Agreed Currency or of a Foreign Subsidiary as an Eligible Subsidiary if, in each case, such Agreed Currency or designation of a Foreign Subsidiary as an Eligible Subsidiary has otherwise been approved by the Required Lenders, (iv) any Lender shall determine that any law, regulation or treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for such Lender to make or maintain any ~~Eurocurrency~~Term Benchmark Loans as contemplated by this Agreement, (v) any Lender shall enter into, or purport to enter into, any assignment or participation with a Disqualified Institution in violation of this Agreement or (vi) any Lender that is the Swingline Lender or an Issuing Bank shall (A) resign in its capacity as such, (B) fail to promptly approve the assignment of a Commitment that the Administrative Agent has approved as contemplated by clause (i) of the proviso below or (C) fail to promptly approve a New Lender that the Administrative Agent has approved in the case of an increase in the Commitments as contemplated by Section 2.20, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender is reasonably acceptable to the Administrative Agent (and if a Commitment is being assigned, the Issuing Banks and the Swingline Lender) and (ii) such Lender shall have received payment of an amount

QB\~~77192186.1~~77192186.4

equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts). Each party hereto agrees that (1) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (2) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto. Notwithstanding any other provision of this Agreement to the contrary, if a Lender has become the subject of a Bail-In Action (or any case or other proceeding in which a Bail-In Action may occur) (each, a “Bail-In Lender”), then the Company may terminate such Bail-In Lender’s Commitment hereunder, provided that (A) no Default or Event of Default shall have occurred and be continuing at the time of such Commitment termination,

(B) in the case of a Bail-In Lender, the Company shall concurrently terminate the Commitment of each other Lender that is a Bail-In Lender at such time, (C) the Administrative Agent and the Required Lenders shall have consented to each such Commitment termination (such consents not to be unreasonably withheld, conditioned or delayed, but may include consideration of the adequacy of the liquidity of the Company and its Subsidiaries) and (D) such Bail-In Lender shall have been paid all amounts then due to it under this Agreement and each other Loan Document (which, for the avoidance of doubt, the respective Borrowers may pay in connection with any such termination without making ratable payments to any other Lender (other than another Lender that has a Commitment that concurrently is being terminated under this Section 2.19(b))).

SECTION 2.20. Expansion Option

. The Company may from time to time elect to increase the Commitments or enter into one or more tranches of revolving and/or term loans (each an “Incremental Loan”), in each case in minimum increments of $25,000,000, so long as, after giving effect thereto, the aggregate amount of such increases and all such Incremental Loans does not exceed $200,000,000. The Company may arrange for any such increase or tranche to be provided by one or more Lenders (each Lender so agreeing to an increase in its Commitment, or to participate in such Incremental Loans, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”; provided that no Ineligible Institution may be an Augmenting Lender), which agree to increase their existing Commitments, or to participate in such Incremental Loans, or provide new Commitments, as the case may be; provided that (i) each Augmenting Lender shall be subject to the approval of the Company, the Administrative Agent, and in the case of an increase in the Commitments, each Issuing Bank and the Swingline Lender (each such consent, not to be unreasonably withheld, conditioned or delayed) and (ii) (x) in the case of an Increasing Lender, the Company and such Increasing Lender execute an agreement substantially in the form of Exhibit C-1 hereto, and (y) in the case of an Augmenting Lender, the Company and such Augmenting Lender execute an agreement substantially in the form of Exhibit C-2 hereto. No consent of any Lender (other than the Lenders participating in the increase or any Incremental Loan) shall be required for any increase in Commitments or Incremental Loan pursuant to this Section 2.20. Increases and new Commitments and Incremental Loans created pursuant to this Section 2.20 shall become effective on the date agreed by the Company, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Commitments (or in the Commitment of any Lender) or tranche of Incremental Loans shall become

QB\~~77192186.1~~77192186.4

effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase or Incremental Loans, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company and (B) the Company shall be in compliance (on a pro forma basis) with the covenants contained in Section 6.05 and (ii) the Administrative Agent shall have received (x) documents and opinions consistent with those delivered on the Effective Date as to the organizational power and authority of the Borrowers to borrow hereunder after giving effect to such increase or Incremental Loans, as the case may be and (y) a reaffirmation from the Company; provided that, with respect to any Incremental Loans incurred for the purpose of financing an acquisition for which the Company has determined, in good faith, that limited conditionality is reasonably necessary (any such acquisition, a “Limited Conditionality Acquisition” and such Incremental Loans, “Acquisition-Related Incremental Loans”), (x) clause (i)(A) of this sentence shall be deemed to have been satisfied so long as (1) as of the date of execution of the definitive acquisition documentation in respect of a Limited Conditionality Acquisition (a “Limited Conditionality Acquisition Agreement”) by the parties thereto, no Default or Event of Default shall have occurred and be continuing or would result from entry into such documentation, (2) as of the date of the borrowing of such Acquisition-Related Incremental Loans, no Event of Default under clause (a) or (e) of Article VII is in existence immediately before or immediately after giving effect (including on a pro forma basis) to such borrowing and to any concurrent transactions and any substantially concurrent use of proceeds thereof,

(3) the representations and warranties set forth in Article III shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of the date of execution of the applicable Limited Conditionality Acquisition Agreement by the parties thereto, except to the extent any such representation and warranty specifically refers to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of such earlier date and (4) as of the date of the borrowing of such Acquisition-Related Incremental Loans, customary “Sungard” representations and warranties (with such representations and warranties to be reasonably determined by the Lenders providing such Acquisition-Related Incremental Loans) shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) immediately prior to, and immediately after giving effect to, the incurrence of such Acquisition-Related Incremental Loans, except to the extent any such representation and warranty specifically refers to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of such earlier date and (y) clause (i)(B) of this sentence shall be deemed to have been satisfied so long as the Company shall be in compliance (on a pro forma basis) with the covenants contained in Section 6.05 as of the date of execution of the related Limited Conditionality Acquisition Agreement by the parties thereto. On the effective date of any increase in the Commitments or any Incremental Loans being made, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the applicable Borrower, or the Company on behalf of the applicable Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each ~~Eurocurrency~~Term

QB\~~77192186.1~~77192186.4

Benchmark Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. The Incremental Loans (a) shall rank pari passu in right of payment with the Revolving Loans, (b) shall not mature earlier than the Maturity Date (but may have amortization prior to such date) and (c) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans; provided that (i) the terms and conditions applicable to any tranche of Incremental Loans maturing after the Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Maturity Date and (ii) the Incremental Loans may be priced differently than the Revolving Loans. Incremental Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Increasing Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative Agent. The Incremental Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.20. Nothing contained in this Section 2.20 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder, or provide Incremental Loans, at any time.

SECTION 2.21. Market Disruption

. Notwithstanding the satisfaction of all conditions referred to in Article II and Article IV with respect to any Credit Event to be effected in any Foreign Currency, if (i) there shall occur on or prior to the date of such Credit Event any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Administrative Agent, the relevant Issuing Bank (if such Credit Event is a Letter of Credit) or the Required Lenders make it impracticable for the ~~Eurocurrency~~Term Benchmark Borrowings or Letters of Credit comprising such Credit Event to be denominated in the Agreed Currency specified by the applicable Borrower or (ii) a Dollar Amount of such currency is not readily calculable, then the Administrative Agent shall forthwith give notice thereof to such Borrower, the Lenders and, if such Credit Event is a Letter of Credit, the relevant Issuing Bank, and such Credit Events shall not be denominated in such Agreed Currency but shall, except as otherwise set forth in Section 2.07, be made on the date of such Credit Event in Dollars, (a) if such Credit Event is a Borrowing, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related request for a Credit Event or Interest Election Request, as the case may be, as ABR Loans, unless such Borrower notifies the Administrative Agent prior to the occurrence of such Credit Event that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Agreed Currency, as the case may be, in which the denomination of such Loans would in the reasonable opinion of the Administrative Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related request for a Credit Event or Interest Election Request, as the case may be or (b) if such Credit Event is a Letter of Credit, in a face amount equal to the Dollar Amount of the face amount specified in the related request or application for such Letter of Credit, unless such Borrower notifies the Administrative Agent prior to the occurrence of such Credit Event that (i) it elects not to request the issuance of such Letter of Credit on such date or (ii) it elects to have such Letter of Credit issued on such date in a different Agreed Currency, as the case may be, in which the denomination of such Letter of Credit would in the reasonable opinion of the Issuing Bank which has issued such Letter of Credit, the Administrative Agent and the Required Lenders be practicable and in face amount equal to the Dollar Amount of the face amount specified in the related request or application for such Letter of Credit, as the case may be.

SECTION 2.22. Judgment Currency

QB\~~77192186.1~~77192186.4

. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main Chicago office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.18, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.

SECTION 2.23. Designation of Subsidiary Borrowers

. The Company may at any time and from time to time designate any Eligible Subsidiary as a Subsidiary Borrower by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company and the satisfaction of the other conditions precedent set forth in Section 4.03, and upon such delivery and satisfaction such Subsidiary shall for all purposes of this Agreement be a Subsidiary Borrower and a party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Subsidiary Borrower and a party to this Agreement. Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Subsidiary Borrower at a time when any principal of or interest on any Loan to such Borrower shall be outstanding hereunder, provided that such Borrowing Subsidiary Termination shall be effective to terminate the right of such Subsidiary Borrower to make further Borrowings under this Agreement. As soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall furnish a copy thereof to each Lender. Notwithstanding any provision of this Agreement to the contrary, in order to accommodate the addition of an Eligible Subsidiary that is not a Domestic Subsidiary or a Foreign Subsidiary organized in an Approved Jurisdiction as a Subsidiary Borrower or the addition of a Foreign Currency as an Agreed Currency, in each case, where one or more Lenders are legally able and willing to lend Loans to, and participate in Letters of Credit issued for the account of, such Eligible Subsidiary or in such Foreign Currency, but other Lenders are not so able or willing, the Administrative Agent shall be permitted, with the consent of the Company, to effect such changes to the provisions of this Agreement (and not, for the avoidance of doubt, any change specified in clauses (i) through (vi) of Section 9.02(b) hereof, unless otherwise approved in accordance with Section 9.02(b)) as it reasonably believes are appropriate in order for such provisions to operate in a customary and usual manner for multiple foreign borrower syndicated lending agreements to a corporation and certain of its foreign subsidiaries, all with the intention of providing procedures for the Lenders who are so able and willing to extend credit to such Eligible Subsidiaries and in such Foreign Currencies and for the other Lenders not to be required to do so (it being understood and agreed that the Lenders who are not so able and willing to extend credit to such Eligible Subsidiaries and/or in such Foreign Currencies

QB\~~77192186.1~~77192186.4

shall not be obligated to do so). Prior to effecting any such changes, the Administrative Agent shall give all Lenders at least five (5) Business Days’ notice thereof.

SECTION 2.24. Defaulting Lenders

. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)
fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b)
any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be reasonably determined by the Administrative Agent (but as promptly as commercially practicable) as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank or Swingline Lender hereunder; third, to cash collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as reasonably determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;
(c)
the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder

QB\~~77192186.1~~77192186.4

(including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that, except as otherwise provided in Section 9.02, this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(d)
if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)
all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender (other than the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments;

(ii)
if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Banks only the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii)
if the Company cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)
if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v)
if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(e)
so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Banks shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Company in accordance with Section 2.24(d), and participating interests in any such newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.24(d)(i) (and such Defaulting Lender shall not participate therein).

QB\~~77192186.1~~77192186.4

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Banks, as the case may be, shall have entered into arrangements with the Company or such Lender, satisfactory to the Swingline Lender or the Issuing Banks, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Company, the Swingline Lender and each Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.25. Extension of Maturity Date.

(a)
Requests for Extension. The Company may, by notice to the Administrative Agent (who shall promptly notify the Lenders) during the Extension Availability Period, request that each Lender extend such Lender’s Maturity Date to a date (the “Extended Maturity Date”) that does not cause the tenor of any Lender’s Commitment to exceed five (5) years from the date upon which the conditions precedent to the effectiveness of such extension of the Maturity Date set forth in clause (f) below have been satisfied (an “Extension Date”).

(b)
Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent (which shall be irrevocable unless the Company otherwise consents in writing in its sole discretion) given not later than the date that is 15 days after the date on which the Administrative Agent received the Company’s extension request (the “Lender Notice Date”), advise the Administrative Agent whether or not such Lender agrees to such extension (each Lender that determines to so extend its Maturity Date, an “Extending Lender”). Each Lender that determines not to so extend its Maturity Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Lender Notice Date), and any Lender that does not so advise the Administrative Agent on or before the Lender Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree, and it is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Company for extension of the Maturity Date.

(c)
Notification by Administrative Agent. The Administrative Agent shall notify the Company of each Lender’s determination under this Section promptly after the Administrative Agent’s receipt thereof and, in any event, no later than the date that is 15 days prior to the applicable Extension Date (or, if such date is not a Business Day, on the next preceding Business Day).

(d)
Additional Commitment Lenders. The Company shall have the right, but shall not be obligated, on or before the applicable Maturity Date for any Non-Extending Lender to replace such Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more financial institutions that are not Ineligible Institutions (each, an “Additional Commitment Lender”) approved by the Issuing Banks, the Swingline Lender and Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed) in accordance with the procedures provided in Section 2.19(b), each of which Additional Commitment Lenders shall have entered into an Assignment and

QB\~~77192186.1~~77192186.4

Assumption (in accordance with and subject to the restrictions contained in Section 9.04, with the Company or replacement Lender obligated to pay any applicable processing or recordation fee) with such Non-Extending Lender, pursuant to which such Additional Commitment Lenders shall, effective on or before the applicable Maturity Date for such Non-Extending Lender, assume a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date). Prior to any Non-Extending Lender being replaced by one or more Additional Commitment Lenders pursuant hereto, such Non-Extending Lender may elect, in its sole discretion, by giving irrevocable notice thereof to the Administrative Agent and the Company (which notice shall set forth such Lender’s new Maturity Date), to become an Extending Lender, provided that the Company consents thereto in writing in its sole discretion. The Administrative Agent may effect such amendments to this Agreement as are reasonably necessary to provide for any such extensions with the consent of the Company but without the consent of any other Lenders.

(e)
Minimum Extension Requirement. If (and only if) the total of the Commitments of the Lenders that have agreed to extend their Maturity Date and the new or increased Commitments of any Additional Commitment Lenders is more than 50% of the aggregate amount of the Commitments in effect immediately prior to the applicable Extension Date, then, effective as of the applicable Extension Date, the Maturity Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the Extended Maturity Date (except that, if such date is not a Business Day, such Maturity Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement and shall be bound by the provisions of this Agreement as a Lender hereunder and shall have the obligations of a Lender hereunder.

(f)
Conditions to Effectiveness of Extension. Notwithstanding the foregoing, (x) no more than two (2) extensions of the Maturity Date shall be permitted hereunder and (y) any extension of any Maturity Date pursuant to this Section 2.25 shall not be effective with respect to any Extending Lender unless:

(i)
no Default or Event of Default shall have occurred and be continuing on the applicable Extension Date and immediately after giving effect thereto;

(ii)
the representations and warranties of the Borrowers set forth in this Agreement (other than the representations contained in Section 3.05, which representations shall apply only to the financial statements most recently delivered pursuant to Section 5.08) shall be true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the applicable Extension Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(iii)
the Administrative Agent shall have received a certificate from the Company signed by a Financial Officer of the Company (A) certifying the accuracy of the foregoing clauses (i) and (ii) and (B) certifying and attaching the resolutions adopted by each Borrower approving or consenting to such extension.

(g)
Maturity Date for Non-Extending Lenders. On the Maturity Date of each Non-Extending Lender, (i) the Commitment of each Non-Extending Lender shall automatically terminate and (ii) the Company shall repay such Non-Extending Lender in accordance with Section 2.10 (and shall pay to such Non-Extending Lender all of the other Obligations due and owing to it under this Agreement) and after giving effect thereto shall prepay any Revolving Loans outstanding on such date (and pay any additional amounts required pursuant to Section 2.16) to the extent necessary to keep outstanding Revolving Loans ratable with any revised Applicable Percentages of the respective Lenders effective as of such date, and

QB\~~77192186.1~~77192186.4

the Administrative Agent shall administer any necessary reallocation of the Revolving Credit Exposures (without regard to any minimum borrowing, pro rata borrowing and/or pro rata payment requirements contained elsewhere in this Agreement).

(h)
Conflicting Provisions. This Section shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

SECTION 2.26. Effect of Benchmark Transition Event.

(a)
Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedge Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.26), including, without limitation, Section 2.14(c), if a Benchmark Transition Event, an Early Opt‐in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then‐current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1~~) or (2~~) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (~~3~~2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (Chicago time) on the 5th Business Day after the date notice of such Benchmark Replacement is provided to the Lenders and the Company without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
(b)
~~Notwithstanding anything to the contrary herein or in any other Loan Document and~~ subject to the proviso below in this paragraph, solely with respect to Loans in Dollars, if a Term SOFR Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in ~~respect of any setting of the then‐current Benchmark, then the applicable Benchmark Replacement will~~ replace the then‐current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (b) shall not be effective unless the Administrative Agent has delivered to the Lenders and ~~the Company a Term SOFR Notice~~[Reserved].
(c)
In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)
The Administrative Agent will promptly notify the Company and the Lenders of (i) any occurrence of a Benchmark Transition ~~Event, Term SOFR~~ Event, Early Opt‐in Election or Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any ~~Benchmark Replacement~~ Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark

QB\~~77192186.1~~77192186.4

Unavailability Period. Except as expressly provided in this Agreement, any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.26, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non‐ occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent demonstrable error and may be made in its or their sole reasonable good faith discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.26.

(e)
Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then‐ current Benchmark is a term rate (including the Term SOFR ~~or LIBO~~Reference Rate) and either

(A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion consistent with such selection generally under other substantially similar credit facilities for which it acts as the administrative agent or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non‐representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)
Upon the Company’s receipt of notice from the Administrative Agent of the commencement of a Benchmark Unavailability Period with respect to a Benchmark and until a Benchmark Replacement ~~is determined~~becomes effective with respect to such Benchmark in accordance with this Section ~~2.23 for (i) Dollars~~2.26, the applicable Borrower may revoke any request for a ~~borrowing~~Borrowing of, conversion to or continuation of ~~Eurodollar~~ Loans to be made, converted or continued based on such Benchmark during ~~any~~ such Benchmark Unavailability Period and, failing that, (x) the applicable Borrower will be deemed to have converted any such request for a Term Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to ~~ABR Loans~~(A) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event, or (B) an ABR Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event, and (~~ii~~y) any ~~other Agreed Currency, the obligation of the Lenders to make or maintain Loans in such Agreed Currency shall be suspended (and the applicable Borrower may revoke any request for a Borrowing of, conversion to or continuation of Loans to be made in such Agreed Currency during the Benchmark Unavailability Period)~~request for a Term Benchmark Borrowing or RFR Borrowing denominated in a Foreign Currency shall be ineffective. During any Benchmark Unavailability Period for Dollars or at any time that a tenor for the then‐current Benchmark for Dollars is not an Available Tenor, the component of ~~ABR~~the Alternate Base Rate based upon the then‐current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ~~ABR~~the Alternate Base Rate. Furthermore, if any ~~Eurodollar~~Term Benchmark Loan or RFR Loan in any Agreed Loan Currency ~~(other than Dollars)~~ is outstanding on the date of the Company’s receipt of notice from the Administrative Agent of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such ~~Eurodollar~~Term Benchmark Loan or RFR Loan, then ~~such~~until such time as a Benchmark Replacement for such Relevant Rate is implemented pursuant to this Section 2.26, (A) for Loans denominated in Dollars and Designated Loans, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next

QB\~~77192186.1~~77192186.4

succeeding Business Day if such day is not a Business Day) be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event, on such day, and (B) for Loans denominated in a Foreign Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), begin bearing interest at the ~~Borrower~~Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines reasonably and in good faith (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Foreign Currency shall, at the Company’s election prior to such day: (A) be prepaid by the applicable Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines reasonably and in good faith (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any Foreign Currency, at the Company’s election, shall either (A) be converted ~~by the Administrative Agent to, and shall constitute, an~~into ABR ~~Loan~~Loans denominated in Dollars (in an amount equal to the Dollar ~~Equivalent~~Amount of such ~~Agreed~~Foreign Currency) ~~on such day (it being understood and agreed that if the applicable Borrower does not so prepay such Loan on such day by 12:00 noon, local time, the Administrative Agent is authorized to effect such conversion of such Eurodollar Loan into an ABR Loan denominated in Dollars~~immediately or (B) be prepaid in full immediately.

SECTION 2.27. Use of Proceeds.

The proceeds of the Loans and the Letters of Credit shall be available (and the Borrowers agree that they shall use such proceeds) solely to finance the working capital needs and for general corporate purposes (including, to the extent not prohibited hereunder, Acquisitions, share repurchases, capital expenditures, issuances of unrated commercial paper, and repayment of indebtedness) of each Borrower and its Subsidiaries.

ARTICLE III REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Lenders that: SECTION 3.01. Existence, Etc.

Each Borrower is duly organized, validly existing and, to the extent applicable in the jurisdiction of organization of the respective Borrower, in good standing under the laws of the jurisdiction of its formation.

SECTION 3.02. Power and Authority.

QB\~~77192186.1~~77192186.4

The execution, delivery and performance by each Borrower of this Agreement and the Notes to be delivered by it, and the consummation of the transactions contemplated hereby, are within such Borrower’s corporate or other organizational powers, have been duly authorized by all necessary corporate or other legal entity action, and do not contravene (i) such Borrower’s charter or by-laws or other organizational documents or (ii) law or any material contractual restriction binding on such Borrower.

SECTION 3.03. No Contravention.

No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other third party is required as a condition to the due execution, delivery and performance by such Borrower of this Agreement or the Notes to be delivered by it.

SECTION 3.04. Execution, Delivery and Enforceability.

This Agreement has been, and each of the Notes to be delivered by it when delivered hereunder will have been, duly executed and delivered by each Borrower. This Agreement is, and each of the Notes when delivered hereunder will be, the legal, valid and binding obligation of each Borrower enforceable against such Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors rights generally or by equitable principles.

SECTION 3.05. Financial Statements.

The Consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2020, and the related Consolidated statements of income and cash flows of the Company and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Ernst & Young LLP, independent public accountants, and the Consolidated balance sheets of the Company and its Subsidiaries as at March 31, 2021, and the related Consolidated statements of income and cash flows of the Company and its Subsidiaries for the three months then ended, duly certified by the chief financial officer of the Company, fairly present in all material respects, subject, in the case of said balance sheet as at March 31, 2021, and said statements of income and cash flows for the periods then ended, to the absence of footnotes and to year-end audit adjustments, the Consolidated financial condition of the Company and its Subsidiaries as at such dates and the Consolidated results of the operations of the Company and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since March 31, 2021, there has been no Material Adverse Change.

SECTION 3.06. Litigation.

There is no pending or threatened (in writing) action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, against the Company or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

SECTION 3.07. Margin Stock.

No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in violation of Regulation U.

QB\~~77192186.1~~77192186.4

QB\~~77192186.1~~77192186.4

SECTION 3.08. Investment Company.

No Borrower is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.09. Anti-Corruption Laws and Sanctions.

(a)
(a) The Company and, to its knowledge, its controlled affiliated companies and their respective directors, officers, employees, and agents are conducting their business in compliance in all material respects with Anti-Corruption Laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws in all material respects.

(b)
None of the Company or its Subsidiaries or, to its knowledge, their respective directors, officers, employees or agents acting or directly benefiting in any capacity in connection with the Credit Events:

(i)
is a Designated Person;

(ii)
is a Person that is 50% or greater owned or is controlled by a Designated Person or by a Sanctioned Country;

(iii)
is organized or resident in a Sanctioned Country, in each case in violation of Sanctions; or

(iv)
is (or, except as disclosed in writing to the Administrative Agent prior to the Effective Date, has, to the Company’s knowledge, within the year preceding the Effective Date) directly or, to the Company’s knowledge, indirectly engaged in, any dealings or transactions, in each case in violation of any Sanctions, (1) with any Designated Person or (2) in any Sanctioned Country to the extent that after giving effect to such dealings or transactions the Company and its Subsidiaries have more than 5% of their consolidated assets in Sanctioned Countries or derive more than 5% of their consolidated revenues from investments in, or transactions with, Sanctioned Countries.

SECTION 3.10. Affected Financial Institution

. No Borrower is an Affected Financial Institution.

SECTION 3.11. Beneficial Ownership Certifications

. As of the Effective Date, to the best knowledge of the Company, the information included in the Beneficial Ownership Certifications provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all material respects.

ARTICLE IV

Conditions

QB\~~77192186.1~~77192186.4

SECTION 4.01. Effective Date

. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)
The Administrative Agent (or its counsel) shall have received from each party hereto either

(i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)
The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Foley & Lardner LLP, special counsel for the Company and (ii) William R.A. Bergum, General Counsel of the Company, substantially in the form of Exhibits B-1 and B-2, respectively, and covering such other matters relating to the Company, this Agreement or the Transactions as the Administrative Agent shall reasonably request. The Company hereby requests such counsels to deliver such opinions.

(c)
The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing (or equivalent) of the Company, the authorization of the Transactions and any other legal matters relating to the Company, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit E.

(d)
The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, certifying (i) compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 and (ii) that since March 31, 2021, there has been no material adverse change in the financial condition, operations, business or assets of the Company and its Subsidiaries on a Consolidated basis (except for specific events (and not general economic or industry conditions) specifically applicable to the Company and/or its Subsidiaries as disclosed in the Company’s reports on Form 10-K, 10-Q or 8-K filed with the SEC prior to the Effective Date).

(e)
(i) The Administrative Agent shall have received, at least five (5) days prior to the Effective Date, all documentation and other information regarding the Company requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Company at least ten (10) days prior to the Effective Date and (ii) to the extent the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Effective Date, any Lender that has requested, in a written notice to the Company at least ten (10) days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Company shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (e) shall be deemed to be satisfied).

(f)
The Administrative Agent shall have received all fees (including all upfront fees due and payable to the Lenders) and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced (in reasonable detail) at least one (1) Business Day prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

QB\~~77192186.1~~77192186.4

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02. Each Credit Event

. The obligation of each Lender to make a Loan, and of the Issuing Banks to issue, increase or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)
The representations and warranties of the Borrowers set forth in this Agreement (other than the representations contained in Section 3.05, which representations shall apply only to the financial statements most recently delivered pursuant to Section 5.08) shall be true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the date of such Loan (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) or the date of issuance, amendment to increase or extension of such Letter of Credit, as applicable.

(b)
At the time of and immediately after giving effect to such Loan or the issuance, amendment to increase or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Loan and each issuance, amendment to increase or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

SECTION 4.03. Designation of a Subsidiary Borrower

. The designation of a Subsidiary Borrower pursuant to Section 2.23 is subject to the conditions precedent that:

(a)
The Company or such proposed Subsidiary Borrower shall have furnished or caused to be furnished to the Administrative Agent:

(i)
copies, certified by the Secretary or Assistant Secretary (or other appropriate officer, manager or director) of such Subsidiary, of its board of directors’ (or other applicable governing body’s) resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Administrative Agent) approving the Borrowing Subsidiary Agreement and any other Loan Documents to which such Subsidiary is becoming a party and such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing (or equivalent) of such Subsidiary;

(ii)
an incumbency certificate, executed by the Secretary or Assistant Secretary (or other appropriate officer, manager or director) of such Subsidiary, which shall identify by name and title and bear the signature of the officers or other representatives of such Subsidiary authorized to request Borrowings hereunder and sign the Borrowing Subsidiary Agreement and the other Loan Documents to which such Subsidiary is becoming a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company or such Subsidiary;

(iii)
opinions of counsel to such Subsidiary (which may include inside counsel to such Subsidiary for certain matters), in form and substance reasonably satisfactory to the

QB\~~77192186.1~~77192186.4

Administrative Agent and its counsel, with respect to the laws of its jurisdiction of organization and such other matters as are reasonably requested by counsel to the Administrative Agent and addressed to the Administrative Agent and the Lenders; and

(iv)
any promissory notes requested by any Lender, and any other instruments and documents reasonably requested by the Administrative Agent or any Lender (including in connection with the Patriot Act and the Beneficial Ownership Regulation).

(b)
The Administrative Agent shall have received evidence satisfactory to it that all of such Subsidiary Borrower’s then existing credit facilities shall have been cancelled and terminated and all indebtedness thereunder shall have been fully repaid (except to the extent being so repaid with the initial Revolving Loans to such Borrower or otherwise permitted to be outstanding pursuant to this Agreement).

ARTICLE V AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired, terminated, been collateralized or otherwise been covered by a letter of credit as permitted herein and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that such Borrower will:

SECTION 5.01. Compliance with Laws, Etc.

Comply, and cause each of its Material Subsidiaries to comply, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, to the extent applicable, compliance with (i) ERISA and (ii) Environmental Laws, in each case, the violation of which could reasonably be expected to have a Material Adverse Effect.

SECTION 5.02. Payment of Taxes, Etc.

Pay and discharge, and cause each of its Material Subsidiaries to pay and discharge, before the same shall become delinquent, all material taxes, assessments and governmental charges or levies imposed upon it or upon its property; provided, however, that neither the Company nor any of its Material Subsidiaries shall be required to pay or discharge any such tax, assessment or charge (i) that is being contested in good faith and by appropriate action and as to which appropriate reserves in accordance with GAAP are being maintained and/or (ii) if the failure to so pay or discharge could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.03. Maintenance of Insurance.

In the case of the Company and each Material Subsidiary, keep its insurable properties insured at all times in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations (including without limitation by the maintenance of self-insurance to the extent consistent with industry practice); maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it, except, in all of the foregoing cases, where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect.

QB\~~77192186.1~~77192186.4

QB\~~77192186.1~~77192186.4

SECTION 5.04. Preservation of Corporate Existence, Etc.

Preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its corporate or other legal entity existence, rights (charter and statutory) and franchises; provided, however, that the Company and such Subsidiaries may consummate any transaction permitted under Section 6.03 and provided further that neither the Company nor any of its Material Subsidiaries shall be required to preserve any right or franchise if the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.05. Visitation Rights.

At any reasonable time and from time to time (but no more frequently than once per calendar year so long as no Event of Default exists) and, so long as no Default has occurred and is continuing, upon reasonable notice, permit the Administrative Agent or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and any of its Material Subsidiaries, and to discuss the affairs, finances and accounts of the Company and any of its Material Subsidiaries with any of its officers or directors and, with one or more representatives of the Company present if requested by the Company, with their independent certified public accountants, in each case at the Company’s expense during the continuance of an Event of Default and otherwise at the expense of the Administrative Agent (it being understood and agreed that neither the Company nor any of its Subsidiaries shall be required to disclose or discuss, or permit the inspection, examination or making of extracts of, any records, books, information or account or other matter (1) in respect of which disclosure to the Administrative Agent, any Lender or their representatives is then prohibited by applicable law or any agreement binding on the Company or its Subsidiaries, (2) that is protected from disclosure by the attorney-client privilege or the attorney work product privilege or (3) constitutes non-financial trade secrets or non-financial proprietary information).

SECTION 5.06. Keeping of Books.

Keep, and cause each of its Material Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each such Subsidiary sufficient to enable financial statements to be prepared in accordance with GAAP.

SECTION 5.07. Maintenance of Properties, Etc.

Maintain and preserve, and cause each of its Material Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to so maintain and preserve could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.08. Reporting Requirements.

Furnish to the Administrative Agent:

(i)
as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, the Consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to the absence of footnotes and to year-end audit adjustments) by the chief financial officer or treasurer of the Company as having been prepared in

QB\~~77192186.1~~77192186.4

QB\~~77192186.1~~77192186.4

accordance with generally accepted accounting principles and certificates of the chief financial officer or treasurer of the Company as to compliance (or non-compliance) with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance (or non-compliance) with Section 6.05, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Company shall also provide, if necessary for the determination of compliance with Section 6.05, a statement of reconciliation conforming such financial statements to GAAP;

(ii)
as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its Subsidiaries, containing the Consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, in each case accompanied by an opinion by Ernst & Young LLP or other nationally recognized independent public accountants and certificates of the chief financial officer or treasurer of the Company as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance (or non-compliance) with Section 6.05, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Company shall also provide, if necessary for the determination of compliance with Section 6.05, a statement of reconciliation conforming such financial statements to GAAP;

(iii)
as soon as possible and in any event within five Business Days after an executive officer of the Company knows or should have known of the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer or treasurer of the Company setting forth details of such Default and the action that the Company has taken and proposes to take with respect thereto;

(iv)
promptly after the sending or filing thereof, copies of all reports that the Company sends to its security holders generally as such, and copies of all reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and registration statements (other than the exhibits thereto) that the Company or any Subsidiary files with the SEC or any national securities exchange;

(v)
promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator against the Company or any of its Subsidiaries of the type described in Section 3.06, to the extent disclosure is not prohibited by applicable law;

(vi)
promptly after the occurrence thereof, notice to the applicable Lender of any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification; and

(vii)
such other information (including non-financial information, such as information required under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation) respecting the Company or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request, subject to Section 9.12, that does not conflict with the terms of this Agreement (it being understood and agreed, for the avoidance of doubt, that, other than in respect of information required under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation, neither the Company nor any of its Subsidiaries shall be required to disclose or discuss, or permit the inspection, examination or making of extracts of, any records, books, information or account or other matter (1) in respect of which disclosure to the Administrative Agent, any Lender or their representatives is then prohibited by applicable law or any agreement binding on the Company or its Subsidiaries; (2) that is protected from disclosure by the attorney-client privilege or the

QB\~~77192186.1~~77192186.4

attorney work product privilege or (3) constitutes non-financial trade secrets or non-financial proprietary information).

Documents required to be delivered pursuant to Section 5.08(i), (ii) or (iv) (1) will be deemed to have been delivered hereunder upon the Company filing such documents with the SEC via the EDGAR filing system (or any successor system) to the extent such documents are publicly available and

(2)
otherwise may be delivered electronically and, if so otherwise delivered electronically, shall be deemed to have been delivered on the date (A) on which the Company posts such documents, or provides a link thereto, on the Company’s website on the Internet; or (B) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which the Lenders and the Administrative Agent have access (whether a commercial, third-party website or sponsored by the Administrative Agent); provided that the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent (which shall notify each Lender) of the posting of any such document pursuant to clause (2) and, promptly upon request by the Administrative Agent, provide to the Administrative Agent by electronic mail an electronic version (i.e., a soft copy) of any such document posted pursuant to clause (2) specifically requested by the Administrative Agent. Notwithstanding the above, if any report, certificate or other information required under this Section 5.08 or elsewhere herein is due on a day that is not a Business Day, then such report, certificate or other information shall be required to be delivered on the first day after such day that is a Business Day. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

ARTICLE VI NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired, terminated, been collateralized or otherwise been covered by a letter of credit as permitted herein and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:

SECTION 6.01. Debt. It will not, and shall not permit any of its Material Subsidiaries to, create, incur, assume or suffer to exist any Debt, other than:

(i)
any Debt arising under the Loan Documents or any Cash Management Agreement entered into in the ordinary course of business, including, without limitation, the Obligations;

(ii)
Debt existing (or committed) on the date hereof and described on Schedule 6.01, including any amendments, renewals, refinancings, replacements and extensions thereof, provided that any such amendments, renewals, refinancings, replacements or extensions do not increase the principal amount thereof;

(iii)
Debt arising under Hedge Agreements;

(iv)
Debt of any Borrower or Material Subsidiary to the Company or to another

Subsidiary;

QB\~~77192186.1~~77192186.4

(v)
Permitted Acquired Debt; provided, that, (i) the Acquisition pursuant to which such Debt was acquired constitutes a Permitted Acquisition, and (ii) such Debt does not, as of the last day of the most recently ended fiscal quarter, exceed $25,000,000;

(vi)
up to $100,000,000 in outstanding principal amount of commercial paper;

(vii)
secured Debt not otherwise permitted pursuant to this Section 6.01 in an aggregate principal amount not to exceed at any time outstanding the greater of (i) $15,000,000 and (ii) 3.0% of the Company’s consolidated total assets determined as of the date of the most recently delivered financial statements pursuant to Section 5.08;

(viii)
Debt secured by Liens permitted pursuant to Sections 6.02(ii), (vi) or (xi);

(ix)
Debt incurred in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance and self-insurance obligations, and, for the avoidance of doubt, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit for operating purposes and completion guarantees provided or incurred (including guarantees thereof) by any Borrower or Material Subsidiary in the ordinary course of business;

(x)
Debt arising from agreements of any Borrower or Material Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Equity Interests of a Subsidiary otherwise permitted under this Agreement;

(xi)
Refinancing Debt with respect to Debt described in the foregoing clauses (ii), (v),
(viii)
or this clause (xi);

(xii)
Guarantees by any Borrower or Material Subsidiary of Debt of the Company (provided that such Borrower or Material Subsidiary has also unconditionally guaranteed the amounts owing hereunder on terms satisfactory to the Administrative Agent) or any other Subsidiary;

(xiii)
Debt which has been legally defeased, redeemed and/or discharged in accordance with its terms; and

(xiv)
other Debt, provided that the aggregate amount of such other Debt does not exceed, at the time of incurrence and when taken together with the aggregate outstanding principal amount of all other Debt incurred in reliance on this Section 6.01(xiv), the greater of (i) $15,000,000 and
(ii)
3.0% of the Company’s consolidated total assets determined as of the date of the most recently delivered financial statements pursuant to Section 5.08.

SECTION 6.02. Liens, Etc.

It will not create or suffer to exist, or permit any of its Material Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign for security purposes, or permit any of its Material Subsidiaries to assign for security purposes, any right to receive income, other than:

(i)
Permitted Liens;

(ii)
purchase money Liens upon or in any property acquired or held by the Company or any Material Subsidiary in the ordinary course of business to secure the purchase price of such property or

QB\~~77192186.1~~77192186.4

to secure Debt incurred or guaranteed solely for the purpose of financing the acquisition of

QB\~~77192186.1~~77192186.4

such property, or Liens existing on such property at the time of its acquisition (other than any such Liens created in contemplation of such acquisition) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties of any character other than the property being acquired (and related property and proceeds thereof), except that separate financing provided by one Person and its affiliates may be cross-collateralized so long as all such financings are permitted hereunder (it being understood that a Lien covering all assets of a particular type, such as “all inventory” may cover additional assets of the relevant type), and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced (except to the extent permitted above), provided further that the aggregate principal amount of the indebtedness secured by the Liens referred to in this clause (ii) shall not exceed, at the time of incurrence, the greater of (A) $15,000,000 and (B) 3.0% of the Company’s consolidated total assets determined as of the date of the most recently delivered financial statements pursuant to Section 5.08;

(iii)
the Liens existing on the Effective Date as described on Schedule 6.02 hereto;

(iv)
Liens securing Permitted Acquired Debt or otherwise on (or assignments of) property of a Person existing at the time such Person is merged into or amalgamated or consolidated with the Company or any Material Subsidiary of the Company or becomes a Material Subsidiary of the Company; provided that such Liens or assignments were not created in contemplation of such merger, amalgamation, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or amalgamated or consolidated with the Company or such Subsidiary or acquired by the Company or such Subsidiary;

(v)
other Liens or assignments securing Debt and other obligations in an aggregate principal amount not to exceed, at the time of incurrence, the greater of (A) $25,000,000 and (B) 5.0% of the Company’s consolidated total assets determined as of the date of the most recently delivered financial statements pursuant to Section 5.08;

(vi)
Liens or assignments arising in connection with a Permitted Receivables

Financing;

(vii)
leases, subleases, licenses or sublicenses granted to others in the ordinary course of business, and other similar Liens that, in the aggregate, do not materially detract from the value of the same or interfere with the ordinary conduct of the business of the Company or its Material Subsidiaries;

(viii)
Liens (x) arising solely by virtue of any statutory or common law provision or pursuant to the general terms and conditions of banks, relating to bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts, securities accounts or other funds maintained with a creditor depository institution; provided that (i) such account is not a dedicated cash collateral account and is not subject to restriction against access by the Company or a Subsidiary in excess of those set forth by regulations promulgated by the Board, and (ii) such account is not intended by the Company or any Subsidiary to provide collateral to the depository institution, (y) in the ordinary course of business in connection with intercompany cash pooling, interest set-off and/or sweeping arrangements and (z) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(ix)
Liens on the property of the Company or any Material Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, and statutory obligations, (ii) contingent obligations on surety, performance and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business and

QB\~~77192186.1~~77192186.4

treating as non-delinquent any delinquency which is being contested in good faith and by appropriate action, which action has the effect of preventing the forfeiture or sale of the property subject thereto;

(x)
Liens securing reimbursement obligations incurred in the ordinary course of business for letters of credit, which Liens encumber only goods, or documents of title covering goods, which are purchased in transactions for which such letters of credit are issued;

(xi)
Liens securing obligations in respect of capital leases, in each case on assets subject to such leases and documents directly related thereto, provided that such leases are otherwise permitted hereunder;

(xii)
any extension, refinancing, renewal, substitution or replacement of or for any of the foregoing Liens to the extent that the aggregate principal amount of the indebtedness or other obligation or liability secured by the applicable Lien shall not be increased; provided that the Lien securing such indebtedness or other obligation or liability shall not extend to or cover additional assets (it being understood that a Lien covering all assets of a particular type, such as “all inventory”, may cover additional assets of the relevant type);

(xiii)
attachments, appeal bonds, judgments and other similar Liens arising in connection with court proceedings that do not constitute an Event of Default;

(xiv)
Liens arising under or pursuant to any Loan Document;

(xv)
Liens on assets pledged in respect of defeased, redeemed and/or discharged indebtedness; and

(xvi)
Liens on proceeds of any of the assets permitted to be the subject of any Lien or assignment permitted by this Section 6.02.

SECTION 6.03. Mergers, Etc.

It will not merge, amalgamate or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of related transactions) all or substantially all of the assets of the Company and its Subsidiaries taken as a whole (excluding for the avoidance of doubt (i) any transfer of cash, cash equivalents or marketable securities in the ordinary course of business, (ii) any issuance by a Person of its own Equity Interests, (iii) any transfer for security purposes that is permitted by Section 6.02 and (iv) any casualty loss, governmental taking or similar disposition) (whether now owned or hereafter acquired) to, any Person, or permit any of its Material Subsidiaries to do so, except that (i) any Material Subsidiary of the Company may merge, amalgamate or consolidate with or into, or transfer, convey, lease or dispose of assets to, any other Person (so long as such merger, amalgamation, consolidation, transfer, conveyance, lease or disposition does not effectuate a disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole), (ii) any Material Subsidiary of the Company may merge into, amalgamate with, or transfer, lease, convey or dispose of assets to the Company, (iii) the Company may merge into or amalgamate with a wholly owned Subsidiary of the Company that has no material assets or liabilities for the sole purpose of changing the state of incorporation of the Company if the surviving Person shall expressly assume the liabilities of the Company under this Agreement and the Notes, (iv) the Company may merge, amalgamate or consolidate with any Person so long as the Company is the surviving or continuing Person, (v) subject to clause (iv) above, any Material Subsidiary may merge or amalgamate with any Person so long as such Material Subsidiary is the surviving or continuing Person and (vi) the Company or any Material Subsidiary may merge or consolidate with or into any other Person other than the Company or a Material Subsidiary in

QB\~~77192186.1~~77192186.4

QB\~~77192186.1~~77192186.4

order to effect a Permitted Acquisition (with the Company or such Material Subsidiary being the survivor thereof), provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom and provided, further, that the foregoing shall not restrict the Company or its Material Subsidiaries in respect of conveyances, transfers, leases or other dispositions

(i) of inventory, or obsolete, used or surplus property in the ordinary course of business or (ii) in respect of any Permitted Receivables Financing.

SECTION 6.04. Accounting Changes.

It will not make or permit, or permit any of its Material Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by GAAP.

SECTION 6.05. Financial Covenants.

So long as any Loan shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will:

(a)
Consolidated Net Debt to EBITDA Ratio. Maintain, as at the end of each fiscal quarter, a ratio of Consolidated Net Debt to EBITDA (the “Consolidated Net Debt to EBITDA Ratio”) for the four fiscal quarters then ended of not greater than 3.00 to 1.00, provided, that (i) the Company may, by written notice to the Administrative Agent for distribution to the Lenders and not more than two times during any five consecutive year term of this Agreement, elect to increase the maximum Consolidated Net Debt to EBITDA Ratio permitted under this Section 6.05(a) to 3.50 to 1.00 as of the end of a Specified Quarter and the three (3) consecutive fiscal quarters ending immediately following such Specified Quarter and

(ii) notwithstanding the foregoing clause (i), the Company may not elect an Adjusted Covenant Period for at least two fiscal quarters following the end of an Adjusted Covenant Period before a new Adjusted Covenant Period is available again pursuant to the foregoing clause (i) (it being understood and agreed that at the end of an Adjusted Covenant Period, the maximum Consolidated Net Debt to EBITDA Ratio permitted under this Section 6.05(a) shall revert to 3.00 to 1.00 as of the end of each subsequent fiscal quarter unless and until another Adjusted Covenant Period is elected pursuant to the terms and conditions described above)); and

(b)
Minimum Interest Coverage Ratio. Not permit the Interest Coverage Ratio for the most recently-ended four fiscal quarters to be less than 3.00 to 1.00.

SECTION 6.06. OFAC and Anti-Corruption Laws

.

(a)
The Company shall not, and shall ensure that none of its controlled affiliated companies will, directly or, to the Company’s knowledge, indirectly use the proceeds of Credit Events hereunder:

(i)
to fund or finance any activities, business or transaction of or with any Designated Person or in any Sanctioned Country, in either case, to the extent such activities, business or transaction would violate Sanctions or anti-money laundering laws and regulations; or

(ii)
in any other manner that will result in liability to the Administrative Agent or any Lender under any applicable Sanctions or a breach by the Administrative Agent or any Lenders of any Sanctions or anti-money laundering laws and regulations.

QB\~~77192186.1~~77192186.4

(b)
The Company shall not, and shall ensure that none of its controlled affiliated companies will, use funds or assets obtained directly or, to the Company’s knowledge, indirectly from transactions with or from (i) Designated Persons or (ii) any Sanctioned Country, in either case, in violation of Sanctions (assuming, for purposes of this covenant only, that each Foreign Subsidiary Borrower were a Domestic Subsidiary for purposes of determining its compliance with Sanctions), to pay or repay any amount owing to the Administrative Agent or any Lender under any Loan Document.

(c)
The Company shall, and shall ensure that each of its controlled affiliated companies will:

(i)
conduct its business in compliance with Anti-Corruption Laws in all material respects;

(ii)
maintain policies and procedures designed to promote and achieve compliance in all material respects with Anti-Corruption Laws; and

(iii)
have reasonable controls and safeguards in place designed to prevent any proceeds of any Credit Events hereunder from being used contrary to the representations and undertakings set forth herein.

SECTION 6.07. Restricted Payments. It will not declare or make any Restricted Payments, other than:

(a)
dividends and distributions payable solely in common stock of a Borrower or in rights or options to acquire such common stock;

(b)
withholding tax payments made on behalf of employees in connection with the exercise by such employees of stock options or other rights to purchase Equity Interests or the vesting of restricted Equity Interests;

(c)
cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Borrower or any Subsidiary;

(d)
the portion of any cash payment actually made by a Borrower representing the “strike price” for any stock option, warrant or other convertible or exchangeable security payable by the holder thereof, but only to the extent such “strike price” was actually received by such Borrower and no netting of such payment was made by such Borrower, in each case, prior to such Borrower making any cash payment in respect of such stock option, warrant or other convertible or exchangeable security;

(e)
Restricted Payments by a Borrower to another Borrower or Subsidiary;

(f)
Permitted Restricted Payments; and

(g)
other Restricted Payments if the Company certifies to the Administrative Agent that (i) at the time of the making or declaration of such Restricted Payment, the Company, on a consolidated basis, has Minimum Liquidity (as hereinafter defined) of at least $20,000,000 and (ii) upon giving effect to such Restricted Payment, the Consolidated Net Debt to EBITDA Ratio is less than 2.75 to 1:00. As used herein, “Minimum Liquidity” means unrestricted domestic cash plus availability in respect of Loans.

SECTION 6.08. Acquisitions. It will not consummate any Acquisition; provided that, the Company may consummate an Acquisition if the Company certifies to the Administrative Agent that, at

QB\~~77192186.1~~77192186.4

the time thereof and upon giving effect thereto on a pro forma basis, the Consolidated Net Debt to

QB\~~77192186.1~~77192186.4

EBITDA Ratio would be 0.25 to 1:00 less than the Consolidated Net Debt to EBITDA Ratio then in effect (as determined by reference to the applicable Leverage Level set forth in the definition of “Applicable Rate”).

ARTICLE VII EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a)
any Borrower shall fail to pay any principal of any Loan when the same becomes due and payable; or any Borrower shall fail to pay any interest on any Loan or make any other payment of fees or other amounts payable under this Agreement or any Note within three Business Days after the same becomes due and payable; or

(b)
any representation or warranty made by any Borrower herein or in any written document furnished pursuant hereto shall prove to have been incorrect in any material respect when made; or

(c)
(i) any Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.04, Section 5.05, Section 5.08 or Article VI, or (ii) any Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to such Borrower by the Administrative Agent or any Lender; or

(d)
the Company or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt (other than Debt owed to the Company or any of its Subsidiaries) that is outstanding in a principal or net amount of at least $10,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Company or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt (other than by a regularly scheduled required prepayment or redemption); or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; provided that there shall be excluded from this clause (d):
(i)
change of control offers made within 60 days after an acquisition with respect to, and effectuated pursuant to, Debt of an acquired Person or Debt assumed by the Company or a Subsidiary pursuant to a mandatory successor obligor clause under such Debt in connection with the acquisition of all or substantially all of the assets of a Person, (ii) any default under Debt of an acquired business if such default is cured, or such Debt is repaid, within 60 days after the acquisition of such business so long as no other creditor accelerates or commences any kind of enforcement action in respect of such Debt, (iii) mandatory prepayment requirements arising from the receipt of net cash proceeds from indebtedness, dispositions (including casualty losses, governmental takings and other involuntary dispositions), equity issuances or excess cash flow, in each case pursuant to any such Debt of an acquired Person or so assumed in connection with such an acquisition, (iv) any secured Debt becoming due as a result of the voluntary sale or transfer of the property or assets securing such Debt or a casualty or similar event, (v) prepayments required by the terms of Debt as a result of customary provisions in respect of illegality, replacement of lenders and gross-up provisions for Taxes, increased costs, capital adequacy and other

QB\~~77192186.1~~77192186.4

similar customary requirements and (vi) any voluntary prepayment, redemption or other satisfaction of Debt that becomes mandatory in accordance with the terms of such Debt solely as the result of the Company or any Subsidiary delivering a prepayment, redemption or similar notice with respect to such prepayment, redemption or other satisfaction; or

(e)
(i) the Company or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors (including any applicable corporations legislation to the extent the relief sought under such corporations legislation relates to or involves the compromise, settlement, adjustment or arrangement of debts generally, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it); or

(f)
judgments or orders for the payment of money in excess of $10,000,000 in the aggregate shall be rendered against the Company or any of its Material Subsidiaries with respect to which (i) enforcement proceedings shall have been commenced by any creditor upon such judgments or orders or
(ii)
there shall be any period of 10 consecutive days during which a stay of enforcement of such judgments or orders, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default or included in the calculation of the aggregate amount of judgments or orders under this clause (f) if and for so long as (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least “A” by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or

(g)
any non-monetary judgment or order shall be rendered against the Company or any of its Subsidiaries that would be reasonably expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(h)
(i) any Person or two or more Persons acting in concert (other than any Related Party) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Company (or other securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of the Company; or (ii) during any period of up to 12 consecutive calendar months, commencing after the date of this Agreement, individuals who at the beginning of such period were directors of the Company shall cease for any reason to constitute a majority of the board of directors of the Company (except to the extent that individuals who at the beginning of such period were replaced by individuals (x) elected by a majority of the remaining members of the board of directors of the Company,

(y) nominated for election by a majority of the remaining members of the board of directors of the Company and thereafter elected as directors by the shareholders of the Company or (z) approved by a majority of the remaining members of the board of directors); or (iii) the Company ceasing to own, directly or indirectly 100% of the Equity Interests of each Subsidiary Borrower; or

(i)
the Company or any of its ERISA Affiliates shall incur, or shall be reasonably likely to incur, liability that could reasonably be expected to have a Material Adverse Effect as a result of one or more of the following (other than to the extent being contested in good faith and by appropriate action

QB\~~77192186.1~~77192186.4

and as to which appropriate reserves in accordance with GAAP are being maintained): (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of the Company or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization, insolvency or termination of a Multiemployer Plan;

then, and in every such event, and at any time thereafter during the continuance of such event, the Administrative Agent may with the consent of the Required Lenders, and shall at the request of the Required Lenders, by notice to the Company, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrowers accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers and (iii) require cash collateral for the LC Exposure in accordance with Section 2.06(j).

ARTICLE VIII

The Administrative Agent

SECTION 8.01. Authorization and Action

.

(a)
Each Lender and each Issuing Bank hereby irrevocably appoints BMO Harris and its successors and assigns to serve as the administrative agent under the Loan Documents and each Lender and the Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b)
As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent reasonably and in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or

QB\~~77192186.1~~77192186.4

direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c)
In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i)
the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank or holder of any other Obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby; and

(ii)
nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account.

(d)
The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent reasonably and in good faith; provided, no such delegation shall serve as a release of the Administrative Agent or waiver by any Borrower of any rights hereunder. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties selected reasonably and in good faith; provided, no such delegation shall serve as a release of the Administrative Agent or waiver by any Borrower of any rights hereunder. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Lenders acknowledge that the Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e)
In case of the pendency of any proceeding with respect to any Loan Party under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

QB\~~77192186.1~~77192186.4

(i)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial proceeding; and

(ii)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

(f)
The provisions of this Article VIII are solely for the benefit of and binding upon the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Company’s rights to consent pursuant to and subject to the conditions set forth in this Article VIII and as otherwise provided in Section 8.01(d) hereof, none of the Company or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each party that is a holder of Obligations, whether or not a party hereto, will be deemed to have agreed to the provisions of this Article VIII.

SECTION 8.02. Administrative Agent’s Reliance, Indemnification, Etc

.

(a)
Neither the Administrative Agent nor any of its Related Parties shall be (i) liable to any Lender for any action taken or omitted to be taken by it under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall reasonably believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b)
The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Company, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in

QB\~~77192186.1~~77192186.4

connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent.

(c)
Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Company), independent public accountants and other experts selected by it in good faith and in its commercially reasonable judgment, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and reasonably and in good faith believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

SECTION 8.03. Posting of Communications

.

(a)
The Company agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other similar electronic platform chosen by the Administrative Agent reasonably and in good faith to be its electronic transmission system and used by it for such purpose with respect to its credit facilities generally (the “Approved Electronic Platform”).

(b)
Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuing Banks and the Company acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the Issuing Banks and the Company hereby approves distribution of

QB\~~77192186.1~~77192186.4

the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution, other than risks arising from the gross negligence, bad faith or willful misconduct of any of the foregoing parties (as determined by a court of competent jurisdiction by a final and nonappealable judgment).

(c)
THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM, OTHER THAN DIRECT ACTUAL DAMAGES ARISING FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF ANY APPLICABLE PARTY (AS DETERMINED BY A COURT OF COMPETENT JURISDICTION BY A FINAL AND NONAPPEALABLE JUDGMENT).

(d)
Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and each Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or such Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and
(ii)
that the foregoing notice may be sent to such email address.

(e)
Each of the Lenders, the Issuing Banks and the Company agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f)
Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 8.04. The Administrative Agent Individually

. With respect to its Commitment, Loans and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Bank”, “Lenders”, “Required Lenders” and any similar

QB\~~77192186.1~~77192186.4

terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, an Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Company, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks.

SECTION 8.05. Successor Administrative Agent

.

(a)
Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 8.05, the Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Company, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right, in consultation with (and, so long as no Default shall then exist, the consent of) the Company, to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. The fees payable by any Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between such Borrower and such successor Administrative Agent. After any Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

(b)
Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Company, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article VIII and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in

QB\~~77192186.1~~77192186.4

any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

SECTION 8.06. Acknowledgements of Lenders and Issuing Banks

.

(a)
Each Lender represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and that it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Company and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)
Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

SECTION 8.07. Certain ERISA Matters

.

(a)
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that at least one of the following is and will be true:

(i)
such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments;

(ii)
the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

QB\~~77192186.1~~77192186.4

(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement,

(C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections

(b)
through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)
In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger or any of their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that none of the Administrative Agent, the Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(c)
The Administrative Agent and the Arranger hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, undrawn fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent fees or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices

. (a) Except in the case of notices and other communications expressly permitted to be given by telephone or other means permitted hereunder (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

QB\~~77192186.1~~77192186.4

(i)
if to any Borrower, to it c/o Badger Meter, Inc., 4545 W. Brown Deer Road, Milwaukee, WI 53223-2413, Attention: Robert A. Wrocklage (rwrocklage@badgermeter.com), with a copy to Foley & Lardner LLP, 777 E. Wisconsin Ave., Suite 3800, Milwaukee, WI 53202, Attention: Patricia J. Lane (plane@foley.com);

(ii)
if to any of the Administrative Agent, the LC Issuer or BMO Harris in its capacity as the Swingline Lender, to it at 790 North Water Street, Milwaukee, Wisconsin 53202, Attention of Dave Doran (dave.doran@bmo.com); and

(iii)
if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Approved Electronic Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)
Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d)
Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02. Waivers; Amendments

. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective

QB\~~77192186.1~~77192186.4

unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b)
Except as provided in Section 2.25 with respect to the extension of the Maturity Date, or as provided in Section 2.20 with respect to an Incremental Loan Amendment or as provided in Section 2.14(c), Section 2.26(b), Section 2.26(c) or Section 9.02(e), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (provided that an amendment, modification, waiver or consent with respect to any condition precedent, covenant, mandatory prepayment pursuant to Section 2.11.2, Event of Default or Default shall not constitute an increase in the Commitment of any Lender), (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than waivers or amendments with respect to the application of a default rate of interest pursuant to Section 2.13(b)), or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby (except that any amendment or modification of the financial covenants or ratios in this Agreement (or defined terms used in the financial covenants or ratios in this Agreement) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (ii)), (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby (other than any reduction of the amount of, or any extension of the payment date for, the mandatory prepayments required under Section 2.11.2, in each case which shall only require the approval of the Required Lenders, and it being understood that an amendment, modification, waiver or consent with respect to any condition precedent, covenant, mandatory prepayment pursuant to Section 2.11.2, Event of Default or Default shall not constitute a postponement of the scheduled date of expiration of the Commitment of any Lender), (iv) change Section 2.09(d) or Section 2.18(b) or (c) in a manner that would alter the ratable reduction of Commitments or pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change the payment waterfall provisions of Section 2.24(b) without the written consent of each Lender, (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby (it being understood that, solely with the consent of the parties prescribed by Section 2.20 to be parties to an Incremental Loan Amendment, Incremental Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the Revolving Loans are included on the Effective Date) or (vii) release the Company from its obligations under Article X (other than with respect to any Borrower ceasing to be a Borrower in accordance with this Agreement) without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be (it being understood that any change to Section 2.24 shall require the consent of the Administrative Agent, the Issuing Banks and the Swingline Lender). Notwithstanding the foregoing, (A) no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly and adversely affected by such amendment, waiver or other modification, and (B) as to any

QB\~~77192186.1~~77192186.4

amendment, amendment and restatement or other modification otherwise approved in accordance with this Section, it shall not be necessary to obtain the consent or approval of any Lender that, upon giving effect to such amendment, amendment and restatement or other modification, would have no Commitment or outstanding Loans, so long as such Lender receives payment in full of the principal of and interest on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, amendment and restatement or other modification becomes effective.

(c)
If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Company may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Company and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause

(b) of Section 9.04, (ii) each Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by such Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender and (iii) such Non-Consenting Lender shall have received the outstanding principal amount of its Loans and participations in LC Disbursements. Each party hereto agrees that (1) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (2) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

(d)
Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (x) to add one or more credit facilities (in addition to the Incremental Loans pursuant to an Incremental Loan Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans, Incremental Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.

(e)
If the Administrative Agent and the Company acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Company shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

QB\~~77192186.1~~77192186.4

SECTION 9.03. Expenses; Indemnity; Damage Waiver

. (a) The Company shall pay (i) all reasonable, documented and invoiced out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable, documented and invoiced fees, charges and disbursements of one primary counsel (and one additional local counsel in each applicable jurisdiction) for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); provided that, in advance of contacting outside counsel of the Administrative Agent (other than Quarles & Brady LLP) regarding matters concerning the administration of this Agreement in respect of which the Administrative Agent will expect to be reimbursed by the Company, the Administrative Agent will notify the Company of its intent to contact such outside counsel, (ii) all reasonable, documented and invoiced out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable, documented and invoiced out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of one primary counsel (and one local counsel in each applicable jurisdiction) for the Administrative Agent and one additional counsel for all of the Lenders and additional counsel as the Administrative Agent or any Lender or group of Lenders reasonably determines are necessary to avoid actual or potential conflicts of interest or the availability of different claims or defenses (solely to the extent the Company is informed in writing of such conflict or different claim or defense in advance of hiring additional counsel), in connection with the enforcement or protection of its rights in connection with this Agreement and any other Loan Document at any time during a Default, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations during an Event of Default in respect of such Loans or Letters of Credit.

(b)
The Company shall indemnify the Administrative Agent, the Arranger, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, penalties and related reasonable and documented costs and expenses, including the reasonable fees, charges and disbursements of one primary counsel (and one local counsel in each applicable jurisdiction) for the Indemnitees taken as a whole and additional counsel as any Indemnitee or group of Indemnitees reasonably determines are necessary to avoid actual or potential conflicts of interest or the availability of different claims or defenses (solely to the extent the Company is informed in writing of such conflict or different claim or defense in advance of hiring additional counsel), as and when incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, or the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation, arbitration or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation, arbitration or proceeding is brought by the Company or any other Loan Party or its or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and

QB\~~77192186.1~~77192186.4

regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (a) the gross negligence, bad faith, material breach of the Loan Documents or willful misconduct of such Indemnitee or any of its Affiliates, (b) a dispute among the Indemnitees not arising from a Default (other than a dispute involving a claim against an Indemnitee for its acts or omissions in its capacity as an arranger, bookrunner, agent or similar role in respect of the credit facility evidenced by this Agreement, except, with respect to this clause (b), to the extent such acts or omissions are determined by a court of competent jurisdiction by final and non-appealable judgment to have constituted the gross negligence, bad faith, material breach of the Loan Documents or willful misconduct of such Indemnitee in such capacity) or (c) such Indemnitee’s or any of its Affiliates’ material breach of the Loan Documents. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c)
To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent, any Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Company’s failure to pay any such amount shall not relieve the Company of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Bank or the Swingline Lender, each in their capacity as such.

(d)
To the extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Indemnitee, (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), other than for direct or actual damages determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan, any Letter of Credit or the use of the proceeds thereof.

(e)
All amounts due under this Section shall be payable not later than 30 days after written demand therefor accompanied by a reasonably detailed calculation of the amount demanded.

SECTION 9.04. Successors and Assigns

. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and

(ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

QB\~~77192186.1~~77192186.4

(b)
(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed, it being understood that in the case of any assignment that requires the Company’s consent, without limiting any other factors that may be reasonable, it shall be reasonable for the Company to consider (x) a proposed assignee’s right to require reimbursement for increased costs when determining whether to consent to such an assignment and (y) whether the proposed assignee is an Affected Financial Institution) of:

(A)
the Company (provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof), provided that no consent of the Company shall be required (but notice to the Company, either prior to or promptly after such assignment, shall be required) for an assignment to (1) a Lender, an Affiliate of a Lender or an Approved Fund (provided further, notwithstanding the preceding clause (1), the consent of the Company shall be required if, after giving effect to such assignment, the assignee, collectively with its affiliated Lenders and affiliated Approved Funds, would, as a result of such assignment, hold more than fifteen percent (15%) of the aggregate amounts of Loans and unused Commitments), or, (2) if an Event of Default under clause (a) or (e) of Article VII has occurred and is continuing, any assignee; and

(B)
the Administrative Agent;

(C)
the Issuing Banks; and

(D)
the Swingline Lender.

(ii)
Assignments shall be subject to the following additional conditions:

(A)
except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent, provided that no such consent of the Company shall be required if an Event of Default under clause (a) or (e) of Article VII has occurred and is continuing;

(B)
each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)
the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the

QB\~~77192186.1~~77192186.4

QB\~~77192186.1~~77192186.4

Assignment and Assumption are participants, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders;

(D)
the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company and its Affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;

(E)
without the prior written consent of the Administrative Agent, no assignment shall be made to a prospective assignee that bears a relationship to the Company described in Section 108(e)(4) of the Code; and

(F)
the assignee shall not be the Company or any Subsidiary or Affiliate of the Company.

For the purposes of this Section 9.04(b), the term “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or

(c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) the Company, any of its Subsidiaries or any of its Affiliates, (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (e) a Disqualified Institution.

(iii)
Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)
The Administrative Agent, acting for this purpose as a non-fiduciary agent of each Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder

QB\~~77192186.1~~77192186.4

QB\~~77192186.1~~77192186.4

for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)
Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)
(i) Any Lender may, without the consent of the Company, the Administrative Agent, any Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) without the prior written consent of the Administrative Agent, no participation shall be` sold to a prospective participant that bears a relationship to the Company described in Section 108(e)(4) of the Code. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) or in clause (i) of Section 9.04(a) that affects such Participant. Subject to paragraph (c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Treasury Regulations Section 5f.103-1(c) and Proposed Treasury Regulations Section 1.163-5(b) (or any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner

QB\~~77192186.1~~77192186.4

of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii) A Participant shall not be entitled to receive any greater payment under Section

2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 2.17(d) and (g) as though it were a Lender.

(d)
Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply `to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)
Disqualified Institutions.`

(i)
No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign or grant a participation in all or a portion of its rights and obligations under this Agreement to such Person (unless the Company has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee or Participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee or Participant shall not retroactively be disqualified from being a Lender or Participant and (y) the execution by the Company of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment or participation in violation of this clause (e)(i) shall not be void, but the other provisions of this clause (e) shall apply.

(ii)
If any assignment or participation is made to any Disqualified Institution without the Company’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Company may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interest, rights and obligations under this Agreement to one or more Persons (other than an Ineligible Institution) at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

QB\~~77192186.1~~77192186.4

(iii)
Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions to whom an assignment or participation is made in violation of clause (i) above (A) will not have the right to (x) receive information, reports or other materials provided to Lenders by the Company, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders (or any of them) and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization, each Disqualified Institution party hereto hereby agrees (1) not to vote on such plan of reorganization, (2) if such Disqualified Institution does vote on such plan of reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other applicable laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan of reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other applicable laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv)
The Administrative Agent shall have the right, and the Company hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Company and any updates thereto from time to time (collectively, the “DQ List”) on an Approved Electronic Platform, including that portion of such Approved Electronic Platform that is designated for “public side” Lenders and/or

(B) provide the DQ List to each Lender or potential Lender requesting the same.

(v)
The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, by any other Person to any Disqualified Institution.

SECTION 9.05. Survival

. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect in accordance with their terms as

QB\~~77192186.1~~77192186.4

long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17, 9.03 and 9.12 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution

. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.07. Severability

. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff

. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding deposits held in a trustee, fiduciary, agency or similar capacity or otherwise for the benefit of a third party) at any time held, and other obligations at any time owing, by such Lender, such Issuing Bank or any such Affiliate, to or for the credit or the account of any Borrower against any and all of the Obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any

QB\~~77192186.1~~77192186.4

demand under this Agreement or any other Loan Document and although such Obligations of such Borrower may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.24 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have. Each Lender and Issuing Bank agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process

. (a) This Agreement shall be construed in accordance with and governed by the law of the State of Wisconsin, excluding conflict of law principles providing for the application of the laws of any other jurisdiction.

(b)
Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Lender relating to this Agreement, any other Loan Document or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of Wisconsin.

(c)
Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to only the jurisdiction of the United States District Court for the Eastern District of Wisconsin sitting in the City of Milwaukee, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or Wisconsin state court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction.

(d)
Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

QB\~~77192186.1~~77192186.4

(e)
Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Each Foreign Subsidiary Borrower irrevocably designates and appoints the Company, as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 9.09(c) in any federal or Wisconsin State court sitting in Milwaukee or Chicago. The Company hereby represents, warrants and confirms that the Company has agreed to accept such appointment. Said designation and appointment shall be irrevocable by each such Foreign Subsidiary Borrower until all Loans, all reimbursement obligations, interest thereon and all other amounts payable by such Foreign Subsidiary Borrower hereunder and under the other Loan Documents shall have been paid in full in accordance with the provisions hereof and thereof and such Foreign Subsidiary Borrower shall have been terminated as a Borrower hereunder pursuant to Section 2.23. Each Foreign Subsidiary Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 9.09(c) in any federal or Wisconsin State court sitting in Wisconsin or Chicago by service of process upon the Company as provided in this Section 9.09(e); provided that, to the extent lawful and possible, notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to the Company and (if applicable to) such Foreign Subsidiary Borrower at its address set forth in the Borrowing Subsidiary Agreement to which it is a party or to any other address of which such Foreign Subsidiary Borrower shall have given written notice to the Administrative Agent (with a copy thereof to the Company). Each Foreign Subsidiary Borrower irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Foreign Subsidiary Borrower in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Foreign Subsidiary Borrower. To the extent any Foreign Subsidiary Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise), each Foreign Subsidiary Borrower hereby irrevocably waives such immunity in respect of its obligations under the Loan Documents. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL

. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings

. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality

QB\~~77192186.1~~77192186.4

QB\~~77192186.1~~77192186.4

. Each of the Administrative Agent, the Swingline Lender, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors on a need-to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential to the same extent as if they were parties hereto and the disclosing Administrative Agent, Swingline Lender, Issuing Bank or Lender shall be responsible for any violation of the provisions of this Section 9.12 by any such Person), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required (i) by applicable laws or regulations or (ii) by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on and subject to the terms of this clause (f)(i)) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) on a confidential basis to (A) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided for herein or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) with the prior written consent of the Company or (i) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company or any of its Subsidiaries that the Administrative Agent, such Issuing Bank or such Lender, as applicable, reasonably believes is not prohibited from disclosing such information to such party in violation of a duty or contractual obligation of confidentiality to the Company or any of its Subsidiaries. In the event of disclosure pursuant to clause (c)(i) or (ii) above, the applicable disclosing Person shall, (x) to the extent not prohibited by applicable law, rule or regulation, as promptly as practicable notify the Company in writing of such required disclosure and if possible, prior to any such required disclosure, so as to provide the Company, at its sole expense, the reasonable opportunity to obtain a protective order or other comparable relief regarding such disclosure, (y) if the Company is unable to successfully obtain a protective order or other comparable relief, so furnish only that portion of the Information which such disclosing Person reasonably determines (which may be in reliance on the advice of legal counsel) it is legally required to disclose and (z) use commercially reasonable efforts to ensure that any such Information so disclosed is accorded confidential treatment. For the purposes of this Section, “Information” means all information which is received from or on behalf of the Company relating to the Company, its Subsidiaries or Affiliates or their respective business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry, after the Company has publicly disclosed this Agreement in a filing with the SEC (it being understood and agreed that the Company shall so disclose this Agreement in such a filing as and when required by applicable law). Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information but in no event less than a reasonable degree of care.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS

QB\~~77192186.1~~77192186.4

AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY OR ON BEHALF OF THE COMPANY OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE COMPANY AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW AND AGREES TO UPDATE SUCH CREDIT CONTACT BY NOTICE TO THE COMPANY AND THE ADMINISTRATIVE AGENT FROM TIME TO TIME AS NECESSARY TO CAUSE THE FOREGOING REPRESENTATION TO BE TRUE AT ALL TIMES.

SECTION 9.13. USA PATRIOT Act

; Beneficial Ownership Regulation. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the requirements of the Beneficial Ownership Regulation hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name, address and tax identification number of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act and the Beneficial Ownership Regulation.

SECTION 9.14. Interest Rate Limitation

. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the applicable Overnight Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.15. No Advisory or Fiduciary Responsibility

.

QB\~~77192186.1~~77192186.4

(a)
Each Loan Party acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to such Loan Party with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, such Loan Party or any other person. Each Loan Party agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, each Loan Party acknowledges and agrees that no Credit Party is advising such Loan Party as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction in connection with this Agreement, the other Loan Documents and the credit facilities evidenced hereby. Each Loan Party shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to any Loan Party with respect thereto.

(b)
Each Loan Party further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, such Loan Party, its Subsidiaries and other companies with which such Loan Party or any of its Subsidiaries may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(c)
In addition, each Loan Party acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which such Loan Party or any of its Subsidiaries may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use Information obtained from the Loan Party by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Loan Party in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such Information to other companies. Each Loan Party also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to such Loan Party or any of its Subsidiaries, confidential information obtained from other companies.

SECTION 9.16. Acknowledgement and Consent to Bail-In of Affected Financial

Institutions

. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

QB\~~77192186.1~~77192186.4

(b)
the effects of any Bail-In Action on any such liability, including, if applicable:

(i)
a reduction in full or in part or cancellation of any such liability;

(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)
the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

To the extent not prohibited by applicable law, rule or regulation, each Lender shall notify the Company and the Administrative Agent if it has become the subject of a Bail-In Action (or any case or other proceeding in which a Bail-In Action may occur).

SECTION 9.17. Acknowledgement Regarding Any Supported OFCs

. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of Wisconsin and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

ARTICLE X

Company Guarantee

QB\~~77192186.1~~77192186.4

In order to induce the Lenders to extend credit to the other Borrowers hereunder, the Company hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due, subject to the notice provisions contained in this Article X, of the Obligations of such other Borrowers. The Company further agrees that the due and punctual payment of such Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Obligation.

The Company waives presentment to, demand of payment from and protest to any Borrower of any of the Obligations, and also waives, other than as set forth in this Article X, notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Company under this Article X shall not be affected by: (a) the failure of the Administrative Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any right or remedy against any Borrower under the provisions of this Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, or any other Loan Document or agreement (other than to the extent provided for in any express, written release, amendment, modification or waiver with respect to any of this Article X made in accordance with Section 9.02); (d) any default, failure or delay, willful or otherwise, in the performance of any of the Obligations; (e) the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Obligations, if any; (f) any change in the corporate, partnership or other existence, structure or ownership of any Borrower or any other guarantor of any of the Obligations; (g) the enforceability or validity of the Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any Borrower or any other guarantor of any of the Obligations, for any reason related to this Agreement, any other Loan Document, or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by such Borrower or any other guarantor of the Obligations, of any of the Obligations or otherwise affecting any term of any of the Obligations; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of the Company to subrogation.

The Company further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent, any Issuing Bank or any Lender to any balance of any deposit account or credit on the books of the Administrative Agent, any Issuing Bank or any Lender in favor of any Borrower or any other Person.

The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of any of the Obligations or otherwise.

The Company further agrees that its obligations hereunder shall constitute a continuing and irrevocable guarantee of all Obligations now or hereafter existing and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation (including a payment effected through exercise of a right of setoff) is rescinded, or is or must otherwise be restored or returned by the Administrative Agent, any Issuing Bank or any Lender upon the

QB\~~77192186.1~~77192186.4

insolvency, bankruptcy or reorganization of any Borrower or otherwise (including pursuant to any settlement entered into by a holder of Obligations in its discretion).

In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent, any Issuing Bank or any Lender may have at law or in equity against the Company by virtue hereof, upon the failure of any other Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, promptly but in any event within two (2) Business Days following receipt of written demand by the Administrative Agent, any Issuing Bank or any Lender, forthwith pay, or cause to be paid, to the Administrative Agent, any Issuing Bank or any Lender in cash an amount equal to the unpaid principal amount of such Obligations then due, together with accrued and unpaid interest thereon. The Company further agrees that if payment in respect of any Obligation shall be due in a currency other than Dollars and/or at a place of payment other than Milwaukee, Chicago or any other ~~Eurocurrency~~Foreign Currency Payment Office and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other similar event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of the Administrative Agent, the Issuing Bank or any Lender, disadvantageous to the Administrative Agent, any Issuing Bank or any Lender in any material respect, then, at the election of the Administrative Agent, the Company shall make payment of such Obligation in Dollars (based upon the Dollar Amount thereof in effect on the date of payment) and/or in Milwaukee, Chicago or such other ~~Eurocurrency~~Foreign Currency Payment Office as is designated by the Administrative Agent and, as a separate and independent obligation, shall indemnify the Administrative Agent, any Issuing Bank and any Lender against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.

Upon payment by the Company of any sums as provided above, all rights of the Company against any Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations owed by such Borrower to the Administrative Agent, the Issuing Banks and the Lenders.

Any obligation of the Borrowers under Section 2.17 to pay any additional amounts to, or indemnify, any Lender or the Issuing Banks for any taxes that are required to be withheld or deducted from payments made to any Lender or to pay for, or indemnify any Lender for, any stamp and other similar taxes, shall apply mutatis mutandis (and without duplication and subject to the requirements thereof and the qualifications and exceptions therein) to the Company with respect to this Article X and payments made hereunder.

Nothing shall discharge or satisfy the liability of the Company hereunder except the full performance and payment in cash of the Obligations.

[Signature Pages Follow]

121

QB\~~77192186.1~~77192186.4

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

BADGER METER, INC., as the Company

By:

Name: Robert A. Wrocklage

Title: Senior Vice President - Chief Financial Officer

Signature Page to Credit Agreement Badger Meter, Inc.

QB\~~77192186.1~~77192186.4

BMO HARRIS BANK N.A., as a Lender, the Administrative Agent, an Issuing Bank and the Swingline Lender

Signature Page to Credit Agreement Badger Meter, Inc.

QB\~~77192186.1~~77192186.4

By:

Signature Page to Credit Agreement Badger Meter, Inc.

QB\~~77192186.1~~77192186.4

Name:

Title:

Signature Page to Credit Agreement Badger Meter, Inc.

QB\~~77192186.1~~77192186.4

SCHEDULE 2.01

COMMITMENTS

LENDER COMMITMENT

BMO HARRIS BANK N.A. $150,000,000

AGGREGATE COMMITMENT $150,000,000

QB\~~77192186.1~~77192186.4

SCHEDULE 2.05

SWINGLINE SUBLIMITS

LENDER SWINGLINE SUBLIMIT

BMO HARRIS BANK N.A. $25,000,000

QB\~~77192186.1~~77192186.4

SCHEDULE 6.01 LIST OF EXISTING DEBT

•
Uncommitted Working Capital Revolving Facility, dated as of September 6, 2019, between Badger Meter Europa GmbH and JPMorgan Chase Bank, N.A., London Branch in the initial aggregate principal amount of up to €4,000,000

QB\~~77192186.1~~77192186.4

SCHEDULE 6.02 EXISTING LIENS BADGER METER, INC.

JURISDICTION	SECURED PARTY	FILE NUMBER	FILING DATE	SUMMARY COLLATERAL DESCRIPTION
Wisconsin	Mazak Corporation	2020032600014 7-3	03/26/2020	Certain equipment.
Wisconsin	Mazak Corporation	2020033000012 7-2	03/30/2020	Certain equipment.
Wisconsin	GFC LEASING A DIVISION OF GORDON FLESCH CO INC	2020050400045 6-4	05/04/2020	Leased equipment.
Wisconsin	CG MACHINERY LLC	2021051000068 2-7	05/10/2021	Certain equipment.

1

QB\~~77192186.1~~77192186.4

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.
Assignor:

2.
Assignee:

[and is an Affiliate/Approved Fund of [identify Lender]1]

3.
Borrowers: Badger Meter, Inc. and certain Subsidiary Borrowers

4.
Administrative Agent: BMO Harris Bank N.A., as the administrative agent under the Credit

5. Credit Agreement: The Credit Agreement dated as of July 8_, 2021 among Badger Meter,Agreement

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/Loans2
$	$	%
$	$	%
$	$	%

Effective Date: , 20 [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the other Loan Parties and/or their Related Parties and/or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:

Title:

Consented to and Accepted:

BMO Harris BANK N.A., as Administrative Agent, an Issuing Bank and the Swingline Lender

By:

Title: [Consented to:]3

2 Set forth, so at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

3 To be added only if the consent of the Issuing Banks and the Swingline Lender is required by the terms of the Credit Agreement.

2

QB\~~77192186.1~~77192186.4

3

QB\~~77192186.1~~77192186.4

[Consented to:]4

BADGER METER, INC.

By:

Title:

QB\~~77192186.1~~77192186.4

4 To be added only if the consent of the Company is required by the terms of the Credit Agreement.

3

QB\~~77192186.1~~77192186.4

ANNEX I

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION

1.
Representations and Warranties.

1.1
Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) any requirements under applicable law for the Assignee to become a lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.08 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any arranger of the credit facilities evidenced by the Credit Agreement or any other Lender and their respective Related Parties, (vi) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (vii) it meets all the requirements to be an assignee under Section 9.04 of the Credit Agreement; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any arranger of the credit facilities evidenced by the Credit Agreement, the Assignor or any other Lender and their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.
Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

QB\~~77192186.1~~77192186.4

3.
General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Approved Electronic Platform shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Wisconsin.

QB\~~77192186.1~~77192186.4

2

QB\~~77192186.1~~77192186.4

EXHIBIT B-1

FORM OF OPINION OF FOLEY & LARDNER LLP [ATTACHED]

QB\~~77192186.1~~77192186.4

EXHIBIT B-2

FORM OF OPINION OF GENERAL COUNSEL OF THE COMPANY [ATTACHED]

QB\~~77192186.1~~77192186.4

EXHIBIT C-1

FORM OF INCREASING LENDER SUPPLEMENT

INCREASING LENDER SUPPLEMENT, dated , 20 (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of July 8, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Badger Meter, Inc. (the “Company”), the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and BMO Harris Bank N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Company has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the Aggregate Commitment and/or one or more tranches of Incremental Loans under the Credit Agreement by requesting one or more Lenders to increase the amount of its Commitment and/or to participate in such a tranche;

WHEREAS, the Company has given notice to the Administrative Agent of its intention to [increase the Aggregate Commitment] [and] [enter into a tranche of Incremental Loans] pursuant to such Section 2.20; and

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the undersigned Increasing Lender now desires to [increase the amount of its Commitment] [and] [participate in a tranche of Incremental Loans] under the Credit Agreement by executing and delivering to the Company and the Administrative Agent this Supplement;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.
The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall [have its Commitment increased by

$[ ], thereby making the aggregate amount of its total Commitments equal to $[ ]] [and] [participate in a tranche of Incremental Loans with a commitment amount equal to $[ ] with respect thereto].

2.
The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

3.
Terms defined in the Credit Agreement shall have their defined meanings when used herein.

4.
This Supplement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.

5.
This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

QB\~~77192186.1~~77192186.4

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING LENDER]

By: Name:

Title:

Accepted and agreed to as of the date first written above:

BADGER METER, INC.

By: Name:

Title:

[OTHER BORROWERS]

By: Name:

Title:

Acknowledged as of the date first written above: BMO HARRIS BANK N.A.

as Administrative Agent

By: Name:

Title:

2

QB\~~77192186.1~~77192186.4

EXHIBIT C-2

FORM OF AUGMENTING LENDER SUPPLEMENT

QB\~~77192186.1~~77192186.4

AUGMENTING LENDER SUPPLEMENT, dated

QB\~~77192186.1~~77192186.4

, 20

QB\~~77192186.1~~77192186.4

(this

QB\~~77192186.1~~77192186.4

“Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of July 8, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Badger Meter, Inc. (the “Company”), the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and BMO Harris Bank N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Credit Agreement provides in Section 2.20 thereof that any bank, financial institution or other entity may [extend Commitments] [and] [participate in tranches of Incremental Loans] under the Credit Agreement subject to the approval of the Company and the Administrative Agent, by executing and delivering to the Company and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.
The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a [Commitment with respect to Revolving Loans of $[ ]] [and] [a commitment with respect to Incremental Loans of $[ ]].

2.
The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section

5.08 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and

(e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

3.
The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

[ ]

QB\~~77192186.1~~77192186.4

4.
The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

5.
Terms defined in the Credit Agreement shall have their defined meanings when used herein.

6.
This Supplement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.

7.
This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[remainder of this page intentionally left blank]

2

QB\~~77192186.1~~77192186.4

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF AUGMENTING LENDER]

By:

Name:

Title:

Accepted and agreed to as of the date first written above: BADGER METER, INC.

By: Name:

Title:

[OTHER BORROWERS]

By: Name:

Title:

Acknowledged as of the date first written above: BMO HARRIS BANK N.A.

as Administrative Agent

By: Name:

Title:

3

QB\~~77192186.1~~77192186.4

QB\~~77192186.1~~77192186.4

EXHIBIT D [FORM OF]

REVOLVING CREDIT NOTE

[ ], 2021

FOR VALUE RECEIVED, the undersigned, BADGER METER, INC., a Wisconsin corporation (the “Company”), HEREBY PROMISES TO PAY to [LENDER] (the “Lender”) the outstanding principal balance of the Lender’s Loans, together with interest thereon, at the rate or rates, in the amounts and at the time or times set forth in the Credit Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of July 8, 2021, by and among the Company, the Subsidiary Borrowers party thereto, the Lenders party thereto, and BMO Harris Bank N.A., as the Administrative Agent, in each case at such place as the Administrative Agent may specify from time to time, in lawful money of the United States of America in immediately available funds.

Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

The Loans evidenced by this Note are prepayable in the amounts, and on the dates, set forth in the Credit Agreement. This Note is one of the Notes under, and as such term is defined in, the Credit Agreement, and is subject to, and should be construed in accordance with, the provisions thereof, and is entitled to the benefits set forth in the Loan Documents.

The Lender is hereby authorized to record on the schedule annexed hereto and any continuation sheets which the Lender may attach thereto (a) the date and amount of each Loan made by such Lender,

(b) the character of each Loan as one or more ABR Borrowings, one or more ~~Eurocurrency~~Term Benchmark Borrowings, one or more RFR Borrowings or a combination thereof, (c) the Interest Period and Adjusted ~~LIBO Rate~~Term SOFR (or Adjusted EURIBO Rate, as applicable) applicable to each ~~Eurocurrency~~Term Benchmark Borrowing, and (d) the date and amount of each conversion of, and each payment or prepayment of principal of, each Loan. No failure to so record or any error in so recording shall affect the obligation of the Company to repay the Loans, together with interest thereon, as provided in the Credit Agreement, and the outstanding principal balance of the Loans as set forth in such schedule shall be presumed to be correct absent manifest error.

Except as specifically otherwise provided in the Credit Agreement, the Company hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Note.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF WISCONSIN.

QB\~~77192186.1~~77192186.4

BADGER METER, INC.

By: Name:

Title:

QB\~~77192186.1~~77192186.4

Signature Page for Revolving Credit Note

QB\~~77192186.1~~77192186.4

SCHEDULE OF REVOLVING LOANS AND PAYMENTS OR PREPAYMENTS

Date	Amount of Loan	Type of Loan Currency	Interest Period/Rate	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

QB\~~77192186.1~~77192186.4

EXHIBIT E

LIST OF CLOSING DOCUMENTS

BADGER METER, INC. CERTAIN SUBSIDIARY BORROWERS

CREDIT FACILITY

July 8_, 2021

LIST OF CLOSING DOCUMENTS1

A.
LOAN DOCUMENTS

1.
Credit Agreement (the “Credit Agreement”) by and among Badger Meter, Inc., a Wisconsin corporation (the “Company”), the Subsidiary Borrowers from time to time parties thereto (collectively with the Company, the “Borrowers”), the institutions from time to time parties thereto as Lenders (the “Lenders”) and BMO Harris Bank N.A., in its capacity as Administrative Agent for itself and the other Lenders (the “Administrative Agent”), evidencing a revolving credit facility to the Borrowers from the Lenders in an initial aggregate principal amount of

$150,000,000.

SCHEDULES

Schedule 2.01 Schedule 2.05	-- --	Commitments Swingline Sublimits
Schedule 6.01	--	List of Existing Debt
Schedule 6.02	--	List of Existing Liens

EXHIBITS

Exhibit A	--	Form of Assignment and Assumption
Exhibit B-1	--	Form of Opinion of Foley & Lardner LLP
Exhibit B-2	--	Form of Opinion of General Counsel of the Company
Exhibit C-1	--	Form of Increasing Lender Supplement
Exhibit C-2	--	Form of Augmenting Lender Supplement
Exhibit D	--	Form of Revolving Credit Note
Exhibit E	--	List of Closing Documents
Exhibit F-1	--	Form of Borrowing Subsidiary Agreement
Exhibit F-2	--	Form of Borrowing Subsidiary Termination
Exhibit G-1	--	Form of Borrowing Request
Exhibit G-2	--	Form of Interest Election Request
Exhibits H-1-4	--	Form of U.S. Tax Certificates

1 Each capitalized term used herein and not defined herein shall have the meaning assigned to such term in the above-defined Credit Agreement. Items appearing in bold and italics shall be prepared and/or provided by the Company and/or Company’s counsel

QB\~~77192186.1~~77192186.4

2.
Notes executed by the Company in favor of each of the Lenders, if any, which has requested a note pursuant to Section 2.10(e) of the Credit Agreement.

B.
CORPORATE DOCUMENTS

3.
Certificate of the Secretary or an Assistant Secretary of the Company certifying (i) that there have been no changes in the Certificate of Incorporation or other charter document of the Company, as attached thereto and as certified as of a recent date by the Wisconsin Department of Financial Institutions since the date of the certification thereof by such authority, (ii) the By-Laws or other applicable organizational document, as attached thereto, of the Company as in effect on the date of such certification, (iii) resolutions of the Board of Directors or other governing body of the Company authorizing the execution, delivery and performance of each Loan Document to which it is a party, and (iv) the names and true signatures of the incumbent officers of the Company authorized to sign the Loan Documents to which it is a party, and authorized to request Borrowings and/or the issuance of a Letter of Credit under the Credit Agreement.

4.
Certificate of Status for the Company from the Wisconsin Department of Financial Institutions.

C.
OPINIONS

5.
Opinion of Foley & Lardner LLP, counsel for the Company.

6.
Opinion of William R.A. Bergum, General Counsel of the Company.

D.
CLOSING CERTIFICATES AND MISCELLANEOUS

7.
A Certificate signed by the President, a Vice President or a Financial Officer of the Company certifying as to the certifications contemplated by Section 4.01(d) of the Credit Agreement.

QB\~~77192186.1~~77192186.4

2

QB\~~77192186.1~~77192186.4

EXHIBIT F-1

[FORM OF]

BORROWING SUBSIDIARY AGREEMENT

BORROWING SUBSIDIARY AGREEMENT dated as of [ ], among Badger Meter, Inc., a Wisconsin corporation (the “Company”), [Name of Subsidiary Borrower], a [ ] (the “New Borrowing Subsidiary”), and BMO Harris Bank N.A. as Administrative Agent (the “Administrative Agent”).

Reference is hereby made to the Credit Agreement dated as of July , 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Under the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make Loans to certain Subsidiary Borrowers (collectively with the Company, the “Borrowers”), and the Company and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a Subsidiary Borrower. In addition, the New Borrowing Subsidiary hereby authorizes the Company to act on its behalf as and to the extent provided for in Article II of the Credit Agreement. [Notwithstanding the preceding sentence, the New Borrowing Subsidiary hereby designates the following officers as being authorized to request Borrowings under the Credit Agreement on behalf of the New Subsidiary Borrower and sign this Borrowing Subsidiary Agreement and the other Loan Documents to which the New Borrowing Subsidiary is, or may from time to time become, a party: [ ].]

Each of the Company and the New Borrowing Subsidiary represents and warrants that the representations and warranties of the Company in the Credit Agreement relating to the New Borrowing Subsidiary and this Agreement (other than the representations contained in Section 3.05, which representations shall apply only to the financial statements most recently delivered pursuant to Section 5.08) are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the date hereof, other than representations given as of a particular date, in which case they shall be true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of that date. [INSERT OTHER PROVISIONS REASONABLY REQUESTED BY ADMINISTRATIVE AGENT OR ITS

COUNSELS] The Company agrees that the guarantee of the Company contained in the Credit Agreement will apply to the Obligations of the New Borrowing Subsidiary. Upon execution of this Agreement by each of the Company, the New Borrowing Subsidiary and the Administrative Agent, the New Borrowing Subsidiary shall be a party to the Credit Agreement and shall constitute a “Subsidiary Borrower” for all purposes thereof, and the New Borrowing Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin.

[Signature Page Follows]

QB\~~77192186.1~~77192186.4

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

BADGER METER, INC.

By:

Name:

Title:

[NAME OF NEW BORROWING SUBSIDIARY]

By:

Name:

Title:

BMO HARRIS BANK N.A. as

Administrative Agent

By:

Name:

Title:

QB\~~77192186.1~~77192186.4

EXHIBIT F-2

[FORM OF]

BORROWING SUBSIDIARY TERMINATION

BMO Harris Bank N.A. as Administrative Agent

for the Lenders referred to below 790 North Water Street Milwaukee, WI 53202

Attention: [ ]

[Date]

Ladies and Gentlemen:

The undersigned, Badger Meter, Inc. (the “Company”), refers to the Credit Agreement dated as of July 8_, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and BMO Harris Bank N.A., as Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Company hereby terminates the status of [ ] (the “Terminated Borrowing Subsidiary”) as a Subsidiary Borrower under the Credit Agreement. [The Company represents and warrants that no Loans made to the Terminated Borrowing Subsidiary are outstanding as of the date hereof and that all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.] [The Company acknowledges that the Terminated Borrowing Subsidiary shall continue to be a Borrower until such time as all Loans made to the Terminated Borrowing Subsidiary shall have been prepaid and all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable by the Terminated Borrowing Subsidiary under the Credit Agreement) pursuant to the Credit Agreement shall have been paid in full, provided that the Terminated Borrowing Subsidiary shall not have the right to make further Borrowings under the Credit Agreement.]

[Signature Page Follows]

QB\~~77192186.1~~77192186.4

This instrument shall be construed in accordance with and governed by the laws of the State of Wisconsin.

Very truly yours, BADGER METER, INC.

By:

Name: Title:

QB\~~77192186.1~~77192186.4

2

QB\~~77192186.1~~77192186.4

EXHIBIT G-1

FORM OF BORROWING REQUEST

BMO Harris Bank N.A., as Administrative Agent

for the Lenders referred to below

790 North Water Street Milwaukee, WI 53202 Attention: Dave Doran

Re: Badger Meter, Inc.

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement dated as of July 8, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Badger Meter, Inc. (the “Company”), the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and BMO Harris Bank N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The [undersigned Borrower][Company, on behalf of [Subsidiary Borrower],] hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Revolving Borrowing under the Credit Agreement, and in that connection the [undersigned Borrower][Company, on behalf of [Subsidiary Borrower],] specifies the following information with respect to such Revolving Borrowing requested hereby:

1.
Name of Borrower:

2.
Aggregate principal amount of Borrowing:1

3.
Date of Borrowing (which shall be a Business Day):

4.
Type of Borrowing (ABR, ~~Eurocurrency~~Term Benchmark or RFR):

5.
Interest Period and the last day thereof (if a ~~Eurocurrency~~Term Benchmark Borrowing):2

6.
Agreed Currency:

7.
Location and number of the Borrower’s account or any other account agreed upon by the Administrative Agent and the Borrower to which proceeds of Borrowing are to be disbursed:

[Signature Page Follows]

1 Not less than applicable amounts specified in Section 2.02(c).

2 Which must comply with the definition of “Interest Period” and end not later than the Maturity Date.

QB\~~77192186.1~~77192186.4

The undersigned hereby represents and warrants that the conditions to lending specified in Section[s] [4.01 and]1 4.02 of the Credit Agreement are satisfied as of the date hereof.

Very truly yours, [BADGER METER, INC.,

as the Company] [SUBSIDIARY BORROWER,

as a Borrower]

By: Name:

Title:

QB\~~77192186.1~~77192186.4

1 To be included only for Borrowings on the Effective Date.

QB\~~77192186.1~~77192186.4

EXHIBIT G-2

FORM OF INTEREST ELECTION REQUEST

BMO Harris Bank N.A., as Administrative Agent

for the Lenders referred to below

790 North Water Street Milwaukee, WI 53202 Attention: Dave Doran

Re: Badger Meter, Inc.

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Year Credit Agreement dated as of July 8, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Badger Meter, Inc. (the “Company”), the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and BMO Harris Bank N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The [undersigned Borrower][Company, on behalf of [Subsidiary Borrower],] hereby gives you notice pursuant to Section 2.08 of the Credit Agreement that it requests to convert an existing Revolving Borrowing under the Credit Agreement, and in that connection the [undersigned Borrower][Company, on behalf of [Subsidiary Borrower],] specifies the following information with respect to such conversion requested hereby:

1.
List Borrower, date, Type, principal amount, Agreed Currency and Interest Period (if applicable) of existing Borrowing:

2.
Aggregate principal amount of resulting Borrowing:

3.
Effective date of interest election (which shall be a Business Day):

4.
Type of Borrowing (ABR, ~~Eurocurrency~~Term Benchmark or RFR):

5.
Interest Period and the last day thereof (if a ~~Eurocurrency~~Term Benchmark Borrowing):1

6.
Agreed Currency:

[Signature Page Follows]

1 Which must comply with the definition of “Interest Period” and end not later than the Maturity Date.

QB\~~77192186.1~~77192186.4

Very truly yours,

[BADGER METER, INC.,

as the Company] [SUBSIDIARY BORROWER,

as a Borrower]

By: Name:

Title:

QB\~~77192186.1~~77192186.4

EXHIBIT H-1 [FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For A Foreign Lender That, For U.S. Federal Income Tax Purposes, Is Neither Treated As A Partnership Nor Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is hereby made to the Credit Agreement dated as of July 8, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Badger Meter, Inc. (the “Company”), the Subsidiary Borrowers from time to time party thereto (collectively with the Company, the “Borrowers”), the Lenders from time to time party thereto and BMO Harris Bank N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it (or, in the event that it is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is (a) not a bank within the meaning of Section 881(c)(3)(A) of the Code, (b) not a ten percent shareholder of any applicable Borrower within the meaning of Section 871(h)(3)(B) of the Code and (c) not a controlled foreign corporation related to any applicable Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and applicable Borrower with a certificate of the non-U.S. person status of the undersigned (or, in the event that the undersigned is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By: Name:

Title:

Date: , 20[ ]

QB\~~77192186.1~~77192186.4

EXHIBIT H-2 [FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For A Foreign Participant That, For U.S. Federal Income Tax Purposes, Is Neither Treated As A Partnership Nor Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is hereby made to the Credit Agreement dated as of July 8, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Badger Meter, Inc. (the “Company”), the Subsidiary Borrowers from time to time party thereto (collectively with the Company, the “Borrowers”), the Lenders from time to time party thereto and BMO Harris Bank N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it (or, in the event that it is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is (a) not a bank within the meaning of Section 881(c)(3)(A) of the Code, (b) not a ten percent shareholder of any applicable Borrower within the meaning of Section 871(h)(3)(B) of the Code and (c) not a controlled foreign corporation related to any applicable Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of the non-U.S. person status of the undersigned (or, in the event that the undersigned is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By: Name:

Title:

Date: , 20[ ]

QB\~~77192186.1~~77192186.4

EXHIBIT H-3 [FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For A Foreign Participant That, For U.S. Federal Income Tax Purposes, Is Either Treated As A Partnership Or Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is hereby made to the Credit Agreement dated as of July 8, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Badger Meter, Inc. (the “Company”), the Subsidiary Borrowers from time to time party thereto (collectively with the Company, the “Borrowers”), the Lenders from time to time party thereto and BMO Harris Bank N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) it is the sole beneficial owner of such participation for purposes other than U.S. federal income tax purposes, (iii) it (or, in the event that it is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, and (iv) none of the members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, none of the members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is

(a) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (b) a ten percent shareholder of any applicable Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (c) a controlled foreign corporation related to any applicable Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of the members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, from each of the members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By: Name:

Title:

Date: , 20[ ]

QB\~~77192186.1~~77192186.4

EXHIBIT H-4 [FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For A Foreign Lender That, For U.S. Federal Income Tax Purposes, Is Either Treated As A Partnership Or Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is hereby made to the Credit Agreement dated as of July 8, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Badger Meter, Inc. (the “Company”), the Subsidiary Borrowers from time to time party thereto (collectively with the Company, the “Borrowers”), the Lenders from time to time party thereto and BMO Harris Bank N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is the sole beneficial owner of such Loan(s) (as well as any Note(s) evidencing such Loan(s)) for purposes other than U.S. federal income tax purposes, (iii) it (or, in the event that the undersigned is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, and (iv) none of the members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, none of the members of the Person that is treated for

U.S. federal income tax purposes as being the sole owner of the undersigned) is (a) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (b) a ten percent shareholder of any such Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (c) a controlled foreign corporation related to any applicable Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the applicable Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of the members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, from each of the members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By: Name:

Title:

QB\~~77192186.1~~77192186.4

Date: , 20[ ]

2